                                                                   EXHIBIT 10.12
================================================================================



                                CREDIT AGREEMENT



                          dated as of October 27, 1997



                                     among



                        NOVA INFORMATION SYSTEMS, INC.,
                                  as Borrower,



            BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION,
                           FIRST UNION NATIONAL BANK,
                       SUNTRUST BANK ATLANTA, as Lenders,



               FIRST UNION NATIONAL BANK, as Documentation Agent,



                                      and



            BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION,
                                    as Agent



================================================================================

The following Table of Contents has been inserted for convenience only and does not constitute a part of this Agreement.

                               TABLE OF CONTENTS

                                                                PAGE


SECTION 1. DEFINITIONS AND ACCOUNTING TERMS.....................  1
1.1  Certain Defined Terms......................................  1
1.2  Other Definitional Provisions..............................  17
1.3  Accounting and Financial Determinations....................  18

SECTION 2.  THE COMMITMENTS.....................................  18
2.1  Revolving Loan Commitment..................................  18
2.2  LC Commitment..............................................  19
2.3  Commitment Limits..........................................  19
2.4  Increase in the Aggregate Commitment.......................  19

SECTION 3.  THE LOANS...........................................  22
3.1  Various Types of Loans.....................................  22
3.2  Notice of Borrowing........................................  22
3.3  Funding....................................................  22
3.4  Funding Reliance...........................................  22
3.5  Conversion and Continuation of Loans.......................  23
3.6  [RESERVED].................................................  24
3.7  Repayment of Revolving Loans; Notes........................  24
3.8  Recordkeeping..............................................  24

SECTION 4.  THE LETTERS OF CREDIT...............................  25
4.1  Request for Issuance of Letters of Credit..................  25
4.2  Expiration and other Terms.................................  25
4.3  Participation..............................................  25
4.4  Notification of Demand for Payment.........................  26
4.5  Funding by Issuing Lender..................................  26
4.6  Funding By Lenders.........................................  26
4.7  Non-Conforming Demand For Payment..........................  27
4.8  Return of Funds Related to Non-Conforming Demand...........  27
4.9  Return of Letter of Credit.................................  27
4.10 Reimbursement Agreement of the Borrower....................  27
4.11 Obligation to Reimburse for or Participate in Letter
     of Credit Payments.........................................  28
4.12 Mandatory Payment to Agent of LC Obligations...............  29

SECTION 5.  INTEREST AND FEES, ETC..............................  29
5.1  Interest Rates.............................................  29
5.2  Default Interest Rate......................................  29
5.3  Interest Payment Dates.....................................  30

5.4  Interest Periods...........................................  30
5.5  Setting and Notice of Rates................................  30
5.6  Computation of Interest...................................   30
5.7  Fees......................................................   30

SECTION 6.  REDUCTION OR TERMINATION OF THE COMMITMENTS;.......   32
6.1  Voluntary Reduction or Termination of the Revolving
     Loan Commitments..........................................   32
6.2  Voluntary Prepayments.....................................   32
6.3  Mandatory Prepayments.....................................   33
6.4  Mandatory Reduction in the Commitments....................   33
6.5  Making of Payments........................................   33
6.6  Application of Payments...................................   34
6.7  Due Date Extension........................................   34
6.8  Sharing of Payments.......................................   34
6.9  Setoff....................................................   35
6.10 Unconditional Payment.....................................   35

SECTION 7.  CHANGES IN CIRCUMSTANCES...........................   36
7.1  Increased Costs...........................................   36
7.2  Change in Rate of Return..................................   37
7.3  Basis for Determining Interest Rate Inadequate or Unfair...  38
7.4  Changes in Law Rendering Certain Loans Unlawful............  38
7.5  Funding Losses............................................   39
7.6  Right of Lenders to Fund Through Other Offices............   39
7.7  Discretion of Lenders as to Manner of Funding.............   39
7.8  Avoidance of Additional Cost..............................   40
7.9  Conclusiveness of Statements; Survival of Provisions.......  40

SECTION 8.  COLLATERAL AND OTHER SECURITY......................   41
8.1  Subsidiary Guaranties.....................................   41
8.2  Parent....................................................   41

SECTION 9. REPRESENTATIONS AND WARRANTIES......................   41
9.1  Organization, etc.........................................   41
9.2  Authorization.............................................   42
9.3  No Conflict...............................................   42
9.4  Governmental Consents.....................................   42
9.5  Validity..................................................   42
9.6  Financial Statements......................................   42
9.7  Material Adverse Change...................................   43
9.8  Litigation and Contingent Obligations.....................   43
9.9  Liens.....................................................   43
9.10 Subsidiaries and Joint Ventures...........................  43
9.11 Pension and Welfare Plans.................................   44
9.12 Investment Company Act....................................   44

9.13  Public Utility Holding Company Act.......................   45
9.14  Margin Regulation........................................   45
9.15  Taxes....................................................   45
9.16  Accuracy of Information..................................   45
9.17  Environmental Warranties.................................   45
9.18  Use of Loan Proceeds.....................................   47
9.19  Insurance................................................   47
9.20  Securities Laws..........................................   47
9.21  Governmental Authorizations..............................   48
9.22  Representations in Other Agreements True and Correct......  48
9.23  Possession of Licenses, etc..............................   48
9.24  VISA/MasterCard..........................................   48

SECTION 10.  AFFIRMATIVE COVENANTS.............................   48
10.1  Reports, Certificates and Other Information...............  48
10.2  Corporate Existence; Foreign Qualification...............   52
10.3  Books, Records and Inspections...........................   52
10.4  Insurance................................................   53
10.5  Taxes and Liabilities....................................   53
10.6  Pension Plans and Welfare Plans..........................   53
10.7  Compliance with Laws.....................................   53
10.8  Maintenance of Permits...................................   53
10.9  Environmental Compliance.................................   53

SECTION 11.  NEGATIVE COVENANTS................................   54
11.1  Limitation on Indebtedness...............................   54
11.2  Liens....................................................   55
11.3  Consolidation, Merger, etc...............................   56
11.4  Asset Disposition, etc...................................   56
11.5  Dividends, etc...........................................   57
11.6  Investments..............................................   57
11.7  Acquisitions.............................................   58
11.8  Joint Ventures...........................................   58
11.9  Rental Obligations.......................................   58
11.10 Subordinated Debt........................................   59
11.11 Take or Pay Contracts....................................   59
11.12 Regulations G and U......................................   59
11.13 Subsidiaries.............................................   59
11.14 Other Agreements.........................................   60
11.15 Business Activities......................................   60
11.16 Transactions with Affiliates.............................   60
11.17 Parent Activities........................................   60
11.18 Employee Stock Purchase Plan.............................   60

SECTION 12.  FINANCIAL COVENANTS...............................   61
12.1  Fixed Charge Coverage Ratio..............................   61
12.2  Funded Debt Ratio........................................   61
12.3  Credit Losses and Chargeback Losses......................   61

SECTION 13.  CONDITIONS........................................   61
13.1  Effective Date...........................................   62
13.2  Acquisition Cost Borrowing...............................   63
13.3  All Loans and Letters of Credit..........................   64

SECTION 14.  EVENTS OF DEFAULT AND THEIR EFFECT................   65
14.1  Events of Default........................................   65
14.2  Effect of Event of Default...............................   67

SECTION 15.  THE AGENT.........................................   68
15.1  Appointment and Authorization; "Agent"...................   68
15.2  Delegation of Duties.....................................   68
15.3  Liability of Agent.......................................   69
15.4  Reliance by Agent........................................   69
15.5  Notice of Default........................................   70
15.6  Credit Decision..........................................   70
15.7  Indemnification of Agent.................................   70
15.8  Agent in Individual Capacity.............................   71
15.9  Successor Agent..........................................   71
15.10 Withholding Tax..........................................   72

SECTION 16.  ASSIGNMENTS AND PARTICIPATIONS....................   74
16.1  Assignments..............................................   74
16.2  Participations...........................................   75
16.3  Disclosure of Information................................   75
16.4  Foreign Transferees......................................   75

SECTION 17.  MISCELLANEOUS.....................................   76
17.1  Waivers and Amendments...................................   76
17.2  Notices..................................................   77
17.3  Payment of Costs and Expenses............................   77
17.4  Indemnity................................................   78
17.5  Subsidiary References/Captions...........................   78
17.6  Disclosure of Information................................   78
17.7  Governing Law............................................   79
17.8  Counterparts.............................................   79
17.9  SUBMISSION TO JURISDICTION; WAIVER OF VENUE..............   79
17.10 WAIVER OF JURY TRIAL.....................................   80
17.11 Successors and Assigns...................................   80

                             SCHEDULES AND EXHIBITS

SCHEDULES
---------
SCHEDULE 1.1A     Schedule of Lenders and Percentages
SCHEDULE 9.8      Litigation and Contingent Obligations
SCHEDULE 9.10     Subsidiaries and Joint Ventures
SCHEDULE 9.11     ERISA
SCHEDULE 9.15     Taxes
SCHEDULE 9.17     Environmental Matters
SCHEDULE 9.19     Insurance
SCHEDULE 11.1     Indebtedness
SCHEDULE 11.2     Liens
SCHEDULE 11.6     Investments

EXHIBITS          FORM OF
--------

EXHIBIT A         Revolving Note - (S) 1.1
EXHIBIT B         Borrowing Request - (S) 3.2
EXHIBIT C         Continuation/Conversion Notice - (S) 3.5
EXHIBIT D         LC Application - (S) 4.1
EXHIBIT E         Parent Pledge Agreement-(S) 8.2(a)
EXHIBIT F         Parent Guaranty-(S) 8.2(b)
EXHIBIT G         Subsidiary Guaranty - (S)8.1
EXHIBIT H         Compliance Certificate-(S) 10.1.4
EXHIBIT I         Opinion of Long, Aldridge & Norman, LLP,
                  special counsel to the Borrower and the
                  Subsidiaries - (S) 13.1.5
EXHIBIT J         Officer's Certificate - (S) 13.1.8
EXHIBIT K         Assignment Agreement-(S) 16.1(a)
EXHIBIT L-1       Confirmation of New Lender - (S)2.4
EXHIBIT L-2       Confirmation of Step Up Lender - (S)2.4

                                CREDIT AGREEMENT

          THIS CREDIT AGREEMENT, dated as of October 27, 1997, by and among NOVA INFORMATION SYSTEMS, INC., a Georgia corporation (herein called the "Borrower"), the lenders party hereto (herein, together with any Eligible Assignees thereof, collectively called the "Lenders" and each individually called a "Lender"), BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION, as the Issuing Lender (as hereinafter defined), FIRST UNION NATIONAL BANK, as Documentation Agent, and BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION as agent for the Issuing Lender and the Lenders (herein, in such capacity, together with any successor thereto in such capacity, called the "Agent").

                                R E C I T A L S
                                ---------------

          WHEREAS, the Lenders have agreed to make available to the Borrower a revolving credit facility upon the terms and conditions set forth in this Agreement;

          NOW, THEREFORE, in consideration of the mutual promises herein contained and for other good and valuable consideration, the parties hereto agree as follows:


                  SECTION 1. DEFINITIONS AND ACCOUNTING TERMS

          SECTION 1.1  Certain Defined Terms.  As used in this Agreement, the
                       ---------------------
following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

          "Acceptance Commission" - see Section 5.7(c).
                                    --------------

          "Acquisition" shall mean either (i) the acquisition by the Borrower directly or indirectly of residual payment rights arising from a CCTP Business or (ii) an Investment by a Credit Party in which such Credit Party acquires all or a substantial part of the assets of a CCTP Business or all or a majority of the capital stock or other equity interest of or in a CCTP Business or (iii) an Alliance; provided, that (a) if such Acquisition involves the acquisition of
          --------
capital stock, such Acquisition must be approved by the Board of Directors of the CCTP Business; (b) if such Acquisition is not made by the Parent or the Borrower directly, it shall be made through a Wholly-Owned Subsidiary of the Borrower; (c) any Acquisition made by a Wholly-Owned Subsidiary shall be funded by an intercompany loan made by the Borrower to such Wholly-Owned Subsidiary which loan shall be evidenced by a promissory note; (d) no Default or Event of Default shall exist either before or after such Acquisition; (e) the conditions precedent set forth in Sections 13.2 and 13.3 have been satisfied (regardless of
                       -------------     ----
whether a Loan or Letter of Credit is used in connection with such Acquisition); and (f) the Borrower shall have delivered to Agent the documents described in

Section 13.2.5 and 13.2.6 dated as of the date of such Acquisition.
--------------     ------

          "Acquisition Adjustments" shall mean all reasonable adjustments to the operating and non-operating expenses of a CCTP Business following the direct or indirect acquisition thereof by the Borrower, which adjustments relate to the incurrence or elimination of certain costs following such acquisition; depending on individual circumstances, examples of adjustments may include (a) reduction of an owners' salary from operating expenses if the owner is no longer going to work at the CCTP Business after the Acquisition (this would also apply to excessive salaries paid to other departing management and the owner's family);
(b) addition of salaries for new managers; (c) savings as a result of eliminating authorization charges paid to third party providers; (d) reduction in redundant back-office processing expenses; (e) addition of expenses that may have previously been provided by a parent or an affiliated company at less than market rates (examples: legal, accounting, etc.) and (f) such other reasonable non-operating expenses as are approved by the Required Lenders in their sole reasonable credit judgment; provided, that (i) no such adjustments may be
                            --------
utilized for more than eighteen (18) months following consummation of the related acquisition and (ii) in the case of any Acquisition in which the Acquisition Costs exceed $40,000,000, all Acquisition Adjustments shall be approved in writing by the Required Lenders in their sole discretion.

          "Acquisition Costs" shall mean the purchase price and reasonably related closing costs associated with, and expenditures related to conversion costs for, an Acquisition by the Parent, the Borrower or a Wholly-Owned Subsidiary, including, without limitation, one time capital expenditures relating to such an Acquisition; provided, that such expenditures related to
                                 --------
conversion costs are incurred within eighteen months following such Acquisition.

          "Adjusted Consolidated EBITDA" shall mean, for any period, Adjusted Consolidated Net Income for such period, plus (i) Consolidated Interest Charges for such period, plus (ii) the aggregate amount deducted in determining such Adjusted Consolidated Net Income in respect of income taxes, depreciation, amortization and other similar non-cash charges for such period.

          "Adjusted Consolidated Interest Charges" shall mean, for any period, the aggregate interest expense net of interest income of the Parent and its Subsidiaries which would have accrued during such period if all Indebtedness incurred in connection with Acquisitions during such period were incurred on the first day of such period; for purposes hereof, interest expense shall include, without limitation, (i) the portion of any obligation under capital leases allocable to interest expense in accordance with GAAP, and (ii) the portion of any debt discount that shall be amortized in such period.

          "Adjusted Consolidated Net Income" shall mean, for any period, the consolidated net income (or loss) of the Parent and its Subsidiaries for such period, plus the consolidated net income (or loss) for such period attributable to the assets or capital stock of the CCTP Business which was the subject of an Acquisition during such period, after Acquisition Adjustments, provided that such Acquisition Adjustments are approved in writing by the Required Lenders, less (a) any extraordinary items of gain under GAAP, plus (b) extraordinary items of loss under GAAP.

          "Adjusted Funded Debt Ratio" shall mean the ratio of Funded Indebtedness as at any date to Adjusted Consolidated EBITDA for the most recent four consecutive Fiscal Quarters then ended.

          "Affected Lender" - see Section 7.4.
                              -----------

          "Affiliate" of any Person shall mean any other Person which, directly or indirectly, controls, is controlled by or is under common control with such Person (excluding any trustee under, or any commitment with responsibility for administering, any Pension Plan). A Person shall be deemed to be "controlled by" any other Person if such other Person possesses, directly or indirectly, power (i) to vote 10% or more of the securities (on a fully diluted basis) having ordinary voting power for the election of directors or managing general partners; or (ii) to direct or cause the direction of the management and policies of such Person whether by contract or otherwise.

          "Agent" - see Preamble.

          "Agent-Related Person" shall mean BofA and any successor agent arising under Section 15.9, together with their respective Affiliates (including in the case of BofA, BRS) and the officers, directors, employees, agents and attorneys-in-fact of such Persons and Affiliates.

          "Aggregate Commitment" shall mean the sum of the Revolving Loan Commitments and the L/C Commitments.

          "Agreement" shall mean this Credit Agreement as hereafter from time to time amended, modified, restated, refinanced, refunded or renewed in whole or in part.

          "Alliance" shall mean (i) any Joint Venture involving a CCTP Business and/or (ii) the acquisition by the Parent, the Borrower or a Wholly-Owned Subsidiary of a minority interest in a CCTP Business.

          "Alternate Base Rate" shall mean, for any day, a fluctuating rate per annum equal to the greater of (i) the Base Rate in effect on such day or (ii) a rate per annum (rounded upward to the next higher 1/8 of 1% if not already an integral multiple of 1/8 of 1%) equal to the Federal Funds Rate in effect at the commencement of business on such day plus .5% per annum.

          "Applicable Base Rate Margin", "Applicable Eurodollar Rate Margin", "Applicable Commitment Fee" or "Applicable LC Fee Rate" as the case may be, shall mean at any time a margin or rate as follows:


Adjusted        Applicable   Applicable    Applicable   Applicable
 Funded Debt     Base Rate   Eurodollar   Commitment      LC Fee
 Ratio            Margin        Rate       Fee Rate        Rate
                               Margin


Greater               0.00%        0.65%        0.200%        0.65%
 than 2.50:1
 but less
 than or
 equal to
 3.00:1

Greater               0.00%        0.55%        0.175%        0.55%
 than 1.50:1
 but less
 than or
 equal to
 2.50:1

Greater               0.00%        0.45%        0.150%        0.45%
 than 1.00:1
 but less
 than or
 equal to
 1.50:1

Less than             0.00%        0.35%        0.125%        0.35%
 or equal to
 1.00:1
==================================================================

     The Applicable Base Rate Margin, Applicable Eurodollar Rate Margin, Applicable Commitment Fee or Applicable LC Rate Fee as the case may be, shall be adjusted, on the forty-fifth day after the end of each Fiscal Quarter, based on the Adjusted Funded Debt Ratio as of the last day of the Fiscal Quarter most recently ended; it being understood that if the Borrower fails to deliver the
                -- ----- ----------
Compliance Certificate required by Section 10.1.4 by the forty-fifth day after
                                   --------------
any Fiscal Quarter (or by the ninetieth day in the case of the last Fiscal Quarter of a Fiscal Year), then, following written notice from the Agent or the Required Lenders and until receipt of such Compliance Certificate by the Agent, the Applicable Base Rate Margin shall be 0.00%, the Applicable Eurodollar Rate Margin shall be 0.65%, the Applicable Commitment Fee Rate shall be 0.20%, and the Applicable LC Fee Rate shall be 0.65%. As of the Effective Date, the Applicable Base Rate Margin is 0.00%, the Applicable Eurodollar Rate Margin is 0.35%, the Applicable Commitment Fee Rate is 0.125% and the Applicable LC Fee Rate is 0.35%.

     "Assignment Agreement" - see Section 16.1.
                                  ------------

     "Attorney Costs" shall mean and include all fees and disbursements of McDermott, Will & Emery or other external counsel, the non-duplicative allocated cost of internal legal services, and all disbursements of internal counsel.

     "BofA" shall mean Bank of America National Trust and Savings Association.

     "Base Rate" shall mean, at any time, the rate of interest in effect for such day as publicly announced from time to time by BofA in San Francisco, California, as its "reference rate." (The "reference rate" is a rate set by BofA based upon various factors including BofA's costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate.)

     "Base Rate Loan" shall mean any Loan which bears interest at or by reference to the Alternate Base Rate.

     "BRS" means BancAmerica Robertson Stephens, a Delaware corporation.

     "Beneficiary" shall mean the beneficiary under any Letter of Credit.

     "Borrower" - see Preamble.

     "Borrowing" shall mean a borrowing hereunder consisting of Loans made to the Borrower at the same time by the Lenders pursuant to Section 2. A Borrowing
                                                         ---------
may be a Base Rate Borrowing or a Eurodollar Borrowing.

     "Borrowing Request" - see Section 3.2.
                               -----------

     "Business Day" shall mean: (i) in the case of a Business Day which relates to a Eurodollar Loan, any day of the year on which banks are open for business in London, San Francisco, Chicago and New York and on which dealings are carried on in the London interbank eurodollar market; and (ii) in the case of a Business Day which relates to a Base Rate Loan, any day of the year on which banks are open for business in San Francisco and Chicago.

     "Capitalized Lease Liabilities" shall mean with respect to any Person, all monetary obligations of such Person under any leasing or similar arrangement which, in accordance with GAAP, would be classified as a capitalized lease, and, for purposes of this Agreement, the amount of such obligations shall be the capitalized amount thereof, determined in accordance with GAAP, and the stated maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be terminated by the lessee without payment of a penalty.

     "Cash Equivalents" means (i) securities with maturities of six months or less from the date of acquisition issued or fully guaranteed or insured by the United States Government or any agency thereof, (ii) certificates of deposit, eurodollar time deposits, overnight bank deposits, bankers' acceptances and repurchase agreements of any Lender or any other commercial bank whose unsecured long-term debt obligations are rated at least A-1 by Standard & Poor's Ratings Group and A3 by Moody's Investors Service, Inc. having maturities of six months or less from the date of acquisition, and (iii) commercial paper rated at least A-1 by Standard & Poor's Ratings Group or P-1 by Moody's Investors Service, Inc., or carrying an equivalent rating by a nationally recognized rating agency, if both of the two named rating agencies cease publishing ratings of investments.

     "CCTP Business" shall mean (i) any Person engaged in the business of merchant credit and/or debit card transaction processing or (ii) a portfolio of merchant credit and/or debit card service agreements the terms of which permit the assignment thereof to the Borrower or a Wholly-Owned Subsidiary.

     "CERCLA" shall mean the Comprehensive Environmental Response

Compensation and Liability Act of 1980, as amended.

     "CERCLIS" shall mean the Comprehensive Environmental Response Compensation Liability Information System List.

     "Change in Control" shall be deemed to have occurred at such times as: (i) any person or group of persons (within the meaning of Section 13 or 14 of the Securities Exchange Act of 1934, as amended) other than the Present Control Group shall have acquired beneficial ownership of 20% or more of the fully diluted common stock of the Parent; or (ii) during any period of 12 consecutive months, individuals who at the beginning of such period constituted the board of directors of the Parent (together with any new directors whose election by such board or whose nomination for election by the stockholders of the Parent was approved by a vote of a majority of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) and who were entitled to vote on such matters, cease for any reason to constitute a majority of the board of directors of the Borrower then in office; or (iii) the Parent holds less than 100% of the fully diluted common stock of the Borrower. For purposes hereof, the Present Control Group means, at any time, any or all of Warburg Pincus Investors, L.P. (or its affiliates), First Union Corporation (or its affiliates), WorldCom, Inc. and Persons who are officers of the Parent.

     "Chargeback Losses" shall mean, with respect to any fiscal period, the losses accrued by the Parent and its Subsidiaries in accordance with GAAP for chargebacks arising from credit or debit card transactions during such period.

     "Code" shall mean the Internal Revenue Code of 1986, as amended.

     "Commitment" shall mean, as to any Lender, its Revolving Loan Commitment and its L/C Commitment. "Commitments" as to all Lenders, means the Revolving Loan Commitments and the L/C Commitments of all Lenders.

     "Commitment Fee" - see Section 5.7(a).
                            --------------

     "Commitment Increase" - See Section 2.4.
                                 -----------

     "Commitment Increase Date" - see Section 2.4.
                                      -----------

     "Commitments" - see Section 2.4.
                         -----------

     "Compliance Certificate" - see Section 10.1.4.
                                    --------------

     "Consolidated Capital Expenditures" shall mean, for any period, the capital expenditures of the Parent and its Subsidiaries for such period, as the same are (or would in accordance with GAAP be) set forth in the consolidated statement of changes in financial position of the Parent and its Subsidiaries for such period; provided that Consolidated Capital Expenditures shall not include
        --------
capital expenditures which constitute Acquisition Costs (other than Acquisition Costs associated with recurring capital expenditures or replacing existing capital assets).

     "Consolidated EBITDA" shall mean, for any period, Consolidated Net Income for such period, plus (i) Consolidated Interest Charges for such period, plus
(ii) the aggregate amount deducted in determining such Consolidated Net Income in respect of income taxes, depreciation, amortization and other similar non-cash charges for such period.

     "Consolidated Interest Charges" shall mean, for any period, the aggregate interest expense net of interest income of the Parent and its Subsidiaries for such period, including, without limitation, (i) the portion of any obligation under capital leases allocable to interest expense in accordance with GAAP, and
(ii) the portion of any debt discount that shall be amortized in such period.

     "Consolidated Net Income" shall mean, for any period, the consolidated net income (or loss) of the Parent and its Subsidiaries for such period, less (a) any extraordinary items of gain under GAAP, plus (b) extraordinary items of loss under GAAP.

     "Consolidated Revenue" shall mean, for any period, the total revenue (corresponding to the line item identified in the Borrower's consolidated statement of operations for the fiscal year ended February 28, 1994 as "net revenue") of the Parent and its Subsidiaries for such period.

     "Contingent Obligation" shall mean any agreement, undertaking or arrangement by which any Person guarantees, endorses or otherwise becomes or is contingently liable upon (by direct or indirect agreement, contingent or otherwise, to provide funds for payment, to supply funds to, or otherwise to invest in, a debtor, or otherwise to assure a creditor against loss) the debt, obligation or other liability of any other Person (other than by endorsements of instruments in the course of collection), or guarantees the payment of dividends or other distributions upon the shares of any other Person. The amount of any Person's obligation under any Contingent Obligation shall (subject to any limitation set forth therein) be deemed to be the outstanding principal amount (or maximum outstanding principal amount, if larger) of the debt, obligation or other liability guaranteed thereby.

     "Continuation/Conversion Notice" - see Section 3.5.
                                            -----------

     "Controlled Group" shall mean all members of a controlled group of corporations and all members of a controlled group of trades or businesses (whether or not incorporated) under common control which, together with the Parent, are treated as a single employer under section 414(b) or section 414(c) of the Code or section 4001 of ERISA. For purposes of this definition, the term Parent shall be deemed to include any and all Credit Parties.

     "Converted Revolving Loans" - see Section 3.7
                                       -----------

     "Credit Losses" shall mean, with respect to any fiscal period, credit and fraud losses during such period accrued by the Parent or any of its Subsidiaries in accordance with GAAP with respect to credit or debit card transactions during such period.

     "Credit Parties" shall mean collectively, the Parent, the Borrower and all other Subsidiaries; and "Credit Party" shall mean any of the Parent, the Borrower and any of the other Subsidiaries.

     "Default" shall mean any condition or event which constitutes an Event of Default or which with the giving of notice or lapse of time or both would, unless cured or waived, become an Event of Default.

     "Disposition" - see Section 6.3.
                         -----------

     "Dollars" and the sign "$" shall mean lawful money of the United States of America.

     "Effective Date" shall mean the date this Agreement is effective pursuant to Section 17.8.
   ------- ----

     "Eligible Assignee" means (a) a commercial bank organized under the laws of the United States, or any state thereof, and having a combined capital and surplus of at least $100,000,000; (b) a commercial bank organized under the laws of any other country which is a member of the Organization for Economic Cooperation and Development (the "OECD"), or a political subdivision of any such country, and having a combined capital and surplus of at least having a combined capital and surplus of at least $100,000,000, provided that such bank is acting through a branch or agency located in the United States; and (c) a Person that is primarily engaged in the business of commercial banking and that is (i) a Subsidiary of a Lender, (ii) a Subsidiary of a Person of which a Lender is a Subsidiary, or (iii) a Person of which a Lender is a Subsidiary.

     "Environmental Laws" shall mean all applicable federal, state or local statutes, laws, ordinances, codes, rules, regulations and guidelines (including common law and consent decrees and administrative orders) relating to public health and safety and protection of the environment.

     "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

     "Eurodollar Lending Office" shall mean the office of BofA specified as its Eurodollar Lending Office on the signature page hereto, or such other office of BofA as it may from time to time specify to the Borrower and the Agent.

     "Eurodollar Loan" shall mean any Loan which bears interest at a rate determined by reference to the Eurodollar Rate (Reserve Adjusted).

     "Eurodollar Rate" shall mean, with respect to any Eurodollar Loan for any Interest Period, the rate of interest per annum determined by the Agent to be the arithmetic mean (rounded upward, if necessary, to the next higher 1/16 of 1%) of the rates per annum notified to the Agent by BofA as the rate of interest at which Dollar deposits in the approximate amount of the amount of the Loan to be made or continued as, or converted into, a Eurodollar Loan by BofA and having a maturity comparable to such Interest Period would be offered to major banks in the London interbank market at their request at approximately 11:00 a.m. (London time) two Business Days prior to the commencement of such Interest Period.

     "Eurodollar Rate (Reserve Adjusted)" shall mean, with respect to any Eurodollar Loan for any Interest Period, a rate per annum (rounded upward, if necessary, to the nearest 1/100 of 1%) determined by the Agent pursuant to the following formula:

       Eurodollar Rate     =      Eurodollar Rate
                                  ---------------
     (Reserve Adjusted)           1-Eurodollar
                                  Reserve Percentage

     "Eurodollar Reserve Percentage" shall mean, for any day for any Interest Period, the maximum reserve percentage (expressed as a decimal, rounded upward to the next 1/100th of 1%) in effect on such day (whether or not applicable to any Lender) under regulations issued from time to time by the Federal Reserve Board for determining the maximum reserve requirement (including any emergency, supplemental or other marginal reserve requirement) with respect to Eurocurrency funding (currently referred to as "Eurocurrency liabilities").

     "Event of Default" shall mean any of the events described in Section 14.1.
                                                                  ------------

     "Federal Funds Rate" shall mean at any time an interest rate per annum equal to the weighted average of the rates for overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day for such transactions received by the Agent from three Federal funds brokers of recognized standing selected by it, it being understood that the Federal Funds Rate for any day which is not a Business Day shall be the Federal Funds Rate for the next preceding Business Day.

     "Fiscal Quarter" or "FQ" shall mean any fiscal quarter of a Fiscal Year.

     "Fiscal Year" or "FY" shall mean any period of twelve consecutive calendar months ending on December 31st; references to a Fiscal Year with a number corresponding to any calendar year (e.g., the "1997 Fiscal Year") refer to the Fiscal Year ending on the December 31st occurring during such calendar year.

     "Funded Indebtedness" shall mean, without duplication, Indebtedness of the Parent and its Subsidiaries described in clauses (i), (ii), (iii), (iv) and (vi)
                                         -----------  ----  -----  ----     ---
of the definition thereof (but in the case of clause (i), excluding advances by
                                              ----------
Settlement Banks made pursuant to Settlement Agreements).

     "GAAP" - see Section 1.3.
                  -----------

     "Hazardous Material" shall mean: (i) any "hazardous substance," as defined by CERCLA; (ii) any "hazardous waste," as defined by the Resource Conservation and Recovery Act, as amended; (iii) any petroleum product; or (iv) any pollutant or contaminant or hazardous, dangerous or toxic chemical, material or substance within the meaning of any other applicable federal, state or local law, regulation, ordinance or requirement (including consent decrees and administrative orders) relating to or imposing liability or standards of conduct concerning any hazardous, toxic or dangerous waste, substance or material, all as amended or hereafter amended.

     "Hedging Facilities" shall mean any agreement (including any master agreement and any agreement, whether or not in writing, relating to any single transaction) that is an interest rate swap agreement, basis swap, forward rate agreement, commodity swap, commodity option, equity or equity index swap or option, bond option, interest rate option, forward foreign exchange agreement, rate cap, collar or floor agreement, currency swap agreement, cross-currency rate swap agreement, swaption, currency option or any other similar agreement (including any option to enter into any of the foregoing).

     "Hedging Obligations" shall mean, with respect to any Person, all obligations and liabilities of such Person of any kind arising under all Hedging Facilities (including but not limited to obligations and liabilities arising in connection with or as a result of early or premature termination of a Hedging Facility, whether or not occurring as a result of a default thereunder), absolute or contingent, due or to become due, now existing or hereafter created or incurred.

     "Holder" shall mean any holder of a Note or LC Obligation.

     "Indebtedness" shall mean, with respect to any Person at any date, without duplication: (i) all obligations of such Person for borrowed money or in respect of loans or advances (including, without limitation, advances by Settlement Banks made pursuant to a Settlement Agreement), (ii) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments; (iii) all obligations in respect of letters of credit, whether or not drawn, and bankers' acceptances issued for the account of such Person; (iv) all Capitalized Lease Liabilities of such Person; (v) all Hedging Obligations of such Person; (vi) all obligations of such Person secured by a Lien; (vii) all trade payables of such Person; (viii) all other items (exclusive of negative goodwill) which, in accordance with GAAP, would be included as liabilities on the liability side of the balance sheet of such Person; (ix) whether or not so included as liabilities in accordance with GAAP, all obligations of such Person to pay the deferred purchase price of property or services and Indebtedness secured by a Lien on property owned or being purchased by such Person (including Indebtedness arising under conditional sales or other title retention agreements) whether or not such Indebtedness shall have been assumed by such Person or is limited in recourse; and (x) all Contingent Obligations of such Person whether or not in connection with the foregoing.

     "Interest Period" - see Section 5.4.
                             -----------

     "Investment" shall mean any investment in any Person, whether by means of share purchase, capital contribution, loan, time deposit or otherwise.

     "IRS" shall mean the Internal Revenue Service.

     "Issuing Lender" shall mean BofA in its capacity as the issuer of Letters of Credit for the Borrower's account pursuant to the terms of this Agreement.

     "Joint Venture" shall mean any partnership, limited liability company, joint venture or other legal arrangement (whether created by contract or conducted through a separate legal entity) now or hereafter formed by the Parent, the Borrower or any of the Subsidiaries with another Person in order to conduct a common venture or enterprise with such Person.

     "LC Amount" - see Section 2.2.
                       -----------

     "LC Application" - see Section 4.1.
                            -----------

     "LC Commitments" - see Section 2.2.
                            -----------

     "LC Commitment Fee" - see Section 5.7(c).
                               --------------

     "LC Obligations" shall mean any and all obligations of every description of the Borrower in connection with the Letters of Credit issued pursuant to this Agreement, including without limitation all reimbursement obligations (whether absolute or contingent) under any LC Application, and all obligations in respect of related fees or expenses.

     "Lenders" or "Lender" - see Preamble.

     "Lending Office" shall mean, with respect to any Lender, any office designated by such Lender in its sole discretion beneath its signature hereto (or in an Assignment Agreement) or otherwise from time to time by written notice to the Borrower and the Agent, as a Lending Office for purposes hereunder. A Lender may designate separate Lending Offices for the purposes of making, maintaining or continuing Base Rate Loans or Eurodollar Rate Loans and, with respect to Eurodollar Rate Loans, such Lending Office may be a foreign branch or an Affiliate of such Lender or such Lender's holding company.

     "Letters of Credit" - see Section 2.2.
                               -----------

     "Liabilities" shall mean all obligations of the Credit Parties to the Lenders, the Issuing Lender and the Agent howsoever created, arising or evidenced, whether direct or indirect, joint or several, absolute or contingent, or now or hereafter existing, or due or to become due, which arise out of or in connection with (i) this Agreement, the Notes, the Letters of Credit or the other Related Documents, or (ii) any agreement entered into by the Borrower with respect to any Hedging Obligation.

     "Lien" shall mean any security interest, mortgage, pledge, hypothecation, assignment, deposit arrangement intended as security, encumbrance, lien (statutory or other), claim or other priority or preferential arrangement of any kind or nature whatsoever.

     "Litigation" shall mean any litigation, proceeding (including without limitation any governmental proceeding or arbitration proceeding), claim, lawsuit, and/or investigation pending or threatened against or involving the Credit Parties, any of their respective businesses or operations, or any Acquisition.

     "Loans" - see Section 2.1.
                   -----------

     "Loan Documents" shall mean this Agreement and the Related Documents

     "Material Adverse Change" or "Material Adverse Effect" shall mean any change, event, action, condition or effect which individually or in the aggregate (i) impairs the validity or enforceability of any of the Loan Documents, or (ii) materially and adversely affects the consolidated business, operations, licenses, prospects or financial condition of the Credit Parties, taken as a whole or the ability of the Credit Parties to perform their respective obligations under any of the Loan Documents.

     "Material Litigation" or "Material Litigation Development" shall mean any Litigation, or development in any Litigation, as the case may be (i) which involves any of the Loan Documents or other transactions contemplated hereby or thereby, or (ii) which could have a Material Adverse Effect.

     "Net Disposition Proceeds" shall mean, with respect to the disposition of any asset by any Person, the aggregate amount of cash and readily marketable cash equivalents received by such Person in respect of such disposition minus
                                                                        -----
the sum of (i) reasonable costs and expenses (including costs of discontinuance and Taxes other than income Taxes) incurred in connection with such disposition and required to be paid in cash, and (ii) the estimated income Tax to be paid by the Borrower or such Person in connection with such disposition. For purposes of this definition, the Net Proceeds received by any Person in respect of any disposition shall include such Cash Equivalents as may be received ("subsequent cash proceeds") by such Person at any time or from time to time in connection with the sale, transfer, lease or other disposition, or otherwise in respect of, any consideration other than cash or readily marketable Cash Equivalents received by such Person in respect of such disposition, less the estimated income Tax to be paid in connection with the receipt of such subsequent cash proceeds that were not theretofore deducted in computing Net Proceeds.

     "New Lender" - see Section 2.4.
                        -----------

     "Notes" shall mean the Revolving Notes, together with any promissory note issued and accepted by any Lender in replacement of or substitution for any Revolving Note.

     "Parent" shall mean NOVA Corporation, a Georgia corporation, its successors and assigns.

     "Parent Guaranty" - See Section 8.2(b).
                             --------------

     "Parent Pledge Agreement" - See Section 8.2(a).
                                     --------------

     "Pension Plan" shall mean a "pension plan," as such term is defined in section 3(2) of ERISA (including a multiemployer plan as defined in section 4001(a)(3) of ERISA), to which the Parent or any corporation, trade or business that is, along with the Parent, a member of a Controlled Group, may have liability, including any liability by reason of having been a substantial employer within the meaning of section 4063 of ERISA at any time during the preceding five years, or by reason of being deemed to be a contributing sponsor under section 4069 of ERISA. For purposes of this definition, the term Parent shall be deemed to include any and all Credit Parties.

     "Percentage" shall mean, relative to any Lender, the percentage set forth opposite such Lender's name on Schedule 1.1A, as such Percentage may be adjusted
                               -------------
from time to time pursuant to Sections 2.4 or 16.1.
                              ------------    ----

     "Permitted Liens" - see Section 11.2.
                             ------------

     "Person" shall mean an individual, a corporation, a partnership, a limited liability company, an association, a trust or any other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

     "Quarterly Payment Date" shall mean the last Business Day of each March, June, September and December.

     "Related Documents" shall mean the Notes, the LC Applications, the Letters of Credit, the Parent Pledge Agreement, the Parent Guaranty, the Subsidiary Guaranties, and any and all other documents or instruments furnished or required to be furnished pursuant to Section 8 or Section 13, as the same may be amended
                            ---------    ----------
or modified from time to time.

     "Release" shall mean a "release," as such term is defined in CERCLA.

     "Reportable Event" shall have the meaning assigned to such term in ERISA.

     "Required Lenders" shall mean Lenders having at least 66-2/3% or more of the Commitments, or if the Commitments have terminated or expired, 66-2/3% of the aggregate Loans and LC Obligations outstanding at such time.

     "Responsible Officer" shall mean, in the case of any Credit Party, any of the following officers of such Credit Party: the president, the chief financial officer, the secretary, the controller, or the treasurer. If any of the titles of the preceding officers are changed after the date hereof, the term "Responsible Officer" shall thereafter mean any officer performing substantially the same functions as are presently performed by one or more of the officers listed in the first sentence of this definition.

     "Revolving Conversion Date" shall mean September 30, 2000.

     "Revolving Loan Commitments" - see Section 2.1.
                                        -----------

     "Revolving Loans" - see Section 2.1.
                             -----------

     "Revolving Note" shall mean a promissory note, substantially in the form of Exhibit A with blanks appropriately completed in conformity herewith, evidencing
---------
the Revolving Loans of any Lender, together with any promissory note issued and accepted by any Lender in replacement of or substitution for such promissory note.

     "Revolving Termination Date" shall mean the earlier of (i) September 30, 2002, or (ii) the date of termination in whole of the Commitments pursuant to Sections 6.1 or 14.2.
------------    ----

     "Settlement Account" shall mean any deposit account of any Credit Party maintained pursuant to the terms of a Settlement

Agreement (a) through which settlements are made in accordance with a Settlement Agreement or (b) which is used to hold reserve funds required by such Settlement Agreement; "Settlement Account" shall include, without limitation, those accounts listed as Settlement Accounts on Schedule 9.29.
                                          -------------

     "Settlement Agreement" shall mean an agreement between any Credit Party and a Settlement Bank pursuant to which the Settlement Bank agrees to perform clearing and settlement services for such Credit Party in connection with the CCTP Business of such Credit Party.

     "Settlement Bank" shall mean each financial institution which is a qualified acquiring member for any credit or debit card association and which provides clearing and settlement services to a Credit Party.

     "Significant Subsidiary" shall mean any Subsidiary which meets either of the following tests: (i) the assets or the liabilities of such Subsidiary exceed $1,000,000 or (ii) as at the date of determination, such Subsidiary represents more than 2.5% of Consolidated EBITDA for the four Fiscal Quarters then most recently ended.

     "Step-Up Lender" - see Section 2.4.
                            -----------

     "Subordinated Debt" shall mean Indebtedness having payment terms and other terms, and subordinated in form and substance, satisfactory to the Required Lenders; provided, that in no event shall such Indebtedness begin to amortize
         --------
prior to the Revolving Termination Date.

     "Subsidiary" shall mean a corporation of which the Parent and/or its other Subsidiaries own, directly or indirectly, such number of outstanding shares as have more than 50% of the ordinary voting power for the election of directors.

     "Subsidiary Guaranty" - see Section 8.1.
                                 -----------
     "Taxes" shall mean all taxes of any nature whatsoever and however denominated, including, without limitation, excise, import, governmental fees, duties and all other charges, as well as additions to tax, penalties and interest thereon, imposed by any government or instrumentality, whether federal, state, local, foreign or other.

     "Transferee" - see Section 16.3.
                        ------------

     "Type of Loan or Borrowing" - see Section 3.1.  The various
                                       -----------

Types of Loans or Borrowings under this Agreement are as follows: Base Rate Loans or Borrowings and Eurodollar Loans or Borrowings.

     "Visa/Master Card" - see Section 9.24.
                              ------------

     "Welfare Plan" shall mean a "welfare plan," as such term is defined in section 3(1) of ERISA.

     "Wholly-Owned Subsidiary" means any Subsidiary all of the outstanding voting securities of which shall at the time be owned of record by the Borrower.

     SECTION 1.2  Other Definitional Provisions.
                  -----------------------------

          (a) All terms defined in this Agreement shall have the above-defined meanings when used in any Related Document, or any certificate, report or other document made or delivered pursuant to this Agreement, unless the context therein shall clearly otherwise require.

          (b) The words "hereof," "herein," "hereunder" and similar terms when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement.

          (c) The words "amended or modified" when used in this Agreement or any Related Document shall mean with respect to this Agreement or any Related Document such document as from time to time, in whole or in part, amended, modified, supplemented, restated, refinanced, refunded or renewed.

          (d) In the computation of periods of time in this Agreement from a specified date to a later specified date, the word "from" means "from and including" and the words "to" and "until" each means "to but excluding."

          (e) This Agreement and the other Loan Documents are the result of negotiations among the Agent, the Borrower and the other parties, have been reviewed by counsel to the Agent, the Borrower and such other parties, and are the products of all parties. Accordingly, they shall not be construed against the Lenders or the Agent merely because of the Agent's or Lenders' involvement in their preparation.

     SECTION 1.3  Accounting and Financial Determinations.  For purposes of this
                  ---------------------------------------
Agreement, unless otherwise specified, all
accounting terms used herein or in any Related Document shall be interpreted, all accounting determinations and computations hereunder or thereunder shall be made, and all financial statements required to be delivered hereunder or thereunder shall be prepared in accordance with, those generally accepted accounting principles ("GAAP") applied in the preparation of the financial statements referred to in Section 9.6.
                          -----------


                          SECTION 2.  THE COMMITMENTS

     Subject to the terms and conditions of this Agreement and relying on the representations and warranties herein set forth:

     SECTION 2.1  Revolving Loan Commitment.  Each of the Lenders, severally and
                  -------------------------
for itself alone, agrees to make loans (herein collectively called "Loans" or "Revolving Loans" and individually called a "Loan" or "Revolving Loan") to the Borrower on a revolving basis from time to time before the Revolving Termination Date, in such Lender's Percentage of such aggregate amounts as the Borrower may from time to time request from all Lenders; provided, that, in no event shall
                                            --------
the Borrower request Revolving Loans to be made by the Lenders on the same day in an aggregate principal amount of less than $250,000. The aggregate principal amount of Revolving Loans which any Lender shall be committed to have outstanding to the Borrower shall not at any one time exceed the amount set opposite such Lender's name on Schedule 1.1 hereto under the heading "Revolving
                               ------------
Loan Commitment." The aggregate principal amount of Revolving Loans which all Lenders shall be committed to have outstanding to the Borrower shall not exceed the limits specified in Section 2.1. The foregoing commitment of each
                        -------
Lender is herein called its "Revolving Loan Commitment" and collectively the "Revolving Loan Commitments."

     SECTION 2.2  LC Commitment.  The Issuing Lender agrees for itself and the
                  -------------
Lenders to issue from time to time before the Revolving Termination Date such standby letters of credit (such letters of credit being herein collectively called "Letters of Credit" and individually a "Letter of Credit") as the Borrower may request, it being understood that, pursuant to Section 4.3,
                                                            -----------
concurrently with the issuance of each such Letter of Credit, each Lender shall be deemed to have automatically purchased from the Issuing Lender a participation in such Letter of Credit equal to its Percentage multiplied by the face amount of such Letter of Credit. The aggregate amount of all Letters of Credit (other than Letters of Credit with respect to which the Borrower has pledged cash collateral in accordance with the terms of Section 4.2) issued and
                                                        -----------
outstanding pursuant to this Section 2.2 or drawn
                             -------
and not reimbursed pursuant to Section 4.10 (the "LC Amount") shall not at any
                               ------------  ---------------
one time exceed $10,000,000. The foregoing commitment of each Lender is herein called its "LC Commitment" and collectively the "LC Commitments."

     SECTION 2.3  Commitment Limits.  Prior to the Revolving Conversion Date,
                  -----------------
the aggregate principal amount of Revolving Loans which all Lenders shall be committed to have outstanding hereunder to the Borrower, when added to the LC Amount, shall not at any one time exceed $80,000,000 (or such other amount as may be fixed pursuant to Sections 2.4, 6.1 or 6.3). After the Revolving
                         ------------  ---    ---
Conversion Date, the aggregate principal amount of Revolving Loans (excluding the Converted Revolving Loans), when added to the LC Amount, shall not exceed $50,000,000 (or such reduced amount as may be fixed pursuant to Section 6.1).
                                                                -----------

     SECTION 2.4  Increase in the Aggregate Commitment.  The Borrower may at any
                  ------------------------------------
time, upon 5 day's notice to the Agent, propose that the Aggregate Commitment be increased (the amount of such increase being a "Commitment Increase"), through the increase of the Commitments of one or more of the Lenders (each such Lender that is willing to increase its Commitment hereunder being a "Step-up Lender") and/or by the addition of one or more other lenders (each of which shall be an Eligible Assignee) specified by the Borrower (each a "New Lender") as banks and as parties to this Agreement, such Commitment Increase to be effective as at a date specified by the Borrower (a "Commitment Increase Date") in such notice; provided, however, that: (a) such notice of Commitment Increase shall specify as
--------  -------
to each Step-Up Lender and/or New Lender, the amount of the Commitment of such Lender after giving effect to such Commitment Increase; (b) it shall be in each Lender's sole discretion whether to increase its Commitment hereunder in connection with the proposed Commitment Increase; (c) the Borrower may not propose more than one Commitment Increase; (d) the minimum proposed Commitment Increase per notice of Commitment Increase shall be $5,000,000; (e) the minimum Commitment of each New Lender that becomes a party to this Agreement pursuant to this Section 2.6 shall be at least equal to $5,000,000; (f) in no event shall
     -----------
the Aggregate Commitment at any time exceed $100,000,000; (g) No Commitment Increase shall be permitted at any time after the Borrower shall have reduced or terminated any Commitment pursuant to Section 6.1 or 6.4; and (h) no Default or
                                      ------- ---    ---
Event of Default shall have occurred and be continuing on such Commitment Increase Date.

          SECTION 2.4.1  Effectiveness of Commitment Increase.  Promptly upon
                         ------------------------------------
its receipt of a notice of Commitment Increase, the Agent shall notify the Lenders thereof. In the event that by 10:00 A.M. on the applicable Commitment Increase Date, the Agent shall have received to the satisfaction of the Agent each of the following (the "Commitment Increase Closing Items"):

          (x) from each Step-Up Lender and/or New Lender, as applicable, a duly executed confirmation of Step-Up Commitment and/or New Lender Commitment, such confirmation to be substantially in the form of Exhibit L-1 or L-2, as
                                                          -----------    ---
     applicable, and to be completed to reflect the amount of the Commitment of such Lender as specified in the Borrower's notice of Commitment Increase, and

          (y) for each Step-up Lender and/or New Lender, as applicable, (i) a Note dated such Commitment Increase Date, in the maximum amount of such Lender's Commitment, (ii) updated confirmations in form and substance satisfactory to the Agent of the documents furnished pursuant to Schedules
                                                                      ---------
     13.1.5, 13.1.6 and 13.1.7, (iii) an officer's certificate of the Borrower
     ------  ------     ------
     to the effect that as of such Commitment Increase Date,

               (A) no Default or Event of Default exists or will result from such increased Commitment,

               (B) the representations and warranties of the Parent, the Borrower and the Subsidiaries contained in Section 9 are true and
                                                     ---------
          correct with the same effect as though made on such date, and

               (C)  no Material Litigation exists except as disclosed on

          Schedule 9.8, and since the Effective Date no Material Litigation
          ------------
          Development has occurred with respect to any Litigation so disclosed on Schedule 9.8;
             ------------

     and (iv) payment for the account of such Step-Up Lender or    New Lender,
     as the case may be, of such facility fee as shall have been agreed to in writing between the Borrower and such Step-Up Lender or New Lender, as the case may be, prior to such Commitment Increase Date;

then the Commitment Increase specified by the Borrower in its notice of Commitment Increase shall become effective on such Commitment Increase Date, whereupon each New Lender (if any) shall automatically become a party to this Agreement, be bound by the provisions hereof and be included in the definition of "Lender" and "Lenders" hereunder.

          SECTION 2.4.2.  Implementation of Commitment Increase.  Upon the
                          -------------------------------------
effectiveness of such Commitment Increase, (i) the Agent shall promptly notify the Lenders (including any New Lenders) and the Borrower of the occurrence of such Commitment Increase, (ii) the Agent shall promptly distribute a revised Schedule 1.1A giving effect to such Commitment
                              -------------
Increase, (iii) the Borrower shall effect a combination of borrowings and/or prepayments so that after giving effect thereto the aggregate principal amount of the Loans then outstanding of each Lender shall be prorata according to its Percentage, and (iv) each Lender's participation in Letters of Credit shall be deemed to be adjusted so that each Lender's undivided interest in each Letter of Credit then outstanding shall be prorata according to its Percentage. In the event that by 10:00 A.M. on the applicable Commitment Increase Date the Agent shall not have received each of the Commitment Increase Closing Items, or the Borrower by notice to the Agent prior to the applicable Commitment Increase Date shall have withdrawn its notice of Commitment Increase, then the Borrower's notice of Commitment Increase shall be deemed not to have been made, whereupon any Commitment Increase Closing Items delivered to the Agent in respect thereof shall be deemed to be of no effect and all the rights and obligations of the parties shall continue as if no such notice had been given."


                                 SECTION 3.  THE LOANS

     SECTION 3.1  Various Types of Loans.  Each Loan shall be either a Base Rate
                  ----------------------
Loan or a Eurodollar Loan (each being herein called a "Type" of Loan), as the Borrower shall specify in the related Borrowing Request or Continuation/Conversion Notice pursuant to Section 3.2 or Section 3.5. Base
                                           -----------    -----------
Rate Loans and Eurodollar Loans may be outstanding at the same time; provided,
                                                                     --------
that (a) in the case of Eurodollar Loans, not more than five different Interest Periods shall be outstanding at any one time for all such Loans, and (b) the Borrower shall specify Loans and Interest Periods such that no scheduled payment of any principal on any Loan shall result in a break-up of any Interest Period.

     SECTION 3.2  Notice of Borrowing.  The Borrower shall give an irrevocable
                  -------------------
notice (herein called a "Borrowing Request") to the Agent of each proposed Borrowing by 10:00 A.M., San Francisco time, in the case of a Base Rate Borrowing, on the proposed date of such Borrowing, and, in the case of a Eurodollar Borrowing, on a day which is at least three Business Days prior to the proposed date of such Borrowing. Each Borrowing Request shall be effective upon receipt by the Agent, shall be in writing (or by telephone to be promptly confirmed in writing) by the Borrower substantially in the form of Exhibit B,
                                                                   ---------
and shall specify the date, amount and Type of Borrowing, and in the case of a Eurodollar Borrowing, the initial Interest Period for such Borrowing. Each Borrowing involving Loans of the same Type shall be on a Business Day and, in the case of Base Rate Loans, shall be in an aggregate principal amount of at least $100,000 or any larger integral multiple of $50,000 and, in the case of Eurodollar Loans shall be in an aggregate amount of at least $250,000 or any larger integral multiple of $50,000.

     SECTION 3.3  Funding.  Promptly upon receipt of a Borrowing Request, the
                  -------
Agent shall advise each Lender thereof. Not later than 12:30 P.M., San Francisco time, on the date of a proposed Borrowing, each Lender shall provide the Agent at the payment office of the Agent with immediately available funds covering such Lender's Percentage of the Borrowing, and subject to receipt by the Agent of the documents required under Section 13 with respect to such
                                          ----------
Borrowing the Agent shall pay over such funds to the Borrower on the requested Borrowing date. All Borrowings shall be pro rata among the Lenders in accordance with their respective Commitments.

     SECTION 3.4  Funding Reliance.  Unless the Agent shall have been notified
                  ----------------
by telephone, confirmed in writing, by any Lender by 3:00 P.M., San Francisco time, on the day prior to a Borrowing that such Lender will not make available the amount which would constitute its Percentage of such Borrowing on the date specified therefor, the Agent may assume, subject to the satisfactory fulfillment by the Borrower of the conditions precedent set forth in Section 13,
                                                                     ----------
that such Lender has made such amount available to the Agent and, in reliance upon such assumption, shall make available to the Borrower a corresponding amount. If and to the extent that such Lender shall not have made such amount available to the Agent, such Lender and the Borrower severally agree to repay the Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date the Agent made such amount available to the Borrower to the date such amount is repaid to the Agent, at the interest rate applicable at the time to Loans comprising such Borrowing.

     SECTION 3.5  Conversion and Continuation of Loans.  The Borrower may, by
                  ------------------------------------
delivery to the Agent of a Continuation/ Conversion Notice (herein called a "Continuation/Conversion Notice") in the form of Exhibit C attached hereto with
                                                 ---------
appropriate insertions, before 10:00 A.M., San Francisco time, three Business Days prior to conversion or continuation, convert or continue Loans as follows:
(a) convert Eurodollar Loans into Base Rate Loans, (b) convert Base Rate Loans into Eurodollar Loans, and (c) continue any Eurodollar Loan into a subsequent Interest Period of the same duration or of any other duration permitted hereunder, subject to the following:

          (i)  the Interest Period applicable to any

     Eurodollar Loan resulting from a conversion shall be specified by the Borrower in the Continuation/ Conversion Notice delivered pursuant to this Section; provided, however, that if no such Interest Period shall be
              --------  -------
     specified, the Borrower shall be deemed to have selected an Interest Period of one month's duration. If the Borrower shall not have given timely notice to continue any Loan into a subsequent Interest Period and shall not otherwise have given notice to convert such Loan, such Loan unless repaid pursuant to the terms hereof shall automatically be converted into a Base Rate Loan;

          (ii) if less than all Loans at the time outstanding shall be converted or continued, such conversion or continuation shall be made pro rata among the Lenders, as applicable, in accordance with the respective principal amounts of Loans of such Type (and have the same Interest Period) held by such Lenders immediately prior to such conversion or continuation;

          (iii) in the case of a conversion or continuation of less than all Loans, the aggregate principal amount of such Loans converted or continued shall be not less than $100,000 or any larger integral multiple of $50,000;

          (iv) if any Eurodollar Loan is converted at a time other than the last day of an Interest Period applicable thereto, the Borrower shall at the time of conversion pay any loss or expense (including, without limitation, breakage losses and expenses) associated therewith pursuant to
     Section 7.5;
     -----------

          (v) any portion of a Loan maturing or required to be repaid in less than one month may not be converted into, or continued as, a Eurodollar Loan; and

          (vi) any portion of a Eurodollar Loan required to be paid on any principal payment date occurring in less than one month after the end of the then-current Interest Period applicable to such Loan shall be automatically converted at the end of such Interest Period into a Base Rate Loan.

Notwithstanding the foregoing, so long as any Default shall exist, no Loans shall be converted into Eurodollar Loans or continued as Eurodollar Loans into a subsequent Interest Period.

     SECTION 3.6  [RESERVED]

     SECTION 3.7  Repayment of Revolving Loans; Notes.  Subject to prepayment
                  -----------------------------------
pursuant to Section 6.3, the aggregate principal amount of Revolving Loans shall
            -----------
be payable (and the Borrower agrees to pay such aggregate outstanding principal amount of Revolving Loans) in eight consecutive equal principal installments on each Quarterly Payment Date commencing on December 31, 2000, and to and including the Revolving Termination Date, each such installment to be equal to 1/8th of the amount by which on the Revolving Conversion Date, the aggregate principal amount of Revolving Loans plus the LC Amount exceeds $50,000,000 (the principal of the Revolving Loans equal to the amount of such excess being herein called the "Converted Revolving Loans"), except that the installment on the Revolving Termination Date shall be in the aggregate unpaid principal amount of all Revolving Loans outstanding on such date. The Revolving Loans of each Lender shall be evidenced by a Revolving Note, respectively, payable to the order of such Lender in the principal amount of the Revolving Loan Commitment of such Lender (or, if less, in the aggregate unpaid principal amount of all of such Lender's Revolving Loans hereunder outstanding on the Revolving Termination
Date).

     SECTION 3.8  Recordkeeping.  Each Lender shall record in its records, or at
                  -------------
its option on the schedule attached to its relevant Note, the date and amount of each Loan made by such Lender, each repayment or conversion thereof, and in the case of each Eurodollar Loan the dates on which each Interest Period for such Loan shall begin and end. The information so recorded shall be rebuttable presumptive evidence of the accuracy thereof. The failure to so record any such information or any error in so recording any such information shall not, however, limit or otherwise affect the obligations of the Borrower hereunder or under any Note to repay the principal amount of the Loans together with all interest accruing thereon.

                       SECTION 4.  THE LETTERS OF CREDIT

     SECTION 4.1  Request for Issuance of Letters of Credit.  (a) The Borrower
                  -----------------------------------------
shall give the Agent and the Issuing Lender at least five Business Days' prior written notice of a request for issuance of each Letter of Credit, each such request to be accompanied by an application substantially in the form of Exhibit
                                                                         -------
D (an "LC Application") duly executed by the Borrower and in all respects in
-
form and substance satisfactory to the Agent and the Issuing Lender, together with such other documentation as the Agent or the Issuing Lender may request in support thereof. The Agent shall promptly notify each Lender of the Borrower's request that such Letter of Credit be issued.

     (b) It is hereby agreed that, notwithstanding the execution by Borrower of any printed form letter of credit application (the "Application") used by the Issuing Lender from time to time in connection with the issuance of Letters of Credit hereunder, this Agreement, and not any such Application shall govern (i) the time and amount of payment of principal and interest, fees and commissions, and any other charges, reimbursements or adjustments, (ii) standards of conduct and liability, (iii) the occurrence of defaults and acceleration of indebtedness, (iv) notices and communications, and (v) "Collateral" (as defined in the Application) and any rights with respect to any such Collateral; and otherwise in the case of any conflict or inconsistency whatsoever between this Agreement and any such Standby Credit Agreement, this Agreement shall control in all respects.

     SECTION 4.2  Expiration and other Terms.  Each Letter of Credit shall
                  --------------------------
expire on or before the date which is the earlier of one year following the issuance of such Letter of Credit or thirty days prior to the Revolving Termination Date unless the Borrower shall have pledged cash collateral to the Agent therefore in an amount, and pursuant to documentation reasonably satisfactory to each Lender, the Issuing Lender and the Agent.

     SECTION 4.3  Participation.  Concurrently with the issuance of each
                  -------------
Letter of Credit, the Issuing Lender shall be deemed to have sold and transferred to each other Lender, and each Lender shall be deemed irrevocably and unconditionally to have automatically purchased and received from the Issuing Lender, without recourse or warranty, an undivided interest and participation, to the extent of such other Lender's Percentage, in such Letter of Credit and the Borrower's related LC Obligations and any security therefor.

     SECTION 4.4  Notification of Demand for Payment.  The Issuing Lender shall
                  ----------------------------------
promptly notify the Agent (who shall in turn promptly notify the Borrower and each Lender) of the amount of each demand for payment under a Letter of Credit and of the date on which such payment is to be made.

     SECTION 4.5  Funding by Issuing Lender.  With respect to each demand for
                  -------------------------
payment pursuant to a Letter of Credit, the Issuing Lender shall, promptly following its receipt thereof, examine all documents purporting to represent such demand to ascertain that the same appear on their face to be in conformity with the terms and conditions of such Letter of Credit. If the Issuing Lender determines that a demand for payment under a Letter of Credit conforms to the terms and conditions of such Letter of Credit, then the Issuing Lender shall make payment to the Beneficiary in accordance with the terms of such Letter of Credit.

     SECTION 4.6  Funding By Lenders.  If the Issuing Lender makes any payment
                  ------------------
under any Letter of Credit and the Borrower has not reimbursed the Issuing Lender in full for such payment on the date on which payment is made under a Letter of Credit, or if any reimbursement received by the Issuing Lender from the Borrower is or must be returned or rescinded upon or during any bankruptcy or reorganization of the Borrower or otherwise, each Lender, promptly upon notice, shall make available to the Agent, for the account of the Issuing Lender in Dollars and in same day funds, such Lender's Percentage of the amount of such payment. If and to the extent any Lender shall not have made such amount available to the Agent on any such date, such Lender agrees to pay interest on such amount to the Agent for the account of the Issuing Lender forthwith on demand for each day from and including the date on which such payment was to be made to but excluding the date such amount is made available to the Agent for the account of the Issuing Lender. Such interest shall be determined at a rate per annum equal to the Federal Funds Rate from time to time in effect, based upon a year of 360 days. Any Lender's failure to make available to the Agent its Percentage of any payment under a Letter of Credit shall not relieve any other Lender of its obligation to make available to the Agent its Percentage of such payment on the date such payment is to be made, but no Lender shall be responsible for the failure of any other Lender to make available to the Agent such other Lender's Percentage of any such payment.

     SECTION 4.7  Non-Conforming Demand For Payment.  If, after examination of a
                  ---------------------------------
demand for payment under a Letter of Credit, the Issuing Lender shall have determined that such demand does not conform to the terms and conditions of such Letter of Credit, then the Issuing Lender shall, as soon as reasonably practicable, give notice to the related Beneficiary and to the Borrower to the effect that demand was not in accordance with the terms and conditions of such Letter of Credit, stating the reasons therefor and that the relevant document is being held at the disposal of the Beneficiary or is being returned to the Beneficiary, as the Issuing Lender may elect. The Beneficiary may attempt to correct any such non-conforming demand for payment under such Letter of Credit if, and to the extent that, the Beneficiary is entitled (without regard to the provisions of this sentence) and able to do so.

     SECTION 4.8  Return of Funds Related to Non-Conforming Demand.  If the
                  ------------------------------------------------
Issuing Lender does not disburse funds to the Beneficiary for any reason after having received such funds from any Lender pursuant to Section 4.6, the Issuing
                                                       -----------
Lender shall return such funds to such Lender on the next following Business Day together with interest on such funds from and including the date on which the Issuing Lender received such funds to but excluding the day on which the Issuing Lender so returns such funds at the Federal Funds Rate for each such day, based upon a year of 360 days.

     SECTION 4.9  Return of Letter of Credit.  With respect to each Letter of
                  --------------------------
Credit, the Issuing Lender shall have the right, provided the Issuing Lender is not then in default under such Letter of Credit by reason of its having wrongfully failed to honor a demand for payment previously made by Beneficiary under such Letter of Credit, to require the Beneficiary to surrender such Letter of Credit to the Issuing Lender on the stated expiration date. The Borrower agrees, if necessary, to use its best efforts (which shall not include the incurrence of costs outside the ordinary course of business) to cause the Beneficiary to surrender such Letter of Credit.

     SECTION 4.10  Reimbursement Agreement of the Borrower.  The Borrower hereby
                   ---------------------------------------
unconditionally and irrevocably agrees to reimburse the Issuing Lender, immediately upon demand, for each payment made by the Issuing Lender under a Letter of Credit honoring a demand for payment made by the Beneficiary thereunder, with interest on the amount so paid by the Issuing Lender from and including the date paid by the Issuing Lender to but not including the date the Issuing Lender is reimbursed therefor, at a rate per annum equal to the Alternate Base Rate from time to time in effect (but not less than the Alternate Base Rate in effect on the date of such payment by the Issuing Lender) plus 1.0% per annum. Interest shall be computed for the actual number of days elapsed on the basis of a year consisting of 360 days. Upon receipt of each payment under this Section 4.10, the Issuing
     ------------

Lender shall promptly pay to each Lender which previously made the entire payment required under Section 4.6, in Dollars and in the kind of funds
                       -----------
received, an amount equal to such Lender's Percentage of such received payment.

     SECTION 4.11  Obligation to Reimburse for or Participate in Letter of
                   -------------------------------------------------------
Credit Payments.  The Borrower's obligation to reimburse the Issuing Lender for
---------------
payments made by the Issuing Lender under any Letter of Credit honoring a demand for payment by the Beneficiary thereunder, and each Lender's obligation to participate in and make available to the Issuing Lender its Percentage of such payments in accordance with this Agreement, shall be irrevocable, absolute and unconditional under any and all circumstances including, without limitation, any of the following circumstances:

          (a) any lack of legality, validity, regularity or enforceability of this Agreement, any Letter of Credit or any other Related Document;

          (b) the existence of any claim, setoff, defense or other right which the Borrower may have or have had at any time against any Beneficiary, the Agent, the Issuing Lender, any other Lender, any transferee of any Letter of Credit (or any Person for whom any such transferee may be acting) or any other Person, whether in connection with this Agreement, any Letter of Credit, the transactions contemplated herein or any unrelated transactions (including any underlying transaction between the Borrower and the Beneficiary of any Letter of Credit);

          (c) any draft, certificate or any other document presented under any Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

          (d) the surrender or impairment of any security for the performance or observance of any of the terms of any of the Related Documents;

          (e) payment by the Issuing Lender under any Letter of Credit against presentation of a draft or certificate or other document that does not comply with the terms of such Letter of Credit unless such payment by the Issuing Lender constituted gross negligence or willful misconduct of the Issuing Lender; or

          (f)  the occurrence of any Default or Event of Default;

     provided, however, that the Borrower shall not be obligated to reimburse
     --------  -------
     the Issuing Lender for, and no Lender shall be obligated to participate in, any wrongful payment made by the Issuing Lender under any Letter of Credit as a result of acts or omissions constituting gross negligence or willful misconduct on the part of the Issuing Lender or any of its officers, employees or agents.

     SECTION 4.12  Mandatory Payment to Agent of LC Obligations.  The Borrower
                   --------------------------------------------
agrees that, on any termination of the LC Commitments pursuant to Section 6.1 or
                                                                  -----------
Section 14.2, it will pay to the Agent for the account of the Issuing Lender and
------------
the other Lenders in Dollars and in same day funds an amount equal to the principal amount of all LC Obligations under any LC Application, whether or not the related Letter of Credit has been drawn (which amount shall be retained by the Agent in a separate collateral account, bearing interest for the account of the Borrower, as security for the LC Obligations and other Liabilities) plus the then aggregate accrued amount of unpaid fees arising under Section 5.7(c).
                                                           --------------


                      SECTION 5.  INTEREST AND FEES, ETC.

     SECTION 5.1  Interest Rates.  With respect to each Loan, the Borrower
                  --------------
hereby promises to pay interest on the unpaid principal amount thereof for the period commencing on the date of such Loan until such Loan is paid in full, as follows:

          (a) At all times while such Loan is a Base Rate Loan, at a rate per annum equal to the Alternate Base Rate from time to time in effect, plus the Applicable Base Rate Margin; and

          (b) At all times while such Loan is a Eurodollar Rate Loan, for each Interest Period, at a rate per annum equal to the Eurodollar Rate (Reserve Adjusted) applicable to such Interest Period, plus the Applicable Eurodollar Margin.

     SECTION 5.2  Default Interest Rate.  Notwithstanding the provisions of
                  ---------------------
Section 5.1, in the event that any Default or Event of Default shall occur
-----------
hereunder, the Borrower hereby promises to pay interest on the unpaid principal amount of such Loan for the period commencing on the date of such Default or Event of Default until such Default or Event of Default is cured or waived in accordance with Section 17.1 at a rate per annum equal to the interest rate
                ------------
otherwise in effect hereunder from time to time, plus 2.0% per annum.

     SECTION 5.3  Interest Payment Dates.  Accrued interest on each Base Rate
                  ----------------------
Loan shall be payable on each Quarterly Payment Date, on each date such Base Rate Loan is converted into a Eurodollar Loan and at final maturity, commencing with the first of such dates to occur after the date hereof. Accrued interest on each Eurodollar Loan shall be payable on the last day of each Interest Period relating to such Loan (and if such Interest Period exceeds three months, also payable on the date which falls three months after the beginning of such Interest Period), and at final maturity. After maturity, accrued interest on all Loans shall be payable on demand.

     SECTION 5.4  Interest Periods.  Each "Interest Period" for a Eurodollar
                  ----------------
Rate Loan shall commence on the date such Eurodollar Rate Loan was made or converted from a Loan of a different Type, or on the expiration of the immediately preceding Interest Period for such Eurodollar Loan, and shall end on the date which is one, two, three or six months thereafter, as the Borrower may specify pursuant to Section 3.2 or Section 3.5 hereof. Each "Interest Period"
                    -----------    -----------
for a Eurodollar Loan which would otherwise end on a day which is not a Business Day shall end on the next succeeding Business Day (unless such next succeeding Business Day is the first Business Day of a calendar month, in which case with respect to a Eurodollar Loan such Interest Period shall end on the next preceding Business Day).

     SECTION 5.5  Setting and Notice of Rates.  The applicable Eurodollar Rate
                  ---------------------------
for each Interest Period shall be determined by the Agent, and notice thereof shall be given by the Agent promptly to the Borrower and each Lender. Each determination of the applicable Eurodollar Rate by the Agent shall be conclusive and binding upon the parties hereto, in the absence of demonstrable error. If the Agent is unable to determine such a rate, the provisions of Section 7.3
                                                                -----------
shall apply.

     SECTION 5.6  Computation of Interest.  Interest on all Base Rate Loans
                  -----------------------
calculated under clause (i) of the definition of "Alternate Base Rate" shall be computed for the actual number of days elapsed on the basis of a 365-, or if applicable, 365-day year. All other computations of fees and interest shall be computed for the actual number of days elapsed on the basis of a 360-day year.

     SECTION 5.7 Fees. The Borrower agrees to pay the following fees (all such
                 ----
fees being non-refundable):

          (a) The Borrower agrees to pay to the Agent for the account of each Lender for the period (including any portion thereof when any of its Commitments are suspended by reason of the Borrower's inability to satisfy any condition of Section 13) commencing on the Effective Date and
                      ----------
     continuing through the Revolving Termination Date, a commitment fee (the "Commitment Fee") at a rate per annum equal to the Applicable Commitment Fee Rate on such Lender's Percentage of the average daily unused portion of Revolving Loan Commitments (such unused portion at any time being equal to the amount of the Revolving Loan Commitment minus the aggregate principal amount of Revolving Loans then outstanding minus the then LC Amount). Such Commitment Fees shall be payable by the Borrower in arrears on each Quarterly Payment Date, commencing with the first such day following the Effective Date, and on the Revolving Termination Date.

          (b) The Borrower agrees to pay to Agent all fees set forth in that certain fee letter dated as of October 27, 1997 herewith between the Borrower and Agent.

          (c) The Borrower agrees to pay (i) to the Agent for the account of each Lender a Commitment Fee for each Letter of Credit (the "LC Commitment Fee"), from the date of issuance thereof to the earlier to occur of the expiration or termination thereof or the date of payment by the Agent thereunder, at a rate per annum equal to the Applicable LC Fee Rate (provided that if any Default or Event of Default exists, such fee shall be at a rate equal to 2.0% per annum above the rate otherwise in effect), times the aggregate outstanding amount of each such Letter of Credit, such fee to be payable in arrears on the Quarterly Payment Date (or at such other times as the Agent shall request, for any period prior to such date or time for which such Commitment Fee shall not have been theretofore paid) and (ii) to the Issuing Lender an acceptance commission (the "Acceptance Commission") for each Letter of Credit at a rate equal to 0.075% times the aggregate face amount of each such Letter of Credit, such fee to be payable upon issuance of the respective Letter of Credit and from time to time on demand the normal issuance, presentation, amendment and other processing fees, and other standard costs and charges, of the Issuing Bank relating to Letters of Credit as from time to time in effect.

          (d) Concurrent with the execution and delivery of this Agreement, the Borrower agrees to pay directly to the Agent for the account of the Lenders prorata according to their respective Percentages, a Facility Fee equal to 0.10% of the Aggregate Commitment.

All such fees shall be computed for the actual number of days elapsed on the basis of a 360-day year without regard to any Default or Event of Default.


            SECTION 6.  REDUCTION OR TERMINATION OF THE COMMITMENTS;
                            PAYMENTS AND PREPAYMENTS

     SECTION 6.1  Voluntary Reduction or Termination of the Revolving Loan
                  --------------------------------------------------------
Commitments.  The Borrower may from time to time prior to the Revolving
-----------
Termination Date on at least three Business Days' prior written notice received by the Agent (which shall promptly forward a copy thereof to each Lender) permanently reduce the amount of the Revolving Loan Commitments (such reduction to be pro rata among the Lenders according to their respective Percentages) to an amount not less than the aggregate principal amount of the Revolving Loans outstanding plus the LC Amount.

     Any such reduction shall be in an aggregate amount of $250,000 or an integral multiple thereof. The Borrower may at any time on like notice prior to the Revolving Termination Date terminate the LC Commitments and the Revolving Loan Commitments upon payment in full of the Revolving Loans (and other obligations of the Borrower hereunder pertaining to the Revolving Loans) and upon cash collateralization of all outstanding Letters of Credit pursuant to
Section 4.12.
------------

     SECTION 6.2  Voluntary Prepayments.  The Borrower may from time to time
                  ---------------------
prepay the Loans in whole or in part without premium or penalty; provided, that
                                                                 --------
(a) the Borrower shall give the Agent (which shall promptly advise each Lender)
(i) in the case of Eurodollar Loans, written notice not later than 9:00 A.M., San Francisco time, on the third Business Day prior to such prepayment and (ii) in the case of Base Rate Loans, written notice not later than 9:00 A.M., San Francisco time, on the date of such prepayment, in each case specifying the Loans to be prepaid, and the date and amount of prepayment, (b) subject to

Section 7.5, Eurodollar Loans shall be prepaid only on the last day of the
-----------
Interest Period relating thereto, (c) each partial prepayment shall be, in the case of Eurodollar Loans, in a principal amount of $250,000 or any larger integral multiple of $50,000, and, in the case of Base Rate Loans, in a principal amount of $250,000 or any larger integral multiple of $50,000, (d) any prepayment of the entire principal amount of all Loans shall include accrued interest to the date of prepayment, and (e) prepayments of the Converted Revolving Loans occurring on or after the Revolving Conversion Date shall be applied against the remaining scheduled principal installments on such Loans pro rata according to the Dollar amount of such principal installments.
--- ----

     SECTION 6.3  Mandatory Prepayments.  If, on any date, the Borrower or any
                  ---------------------
Subsidiary shall sell, assign, lease, transfer, contribute, convey or otherwise dispose of (any of the foregoing being a "Disposition") any of its assets, other than a disposition made in accordance with Section 11.4, the Borrower shall
                                           ------------
promptly notify the Agent of such disposition, including the amount of Net Disposition Proceeds received by the Borrower or any Subsidiary in respect of such disposition (and the amount and other type of consideration so received). The Borrower shall promptly apply such Net Disposition Proceeds to repay (i) at all times prior to the Revolving Conversion Date, first, any Revolving Loans then outstanding, second, any LC Obligations then outstanding, and third, any remaining Liabilities, and (ii) at all times on and after the Revolving Conversion Date, first, any Converted Revolving Loans then outstanding (such repayments to be applied against the remaining principal installments of such Converted Revolving Loans pro rata according to the Dollar amount of such
                          --- ----
principal installments), second, any remaining Revolving Loans then outstanding, third, any LC Obligations then outstanding, and fourth, any remaining Liabilities.

     SECTION 6.4  Mandatory Reduction in the Commitments.  (a) On the Revolving
                  --------------------------------------
Conversion Date, the aggregate Revolving Loan Commitment shall automatically reduce to $50,000,000 unless prior to such date the aggregate Revolving Loan Commitment was reduced pursuant to Section 6.1 to an amount less than
                                   -----------
$50,000,000.

     (b)  Each repayment of the Revolving Loans pursuant to Section 6.3 shall
                                                            -----------
automatically reduce the Revolving Loan Commitments by a like amount.

     (c) Each reduction of the Revolving Loan Commitments shall be prorata among the Lenders according to their respective Percentages.

     SECTION 6.5  Making of Payments.  Except as otherwise provided, all
                  ------------------
payments (including those made pursuant to Section 5.7, Section 6.2 or Section
                                           -----------  -----------    -------
6.3) in respect of the Loans or the Letters of Credit shall be made by the
---
Borrower to the Agent in immediately available funds for the account of the Lenders pro rata according to the respective unpaid principal amounts of the Loans or LC Obligations held by them. All payments of fees pursuant to Section 5.7 shall be made by the Borrower to the Agent for
            -----------
the account of the Lenders pro rata according to their respective Percentages. All such payments shall be made to the Agent at the address set forth on the signature pages hereof for making of payments or at such other address within the United States of America as the Agent may hereafter specify for such purpose, not later than 12:30 P.M., San Francisco time, on the date due; and funds received after that hour shall be deemed to have been received by the Agent on the next following Business Day. The Agent shall promptly remit to each Lender or other Holder of a Loan or LC Obligation its pro rata share (based on its Percentage) of all such payments received in collected funds by the Agent for the account of such Lender or Holder. All payments under Sections 7.1 and
                                                             ------------
7.4 shall be made by the Borrower directly to the Lender or Lenders entitled
---
thereto.  All payments under Section 15.5 shall be made directly to, and for the
                             ------------
sole account of, the Agent.

     SECTION 6.6  Application of Payments.  Subject to Sections 6.2 and 6.3, so
                  -----------------------              ------------     ---
long as no Default shall exist or result therefrom, any payment (including any prepayment) of principal or interest shall be applied to such Revolving Loans as the Borrower shall direct in a notice to the Agent (or, absent such a notice, as the Agent shall determine in its discretion).

     SECTION 6.7  Due Date Extension.  If any payment provided for hereunder
                  ------------------
falls due on a Saturday, Sunday or other day which is not a Business Day, then such due date shall be extended to the next following Business Day (except as provided in the last sentence of Section 5.4), and additional interest shall
                                 -----------
accrue and be payable for the period of such extension.

     SECTION 6.8  Sharing of Payments.  (a) If any Lender shall obtain any
                  -------------------
payment or other recovery (whether voluntary, involuntary, by application of offset or otherwise) on account of any Loan or LC Obligation (other than pursuant to the terms of Section 7) in excess of its pro rata share (based on
                         ---------
its Percentage) of payments and other recoveries obtained by all Lenders of Loans or LC Obligations on account of principal of and interest on Loans or reimbursement or fees with respect to LC Obligations then held by them, such Lender shall purchase from the other Lenders such participation in the Loans and LC Obligations held by them as shall be necessary to cause such purchasing Lender to share the excess payment or other recovery ratably with each of them; provided, however, that if all or any portion of the excess payment or other
--------  -------
recovery is thereafter recovered from such purchasing Lender, the purchase shall be rescinded and each Lender which has sold a participation to the purchasing Lender shall repay to the purchasing Lender the purchase price to the ratable extent of such recovery together with an amount equal to such selling Lender's ratable share (according to the proportion of (i) the amount of such selling Lender's required repayment to the purchasing Lender to (ii) the total amount so recovered from the purchasing Lender) of any interest or other amount paid or payable by the purchasing Lender in respect of the total amount so recovered.

     (b) The Borrower agrees that any Lender so purchasing a participation from another Lender pursuant to Section 6.8(a) may, to the fullest extent permitted
                           --------------
by law, exercise all its rights of payment (including pursuant to Section 6.9)
                                                                  -----------
with respect to such participation as fully as if such Lender were the direct creditor of the Borrower in the amount of such participation. If under any applicable bankruptcy, insolvency or other similar law, any Lender receives a secured claim in lieu of a setoff to which this Section applies, such Lender shall, to the extent practicable, exercise its rights in respect to such secured claim in a manner consistent with the rights of the Lenders entitled under this Section to share in the benefits of any recovery of such secured claim.

     SECTION 6.9  Setoff.  Each Lender shall, upon the occurrence of any Event
                  ------
of Default described in Section 14.1.1 or Section 14.1.3 or, with the consent of
                        --------------    --------------
the Required Lenders, upon the occurrence of any other Event of Default, have the right to appropriate and apply to the payment of the Liabilities owing to it (whether or not then due), and (as security for such Liabilities) the Borrower hereby grants to each Lender a continuing security interest in, any and all balances, credits, deposits, accounts or moneys of the Borrower then or thereafter maintained with such Lender. Any such appropriation and application shall be subject to the provisions of Section 6.8. Each Lender agrees promptly
                                      -----------
to notify the Borrower and the Agent after any such setoff and application made by such Lender; provided, however, that the failure to give such notice shall
                --------  -------
not affect the validity of such setoff and application. The rights of each Lender under this Section are in addition to other rights and remedies (including other rights of setoff under applicable law or otherwise) which such Lender may have.

     SECTION 6.10  Unconditional Payment.  The Borrower is and shall be
                   ---------------------
obligated to pay principal, interest and any and all other amounts which become payable hereunder or under the other Related Documents (hereinafter referred to as "Payments") without abatement, postponement, diminution or deduction, and free and clear of, and without deduction for, any and all present and future taxes, levies, imposts, duties, fees, charges, deductions or withholdings of any nature (hereinafter referred to as "Deductions"). In the event that the laws of the United States or of any state in the United States require withholding of any Deductions from Payments to be delivered to any Lender (other than the Agent), then the Agent shall withhold from portions of the Payments delivered by the Agent to any such Lender the sums required by law to be so withheld, and Borrower agrees to pay the full amount of all Payments to the Agent.

     Notwithstanding the foregoing, in the event the Agent is also a Lender hereunder and in the event that Borrower is required to withhold Deductions from Payments made to Agent on account of Agent's monetary participation as Lender in the Loans, as opposed to its role as Agent, then Borrower shall withhold such Deductions from Payments owing to Agent for its own account. In the event that Agent is organized under the laws of a jurisdiction other than the U.S., prior to the due date of any payments under the Loans or LC Obligations, Agent shall deliver to the Borrower, on or about the first scheduled payment date in each calendar year, a United States Internal Revenue Service Form 4224 or Form 1001, as may be applicable (or any successor form), appropriately completed.


                      SECTION 7.  CHANGES IN CIRCUMSTANCES

     SECTION 7.1  Increased Costs.  If (a) Regulation D of the Board of
                  ---------------
Governors of the Federal Reserve System, or (b) after the date hereof, the adoption of any applicable law, rule or regulation, or any change therein, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Lender (or any Lending Office of such Lender) with any request or directive (whether or not having the force of law) or any such authority, central bank or comparable agency,

          (i) shall subject any Lender (or any Lending Office of such Lender) to any tax, duty or other charge with respect to its Eurodollar Loans, its Loans or its LC Obligations or its obligation to make Eurodollar Loans, or issues Letters of Credit or shall change the basis of taxation of payments to any Lender of the principal of or interest on its Eurodollar Loans or any other amounts due under this Agreement in respect of its Eurodollar Loans or its obligation to make Eurodollar Loans or its LC Obligations (except for changes in the rate of Tax, other than Taxes covered by Section
                                                                         -------
     6.10,
     ----
     on the overall gross or net income of such Lender or its Lending Office);
     or

          (ii) shall impose, modify or deem applicable any reserve (including, without limitation, any reserve imposed by the Board of Governors of the Federal Reserve System, but excluding any reserve included in the determination of interest rates pursuant to Section 5 or in the definition
                                                 ---------
     of Eurodollar Rate (Reserve Adjusted)), special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender (or any Lending Office of such Lender); or

          (iii) shall impose on any Lender (or its Lending Office) any other condition affecting its Eurodollar Loans or its LC Obligations;

and the result of any of the foregoing is to increase the cost to (or in the case of Regulation D referred to above, to impose a cost on) such Lender (or any Lending Office of such Lender) of making or maintaining any Eurodollar Loan, or any Letter of Credit or participation therein or to reduce the amount of any sum received or receivable by such Lender (or the Lending Office or such Lender) under this Agreement or under its Loans with respect thereto, then within thirty days after demand by such Lender (which demand shall be accompanied by a statement setting forth the basis of such demand), the Borrower shall pay directly to such Lender such additional amount or amounts as will compensate such Lender for such increased cost or such reduction.

     SECTION 7.2  Change in Rate of Return.  If any change in, or the
                  ------------------------
introduction, adoption, effectiveness, interpretation, reinterpretation or phase-in of, any law or regulation, directive, guideline, decision or request (whether or not having the force of law) of any court, central bank, regulator or other governmental authority having jurisdiction over any Lender affects or would affect the amount of capital required or expected to be maintained by such Lender or any person controlling such Lender, and such Lender reasonably determines that the rate of return on its or such controlling person's capital as a consequence of its Commitments, the Loans or the Letters of Credit made by such Lender (or any participating interest therein held by such Lender) is reduced to a level below that which such Lender or such controlling person could have achieved but for the occurrence of any such circumstance, then, in any such case the Borrower shall, within thirty days after demand by such Lender to the Borrower of a written request therefor, pay directly to such Lender additional amounts sufficient to compensate such Lender or such controlling person for such reduction in rate of return. A statement of such Lender as to any such additional amount or amounts (including calculations thereof in reasonable detail) shall, in the absence of manifest error, be conclusive and binding on the Borrower. In determining such amount, such Lender may use any method of averaging and attribution that it shall deem reasonably applicable. Each Lender shall notify the Borrower of any event of which it has knowledge, occurring after the date hereof, which will entitle such Lender to compensation pursuant to this Section 7.2.
        -----------

     SECTION 7.3  Basis for Determining Interest Rate Inadequate or Unfair.  If
                  --------------------------------------------------------
with respect to any Interest Period:

          (a) the Agent determines that deposits in Dollars (in the applicable amounts) are not being offered to BofA in the relevant market for such Interest Period, or the Agent otherwise determines (which determination shall be binding and conclusive on all parties) that by reason of circumstances affecting the interbank eurodollar market adequate and reasonable means do not exist for ascertaining the applicable Eurodollar Rate; or

          (b) any Lender advises the Agent that the Eurodollar Rate (Reserve Adjusted) as determined by the Agent, will not adequately and fairly reflect the cost to such Lender of maintaining or funding such Loans for such Interest Period, or that the making or funding of Eurodollar Loans has become impracticable as a result of an event occurring after the date of this Agreement which in the opinion of such Lender materially changes such Loans, then, so long as such circumstances shall continue: (i) the Agent shall promptly notify the other parties thereof, (ii) no Lender shall be under any obligation to make or convert into Eurodollar Loans so affected, and (iii) on the last day of the then current Interest Period for Loans of the Type so affected, such Loans shall, unless then repaid in full, automatically convert to Base Rate Loans. If conditions subsequently change so that the foregoing conditions no longer exist, the Agent in the case of clause (A) or such Lender in the case of clause (B) will promptly notify the Borrower and the Lenders thereof, and upon the receipt of such notice, the obligations of all Lenders to make or continue Eurodollar Loans shall be reinstated.

     SECTION 7.4  Changes in Law Rendering Certain Loans Unlawful.  In the event
                  -----------------------------------------------
that any change in (including the
adoption of any new) applicable laws or regulations, or any change in the interpretation of applicable laws or regulations by any governmental or other regulatory body charged with the administration thereof, should make it unlawful for a Lender or the Lending Office of such Lender ("Affected Lender") to make, maintain or fund a Type of Eurodollar Loans, then (a) the Affected Lender shall promptly notify each of the other parties hereto, (b) the obligation of all Lenders to make or convert into the Type of Eurodollar Loans made unlawful for the Affected Lender shall, upon the effectiveness of such event, be suspended for the duration of such unlawfulness, and (c) on the last day of the current Interest Period for Eurodollar Loans (or, in any event, if the Affected Lender so requests, on such earlier date as may be required by the relevant law, regulation or interpretation), the Eurodollar Loans shall, unless then repaid in full, automatically convert to Base Rate Loans. If conditions subsequently change so that the foregoing conditions no longer exist, such Lender will promptly notify the Borrower and the other Lenders thereof, and upon the receipt of such notice, the obligations of all Lenders to make or continue Eurodollar Loans shall be reinstated.

     SECTION 7.5  Funding Losses.  The Borrower hereby agrees that upon written
                  --------------
demand by any Lender with a copy to Agent (which demand shall be accompanied by a statement setting forth the basis for the calculations of the amount being claimed) the Borrower will indemnify such Lender against any net loss or expense which such Lender may sustain or incur (including, without limitation, any net loss or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Lender to fund or maintain Eurodollar Loans, but not including lost profits), as reasonably determined by such Lender, as a result of (a) any payment or prepayment or conversion of any Eurodollar Loan of such Lender on a date other than the last day of an Interest Period for such Loan, or (b) any failure of the Borrower to borrow or convert any Loans on a date specified therefor in a Borrowing Request or Continuation/Conversion request pursuant to this Agreement. For this purpose, all notices to the Agent pursuant to this Agreement shall be deemed to be irrevocable.

     SECTION 7.6  Right of Lenders to Fund Through Other Offices.  Each Lender
                  ----------------------------------------------
may, if it so elects, fulfill its Commitment as to any Eurodollar Loan by causing its Lending Office to make such Loan; provided, that in such event for
                                              --------
the purposes of this Agreement, such Loan shall be deemed to have been made by such Lender and the obligation of the Borrower to repay such Loan shall nevertheless be to such Lender and shall be deemed held by it, to the extent of such Loan, for the account of such branch or affiliate.

     SECTION 7.7  Discretion of Lenders as to Manner of Funding.
                  ---------------------------------------------
Notwithstanding any provision of this Agreement to the contrary, each Lender shall be entitled to fund and maintain its funding of all or any part of its Loans in any manner it sees fit, it being understood, however, that for the purposes of this Agreement all determinations hereunder shall be made as if such Lender had actually funded and maintained each Eurodollar Loan during each Interest Period for such Loan through the purchase of deposits having a maturity corresponding to such Interest Period and bearing an interest rate equal to the Eurodollar Rate, as the case may be, for such Interest Period.

     SECTION 7.8  Avoidance of Additional Cost.  If at any time the Borrower is
                  ----------------------------
required to pay to any Affected Lender any additional amount pursuant to Sections 7.1 or 7.2, then (i) such Affected Lender shall make all reasonable
------------    ---
efforts to transfer its rights and obligations hereunder to another Lending Office of such Affected Lender, and to take such other steps as may be available, so that the payment under Section 7.1 or 7.2 would no longer be
                                     -----------    ---
required or the amount of such payment would be reduced, and (ii) if at the end of 30 days the efforts referred to in clause (i) have not been made or have not
                                      ----------
been successful, then, on request by the Borrower, such Affected Lender shall pursuant to Section 16.1 make all reasonable efforts to transfer at par (or less
            ------------
than par if concurrently with such transfer the Borrower shall fully reimburse such Affected Lender for any loss to such Affected Lender arising from such transfer at less than par), its rights and obligations hereunder to another lender or financial institution (which shall, in any event, be an Eligible Assignee) satisfactory to the Borrower and the Agent, such transfer to be pursuant to documentation satisfactory to the Borrower and the Agent. Notwithstanding the foregoing, no Affected Lender shall be required under this

Section 7.8 to take any action which (a) would be inconsistent with applicable
-----------
law or regulations or with such Affected Lenders's internal policies, (b) in the judgment of such Affected Lender, would be disadvantageous to such Affected Lender. The Borrower shall use its reasonable efforts to cooperate with any efforts by an Affected Lender to take action pursuant to this Section 7.8.
                                                              -----------

     SECTION 7.9  Conclusiveness of Statements; Survival of Provisions.
                  ----------------------------------------------------
Determinations and statements of any Lender pursuant to Section 7.1, Section
                                                        -----------  -------
7.2, Section 7.3, Section 7.4 or Section 7.5 shall be conclusive absent
     -----------  -----------    -----------
demonstrable error. No Lender shall assert any demand for payment under Sections 7.1 or 7.2 more than six months after knowledge by such Lender of the
------------    ---
event giving rise to such demand.  The provisions of Sections 7.1, 7.2
                                                     ------------  ---
and 7.5 shall survive for one year after the termination of this Agreement.
    ---


                   SECTION 8.  COLLATERAL AND OTHER SECURITY

     SECTION 8.1  Subsidiary Guaranties.  With respect to all Significant
                  ---------------------
Subsidiaries existing on the Effective Date, concurrently with or prior to the Effective Date, and, with respect to all Significant Subsidiaries created or acquired after the Effective Date, concurrently with the creation or acquisition thereof, each of such Significant Subsidiaries has executed and delivered or shall execute and deliver to the Agent a guaranty, substantially in the form of Exhibit G (herein, as the same may be amended or modified, called the
---------
"Subsidiary Guaranty") covering the payment and performance of all of the Liabilities.

     SECTION 8.2  Parent.  Concurrently with or prior to the Effective Date, the
                  ------
Parent shall execute and deliver to the Agent the following:

          (a)  Pledge Agreement.  A pledge agreement, substantially in the form
               ----------------
     of Exhibit E (herein, as the same may be amended or modified, called the
        ---------
     "Parent Pledge Agreement") covering, among other things, all of the issued and outstanding stock of the Borrower; and

          (b)  Guaranty.  A guaranty, substantially in the form of Exhibit F
               --------                                            ---------
     (herein, as the same may be amended or modified, called the "Parent Guaranty") covering the payment and performance of all of the Liabilities.



                   SECTION 9.  REPRESENTATIONS AND WARRANTIES

     To induce the Lenders and the Issuing Lender to enter into this Agreement and to make Loans and to issue or participate in the issuance of Letters of Credit hereunder, each of the Parent and the Borrower represents and warrants to the Agent, the Issuing Lender and to each of the Lenders that:

     SECTION 9.1  Organization, etc.  Each of the Parent and the Borrower is a
                  ------------------
corporation duly organized, validly existing and in good standing under the laws of the State of Georgia. Borrower is a wholly-owned subsidiary of the Parent. Each Subsidiary is a corporation duly organized and validly existing and in good standing under the laws of its state of incorporation; and each Credit Party is duly qualified to transact business and in good standing as a foreign corporation authorized to do business in each jurisdiction where the nature of its business makes such qualification necessary or failure to so qualify could have a Material Adverse Effect.

     SECTION 9.2  Authorization.  Each Credit Party (to the extent it is a named
                  -------------
party thereto) has the corporate power to execute, deliver and perform the Loan Documents, and has taken all necessary corporate action to authorize the execution, delivery and performance by it of the Loan Documents.

     SECTION 9.3  No Conflict.  The execution, delivery and performance by each
                  -----------
Credit Party (to the extent it is a named party thereto) of the Loan Documents does not and will not (a) contravene or conflict with any provision of any applicable law, statute, rule, regulation or court order applicable to such Credit Party, (b) contravene or conflict with, result in any breach of, or constitute a default under, any material agreement or instrument binding on it,
(c) result in the creation or imposition of or the obligation to create or impose any Lien (except for Permitted Liens) upon any of the property or assets of the Credit Parties, or (d) contravene or conflict with any provision of the articles of incorporation or by-laws of such Credit Party.

     SECTION 9.4  Governmental Consents.  No order, consent, approval, license,
                  ---------------------
authorization or validation of, or filing, recording or registration with (except as have been obtained or made prior to the Effective Date and except for filings or recordings of the UCC statements with respect to the stock pledged by the Parent pursuant to Section 8.2(a)) or exemption by, any governmental or
                       --------------
public body or authority, or any subdivision thereof, is required in connection with the execution, delivery and performance by the Credit Parties (to the extent each is a named party thereto) of the Loan Documents.

     SECTION 9.5  Validity.  Each of the Credit Parties (to the extent each is a
                  --------
named party thereto) has (or prior to the date of the initial Borrowing will have) duly executed and delivered the Loan Documents, and each of such documents constitutes (or upon execution and delivery will constitute) the legal, valid and binding obligation of the Credit Party thereto, enforceable in accordance with its terms subject to the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar law affecting creditors' rights generally and to the effect of general principles of equity, including (without limitation) concepts of materiality, reasonableness, good faith and fair dealing (regardless of whether considered in a proceeding in equity or at law).

     SECTION 9.6  Financial Statements.
                  --------------------

          (a) The Parent's audited consolidated financial statements as at December 31, 1996, copies of which have been furnished to each Lender, have been prepared in conformity with GAAP applied on a basis consistent with that of the preceding Fiscal Year, and accurately present the financial condition of the Parent and its Subsidiaries as at such dates and the results of operations for the periods then ended. With respect to the Parent's audited consolidated Financial Statements as at December 31, 1996, the Parent has furnished to each Lender the certificate referred to in
     Section 10.1.1(b).
     -----------------

         (b) The Parent's unaudited consolidated financial statements as at June 30, 1997, copies of which have been furnished to each Lender, have been prepared in conformity with GAAP applied on a basis consistent with that of the preceding Fiscal Year, and accurately present the financial condition of the Parent and its Subsidiaries in all material respects as at such dates and the results of operations for the periods then ended.

     SECTION 9.7  Material Adverse Change.  No Material Adverse Change has
                  -----------------------
occurred since December 31, 1996.

     SECTION 9.8  Litigation and Contingent Obligations.  No Material Litigation
                  -------------------------------------
is pending or threatened except as set forth (including estimates of the Dollar amounts involved) in Schedule 9.8. The Credit Parties have no material
                     ------------
Contingent Obligations other than as provided for or disclosed on Schedule 9.8
                                                                  ------------
or in the financial statements referred to in Section 9.6.
                                              -----------

     SECTION 9.9  Liens.  None of the assets of the Credit Parties is subject to
                  -----
any Lien, except for Permitted Liens.

     SECTION 9.10  Subsidiaries and Joint Ventures.  As of the Effective Date,
                   -------------------------------
the Parent has no Subsidiaries, except for the Borrower and the Wholly-Owned Subsidiaries listed on Schedule 9.10. Each of the Subsidiaries listed on
                       -------------
Schedule 9.10 is a Significant Subsidiary except LinkNet, Inc.  As of the
-------------
Effective Date, neither the Parent, the Borrower, nor any Subsidiary is a party to any Joint Ventures, except for Alliances listed on Schedule 9.10.
                                                      -------------

     SECTION 9.11  Pension and Welfare Plans.
                   -------------------------

          (a) During the twelve-consecutive-month period prior to the Effective Date of this Agreement and prior to the date of any Borrowing hereunder, no steps have been taken to terminate or completely or partially withdraw from any Pension Plan or Welfare Plan, and no contribution failure has occurred with respect to any Pension Plan sufficient to give rise to a Lien under section 302(f) of ERISA;

          (b) no condition exists or event or transactions have occurred with respect to any Pension Plan which might result in the incurrence by any Credit Party or any other member of the Controlled Group of any material liability, fine, Tax or penalty;

          (c)  except as disclosed in Schedule 9.11, neither the Credit Parties
                                      -------------
     nor any member of the Controlled Group has any vested or contingent liability with respect to any post-retirement benefit under a Welfare Plan, other than liability for continuation coverage described in Part 6 of Title I of ERISA;

          (d) with respect to each Pension Plan maintained or contributed to by any Credit Party which is intended to qualify under Section 401 of the Code, a favorable determination letter has been received from the Internal Revenue Service stating that such Pension Plan so qualifies and, except as disclosed on Schedule 9.11, nothing has occurred since the date of issuance
                  -------------
     of such determination letter which would cause any such Pension Plan to cease to qualify under Section 401 of the Code;

          (e) each fiduciary (as defined in section 3(21) of ERISA) with respect to any Pension Plan or Welfare Plan and any Person who handles funds of any Pension Plan or Welfare Plan is bonded in accordance with
     Section 412 of ERISA; and

          (f) no Pension Plan maintained by or contributed to by any Credit Party or any other member of the Controlled Group and subject to section 302 of ERISA or section 412 of the Code has incurred an accumulated funding deficiency as defined in section 302(a)(2) of ERISA and section 412(a) of the Code, whether or not waived.

     SECTION 9.12  Investment Company Act.  None of the Credit
                   ----------------------

Parties is an "investment company" or a company "controlled" by an "investment company," within the meaning of the Investment Company Act of 1940, as amended.

     SECTION 9.13  Public Utility Holding Company Act.  None of the Credit
                   ----------------------------------
Parties is a "holding company," or a "subsidiary company" of a "holding company," or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company," within the meaning of the Public Utility Holding Company Act of 1935, as amended.

     SECTION 9.14  Margin Regulation.  None of the Credit Parties is engaged
                   -----------------
principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulation G or Regulation U of the Board of Governors of the Federal Reserve System).

     SECTION 9.15  Taxes.  Except as disclosed on Schedule 9.15, each of the
                   -----                          -------------
Credit Parties has filed all tax returns and reports required by law to have been filed by it and has paid or provided adequate reserves for all Taxes thereby shown to be owing, except any such Taxes which are being diligently contested in good faith by appropriate proceedings and for which adequate reserves have been established and are being maintained in accordance with GAAP. There is no ongoing audit or, to the Borrower's knowledge, other governmental investigation of the tax liability of any Credit Party and there is no unresolved claim in excess of $500,000 by a taxing authority concerning any Credit Party's tax liability, for any period for which returns have been filed or were due. The liability stated for Taxes as of December 31, 1996 in the financial statements described in Section 9.6 is sufficient in all material
                                  -----------
respect for all Taxes as of such date.

     SECTION 9.16  Accuracy of Information.  All factual information heretofore
                   -----------------------
or contemporaneously herewith furnished by or on behalf of any Credit Party in writing to the Agent, the Issuing Lender or any Lender for purposes of or in connection with the Loan Documents or any information contemplated hereby or thereby is, and all other such factual information hereafter furnished by or on behalf of any Credit Party to the Agent, the Issuing Lender or any Lender will be, true and accurate in every material respect on the date as of which such information is dated or certified and with respect to information furnished prior to the Effective Date, as of the Effective Date, and such information is not, or shall not be, as the case may be, when taken together with all other information provided, incomplete by omitting to state any material fact necessary to make such information not misleading.

     SECTION 9.17  Environmental Warranties.  Except as set forth
                   ------------------------
in Schedule 9.17:
   -------------

          (a) all facilities and property (including underlying groundwater) owned or leased by any Credit Party have been, and continue to be, owned or leased in material compliance with all Environmental Laws;

          (b)  there have been no past, and there are no pending or threatened
     (i) claims, complaints, notices or requests for information received by any Credit Party with respect to any alleged violation of any Environmental Law, or (ii) complaints, notices or inquiries as to such Credit Party regarding potential liability under any Environmental Law;

          (c) there have been no releases of Hazardous Materials at, on or under any property now or previously owned or leased by any Credit Party that, individually or in the aggregate, have, or could reasonably have, a Material Adverse Effect;

          (d) the Credit Parties have been issued and are in material compliance with all permits, certificates, approvals, licenses and other authorizations relating to environmental matters and necessary or desirable for their businesses, the failure to obtain or comply with which could reasonably have a Material Adverse Effect;

          (e) no property now or previously owned or leased by any Credit Party is listed or proposed for listing (with respect to owned property only) on the National Priorities List pursuant to CERCLA, on the CERCLIS or on any similar state list of sites requiring investigation or clean-up;

          (f) there are no underground storage tanks, active or abandoned, including petroleum storage tanks, on or under any property now or previously owned or leased by any Credit Party that, individually or in the aggregate, could reasonably have a Material Adverse Effect;

          (g) no Credit Party has directly transported or directly arranged for the transportation of any Hazardous Material to any location which is listed or proposed for listing on the National Priorities List pursuant to CERCLA, on the CERCLIS or on any similar state list or which is the subject of federal, state or local enforcement actions or other investigations which may lead to material claims against such Credit Party for any remedial work, damage to natural resources or personal injury, including claims under CERCLA;

          (h) there are no polychlorinated biphenyls or friable asbestos present at any property now or previously owned or leased by any Credit Party that, individually or in the aggregate, could reasonably have a Material Adverse Effect; and

          (i) no conditions exist at, on or under any property now or previously owned or leased by any Credit Party which, with the passage of time, or the giving of notice or both, would give rise to liability of any Credit Party under any Environmental Law.

     SECTION 9.18  Use of Loan Proceeds/Letters of Credit. (a)   The proceeds of
                   --------------------------------------
the Revolving Loans will be used to (i) finance Acquisitions made by Credit Parties and pay Acquisition Costs incurred by Credit Parties, (ii) fund cash payments required in relation to Alliances, (iii) fund conversion costs associated with Alliances, (iv) provide funds for working capital expenses (including integration expenses and chargeback losses), (v) reimburse draws under Letters of Credit and (vi) provide cash collateral to Settlement Banks to the extent required pursuant to the respective Settlement Agreement.

     (b) Letters of Credit will be issued as irrevocable stand-by letters of credit supporting any continuing or future obligations of the Borrower and its Subsidiaries arising pursuant to the terms of an Acquisition or as collateral required pursuant to any Settlement Agreements.

     SECTION 9.19  Insurance.  Schedule 9.19 hereto sets forth a true and
                   ---------   -------------
correct summary of all material insurance carried by the Credit Parties. The Credit Parties are adequately insured for their benefit under policies issued by insurers of recognized responsibility. No notice of any pending or threatened cancellation or premium increase has been received by any Credit Party with respect to any of such insurance policies. The Credit Parties are in substantial compliance with all conditions contained in such insurance policies.

     SECTION 9.20  Securities Laws.  Neither the Borrower nor any of its
                   ---------------
Affiliates, nor anyone acting on behalf of any such Person, has directly or indirectly offered any interest in the Loans or any other Liabilities for sale to, or solicited any offer to acquire any such interest from, or has sold any such interest to, any Person that would subject the issuance or sale of the Loans or any other Liabilities to registration under the Securities Act of 1933, as amended.

     SECTION 9.21  Governmental Authorizations.  The Credit Parties have all
                   ---------------------------
licenses, franchises, permits and other governmental authorizations necessary for all businesses presently carried on by them (including ownership and leasing the real and personal property owned and leased by them), except where failure to obtain such licenses, franchises, permits and other governmental authorizations would not have a Material Adverse Effect.

     SECTION 9.22  Representations in Other Agreements True and Correct.  Each
                   ----------------------------------------------------
of the representations and warranties made by the Credit Parties which are contained in each Related Document (each as originally executed notwithstanding any amendment, modification or termination thereof except to the extent consented to by the Required Lenders) is true and correct in all material respects.

     SECTION 9.23  Possession of Licenses, etc.  (a) Each Credit Party owns or
                   ----------------------------
possesses all patents, trademarks, services marks, tradenames, copyrights, licenses and other rights that are necessary in any material respect for the operation of its properties and businesses, and (b) no Credit Party is in violation of any provision thereof in any material respect.

     SECTION 9.24  VISA/MasterCard.  The Borrower is registered as a member
                   ----------------
service provider with both VISA U.S.A. Inc. and MasterCard International Incorporated ("VISA/MasterCard") and is registered as such for each clearing bank with which it conducts business and is required to be so registered. The Borrower has complied with all requirements of VISA/MasterCard necessary or desirable to the conduct of its business, the failure to comply with which would have a Material Adverse Effect.


                       SECTION 10.  AFFIRMATIVE COVENANTS

     Each of the Parent and the Borrower agrees that, on and after the Effective Date and for so long thereafter as the Issuing Lender or any Lender has any Commitment hereunder or any of the Liabilities remain unpaid or outstanding, it will:

     SECTION 10.1  Reports, Certificates and Other Information.  Furnish or
                   -------------------------------------------
cause to be furnished to the Agent, the Issuing Lender and each Lender:

          10.1.1  Audit Report.  As soon as available, but in any event within
                  ------------
     ninety days after the end of each Fiscal Year of the Parent: (a) copies of the consolidated balance sheet of the Parent as at the end of such Fiscal Year and the related statements of earnings, stockholders' equity and cash flows for such Fiscal Year, in each case setting forth the figures for the previous year, prepared in reasonable detail and in accordance with GAAP applied consistently throughout the periods reflected therein, and with respect to the consolidated statements certified, without qualification by Ernst & Young (or such other independent certified public accountants of recognized standing acceptable to the Required Lenders); and (b) a letter addressed to the Parent from such accountants stating that such accountants have been informed that a primary intent of the Parent in using the professional services such accountants provided to the Parent in reporting on the consolidated financial statements and in issuing the certificate referred to above was to benefit or influence the Agent and the Lenders, and identifying the Agent and the Lenders as parties that the Parent has indicated intend to rely on such professional services provided to the Parent by such accountants;

          10.1.2  [Reserved]

          10.1.3  Quarterly Reports.  As soon as available, but in any event
                  -----------------
     within forty-five days after the end of each calendar quarter, copies of the unaudited consolidated balance sheet of the Parent as at the end of such calendar quarter and the related unaudited statements of earnings and cash flows for such calendar quarter and the portion of the Fiscal Year through such calendar quarter, in each case setting forth in comparative form the figures for (a) the corresponding periods of the previous Fiscal Year and (b) the corresponding periods from the planned and forecast referenced in Section 10.1.6 below, prepared in reasonable detail and in
                   --------------
     accordance with GAAP applied consistently throughout the periods reflected therein;

          10.1.4  Compliance Certificate.  Within forty-five days after the end
                  ----------------------
     of each Fiscal Quarter (excluding any Fiscal Quarter which is also the end of a Fiscal Year) and contemporaneously with the furnishing of a copy of each set of the statements and reports provided for in Sections 10.1.1 and
                                                            ---------------
     10.1.3, a duly completed certificate, substantially in the form of Exhibit
     ------                                                             -------
     H (the "Compliance Certificate"), signed by the chief financial officer of
     -
     the Borrower, containing, among
     other things, a computation of the Adjusted Funded Debt Ratio and showing a computation of, and compliance with, each of the applicable financial ratios and restrictions contained in Sections 11 and 12 and certifying that
                                          -----------     --
     as of such date (a) no Default or Event of Default has occurred and is continuing, (b) the representations and warranties of the Parent, the Borrower and the Subsidiaries contained in Section 9 are true and correct
                                                ---------
     with the same effect as though made on such date, and (c) no Material Litigation exists except as disclosed on Schedule 9.8, and since the
                                              ------------
     Effective Date no Material Litigation Development has occurred with respect to any Litigation so disclosed on Schedule 9.8;
                                       ------------

          10.1.5  Auditors' Materials.  Upon request by the Agent and promptly
                  -------------------
     upon receipt thereof by any Credit Party, copies of all detailed financial and management reports regarding any Credit Party submitted by independent public accountants in connection with each annual or interim audit report made by such accountants of the books of the Credit Parties;

          10.1.6  Business Plan.  As soon as available, but in any event within
                  -------------
     thirty days after the beginning of each Fiscal Year of the Parent, a copy of the consolidated plan and forecast (including a projected closing consolidated balance sheet, income statement and funds flow statements) of the Parent for each month of such Fiscal Year;

          10.1.7  Reports to SEC and to Shareholders.  Promptly upon the filing
                  ----------------------------------
     or making thereof, copies of each filing and report (including Forms 10K, 10Q and 8K) made by any Credit Party with or to any securities exchange or the Securities and Exchange Commission and of each communication from the Parent to shareholders generally;

          10.1.8  Notice of Default, Litigation and License Matters.  Promptly
                  -------------------------------------------------
     upon learning of the occurrence of any of the following, written notice thereof, describing the same and the steps being taken by the Parent or the Borrower, as the case may be, with respect thereto: (a) the occurrence of a Default or Event of Default, (b) the institution of any Material Litigation or the occurrence of any Material Litigation Development, (c) the commencement of any dispute which might lead to the material modification, transfer, revocation, suspension or termination of any Related Document, (d) any Material Adverse Change, or (e) any event in relation to VISA/MasterCard which might be deemed to be materially adverse to the Parent or the Borrower, as the case may be;

          10.1.9  Insurance Reports.  (a) Within ninety days after the end of
                  -----------------
     each Fiscal Year of the Parent, a certificate signed by a Responsible Officer that summarizes the insurance policies carried by each Credit Party (such certificate to be in form and substance satisfactory to the Required Lenders), (b) written notification thirty days prior to any cancellation or material change of any such insurance by the respective Credit Party and within five days after receipt of any notice (whether formal or informal) of cancellation or material change by any of its insurers;

          10.1.10  ERISA Liability.  Promptly upon learning of the occurrence of
                   ---------------
     the following, written notice thereof describing the same and the steps being taken by the respective Credit Party with respect thereto: (a) the failure of any member of the Controlled Group to make a required contribution to any Pension Plan if such failure is sufficient to give rise to a Lien under section 302(f)(1) or accumulated funding deficiency under section 302 of ERISA, (b) the institution of any steps by any member of the Controlled Group to withdraw from, or the institution of any steps by any Credit Party to terminate, any Pension Plan, (c) the taking of any action with respect to a Pension Plan which could result in the requirement that any Credit Party furnish a bond or other security to the Pension Benefit Guaranty Corporation or such Pension Plan, or (d) the occurrence of any event with respect to any Pension Plan which could result in the incurrence by any Credit Party of any liability, fine, Tax or penalty in excess of $500,000 or any increase in excess of $500,000 in the vested or contingent liability of any Credit Party with respect to any post-retirement Welfare Plan benefit;

          10.1.11  Pension Plan Withdrawals.  With respect to each Pension Plan
                   ------------------------
     which is a "multi-employer plan," as defined in section 4001 of ERISA as to which any member of the Controlled Group may incur any liability, (a) no less frequently than annually, a written estimate (which shall be based on information received from each such plan, it being expressly understood that the Parent and the Borrower shall take all reasonable steps to obtain such information) of the withdrawal liability that would be incurred by the Controlled Group in the event that all members of the Controlled Group were to completely withdraw from such plan, and

     (b) written notice thereof, as soon as it has reason to believe (on the basis of the most recent information available to it) that the sum of (i) the withdrawal liability that would be incurred by the Controlled Group if all members of the Controlled Group completely withdrew from all multi-employer plans as to which any member of the Controlled Group has an obligation to contribute, and (ii) the aggregate amount of the outstanding withdrawal liability (without unaccrued interest) incurred by the Controlled Group to multi-employer plans, would exceed $500,000;

          10.1.12  Environmental Liabilities.  Promptly upon learning thereof,
                   -------------------------
     written notice (together with copies, if available) of all written claims, complaints, notices or inquiries relating to any Credit Party's (a) properties or facilities, or (b) compliance with Environmental Laws, together with a description of the steps being taken by such Credit Party with respect thereto;

          10.1.13  Acquisitions.  Promptly upon execution and delivery thereof
                   ------------
     by all of the parties thereto, written notice of any letters of intent pursuant to which any Credit Party intends to undertake an Acquisition for which the Acquisition Costs exceed $10,000,000; and

          10.1.14  Other Information.  From time to time such other information
                   -----------------
     and certifications concerning the Credit Parties as the Agent or the Lender may reasonably request.

     SECTION 10.2  Corporate Existence; Foreign Qualification.  Do and cause to
                   ------------------------------------------
be done at all times all things necessary to (a) maintain and preserve the corporate existence of each Credit Party, provided, however, that the Parent or
                                          --------  -------
the Borrower shall be entitled to dissolve in good faith inactive or immaterial Subsidiaries, (b) be, and ensure that each Credit Party is, duly qualified to do business and in good standing as foreign corporations in each jurisdiction where the nature of its business makes such qualification necessary or failure to so qualify could have a Material Adverse Effect, and (c) comply, and cause the Parent and the Subsidiaries to comply, with all contractual obligations and requirements of law binding upon such entity, except to the extent that the failure to comply therewith could not in the aggregate have a Material Adverse Effect.

     SECTION 10.3  Books, Records and Inspections.  (a) Maintain, and cause each
                   ------------------------------
of the Subsidiaries to maintain, complete and accurate books and records; (b) permit, and cause each of the Subsidiaries to permit, access at reasonable times by the Agent, the Issuing Lender and each Lender to its books and records; (c) permit, and cause the Parent and each of the Subsidiaries to permit, the Agent, the Issuing Lender and each Lender to inspect at reasonable times its properties and operations; and (d) permit, and cause the Parent and each of the Subsidiaries to permit, the Agent, the Issuing Lender and each Lender to discuss its business, operations and financial condition with its officers.

     SECTION 10.4  Insurance.
                   ---------

          (a) Maintain, and cause each of the Subsidiaries to maintain with responsible insurance companies, insurance with respect to its properties and business including business interruption insurance against such casualties and contingencies and of such types and in such amounts as is customary in the industry in which such parties are engaged.

          (b) Maintain, and cause each of the Subsidiaries to maintain, a sufficient amount of insurance so that neither the Credit Parties nor the Agent, the Issuing Lender or any Lender will be considered a co-insurer or co-insurers.

          (c) Upon the reasonable request of the Agent, furnish the Agent with copies of all insurance policies, binders and cover notes or other evidence of property or casualty insurance obtained by any Credit Party.

     SECTION 10.5  Taxes and Liabilities.  Pay, and cause each of the
                   ---------------------
Subsidiaries to pay, when due all Taxes and other material liabilities, except as contested in good faith and by appropriate proceedings and with respect to which reserves have been established and are being maintained, in accordance with GAAP.

     SECTION 10.6  Pension Plans and Welfare Plans.  Maintain, and cause each of
                   -------------------------------
the Subsidiaries to maintain, each Pension Plan and Welfare Plan as to which it may have any liability, in compliance in all material respects with all applicable requirements of law.

     SECTION 10.7  Compliance with Laws.  Comply, and cause each of the
                   --------------------
Subsidiaries to comply, with all federal, state and local laws, rules and regulations related to its businesses (including, without limitation, all such laws, rules and regulations relating to Hazardous Materials or the disposal thereof) if the failure so to comply could reasonably have a Material Adverse Effect.

     SECTION 10.8  Maintenance of Permits.  Maintain, and cause each of the
                   ----------------------
Subsidiaries to maintain, all permits, licenses and consents as may be required for the conduct of its business by any state, federal or local government agency or instrumentality (including, without limitation, any such license, consent or permit relating to Hazardous Materials or the disposal thereof) if the failure to maintain such licenses, permits and consents could reasonably have a Material Adverse Effect.

     SECTION 10.9  Environmental Compliance.  Except where such failure would
                   ------------------------
not have a Material Adverse Effect, maintain, and cause each of the Subsidiaries to maintain (a) all necessary permits, approvals, certificates, licenses and other authorizations relating to environmental matters in effect and use and operate all of its facilities and properties in material compliance with all Environmental Laws, and (b) appropriate procedures for the handling of all Hazardous Materials in material compliance with all applicable Environmental Laws, and comply with such procedures at all times.


                        SECTION 11.  NEGATIVE COVENANTS

     Each of the Parent and the Borrower agrees that, on and after the Effective Date and for so long thereafter as the Issuing Lender or any Lender has any Commitment hereunder or any of the Liabilities remains unpaid or outstanding, it will:

     SECTION 11.1  Limitation on Indebtedness.  Not, and not permit any
                   --------------------------
Subsidiary to, incur or at any time be liable with respect to any Indebtedness except:

          (a) Indebtedness outstanding under any Loan Document in respect of the Loans and other Liabilities;

          (b)  Indebtedness outstanding on the Effective Date described on

     Schedule 11.1; provided, that Indebtedness permitted by this clause (b)
     -------------  --------
     does not include any extension, renewal or refunding of any such outstanding Indebtedness;

          (c)  Indebtedness of Subsidiaries owing to the Borrower; provided,
                                                                   --------
     that such Indebtedness is evidenced by a promissory note;

          (d) Indebtedness of the Borrower or a Subsidiary secured by a Permitted Lien;

          (e) Indebtedness of the Borrower or a Subsidiary in respect of Capitalized Lease Liabilities in an aggregate principal amount not exceeding $10,000,000;

          (f) Subordinated Debt of the Borrower or a Subsidiary incurred in connection with an Acquisition.

          (g)  Indebtedness in respect of deferred Taxes;

          (h) unsecured Indebtedness in respect of current accounts payable arising in the ordinary course of business (including open accounts extended by supplies on normal trade terms) in connection with purchases of goods and services, but excluding Funded Indebtedness or Contingent Obligations; and

          (i) other unsecured Indebtedness which when added to the Indebtedness outstanding pursuant to clauses (e) and (f) of this Section 11.1 does not
                                                         ------------
     exceed $20,000,000.

     SECTION 11.2  Liens.  Not, and not permit any Subsidiary to, create, assume
                   -----
or suffer to exist any Lien on any asset now owned or hereafter acquired by it, except for the following (collectively called "Permitted Liens"):

          (a) Liens in favor of the Agent for the benefit of the Issuing Lender and Lenders pursuant to this Agreement and the Related Documents;

          (b) Liens for current Taxes not delinquent or for Taxes being contested in good faith and by appropriate proceedings and with respect to which adequate reserves are being maintained in accordance with GAAP;

          (c)  Liens shown on Schedule 11.2;
                              -------------

          (d) Liens incurred in the ordinary course of business in connection with worker's compensation, unemployment insurance or other forms of governmental insurance or benefits or to secure performance of tenders, statutory obligations, leases and contracts (other than for borrowed money) entered into in the ordinary course of business or to some obligations on surety or appeal bonds;

          (e) Liens of mechanics, carriers, materialmen and other like Liens arising in the ordinary course of business in respect of obligations which are not delinquent or which are being contested in good faith and by appropriate proceedings and with respect to which adequate reserves are being maintained in accordance with GAAP;

          (f) Liens arising in the ordinary course of business for sums being contested in good faith and by appropriate proceedings and with respect to which adequate reserves are being maintained in accordance with GAAP, or for sums not due, and in either case not involving any deposits or advances for borrowed money or the deferred purchase price of property or services;

          (g) Liens on Settlement Accounts securing obligations of the Borrower or any of its Subsidiaries under Settlement Agreements with Settlement Banks; provided that the aggregate amount of all deposits subject to such
            --------
     Liens does not at any time exceed $40,000,000;

          (h) purchase money security interests on any property acquired or held by the Parent, the Borrower or its Subsidiaries (including property acquired pursuant to an Acquisition), securing Indebtedness incurred or assumed for the purpose of financing all or any part of the cost of acquiring such property; provided that (i) any such Lien attaches to such
                              -------- ----
     property concurrently with or within 20 days after the acquisition thereof,
     (ii) such Lien attaches solely to the property so acquired in such transaction, (iii) the principal amount of the debt secured thereby does not exceed 100% of the cost of such property, and (iv) the principal amount of the Indebtedness secured by any and all such purchase money security interests shall not at any time exceed $10,000,000; and

          (i)  Other Liens not of the type described in the foregoing clauses
                                                                      -------
     (a) through (h) securing Indebtedness in an aggregate principal amount not
     ---         ---
     to exceed at any one time outstanding $2,500,000.

     SECTION 11.3  Consolidation, Merger, etc.  Not, and not permit any
                   ---------------------------
Subsidiary to, liquidate or dissolve, consolidate with, or merge into or with, any other Person, or purchase or otherwise acquire all or substantially all of the assets of any Person (or of any division thereof) except:

          (a) any such Subsidiary may liquidate or dissolve voluntarily into, and may merge with and into, the Borrower or any other Subsidiary;

          (b) the Borrower may dissolve any inactive Subsidiary which is not a Significant Subsidiary; and

          (c)  subject to the limitations set forth in Section 13.2, the Credit
                                                       ------------
     Parties may make Acquisitions.

     SECTION 11.4  Asset Disposition, etc.  Not, and not permit any Subsidiary
                   -----------------------
to, sell, assign, lease, transfer, contribute, convey or otherwise dispose of, or grant options, warrants or other rights with respect to, any of its assets to any Person, unless:

          (a) such sale, assignment, transfer, lease, contribution, conveyance or other disposition is in the ordinary course of its business;

          (b) in any one Fiscal Year the aggregate proceeds of such assets, together with the proceeds of all other assets sold, transferred, leased, contributed or conveyed during such Fiscal Year (otherwise than in the ordinary course of business) by the Parent or any of its Subsidiaries pursuant to this clause, does not exceed $2,500,000; or

          (c) the proceeds of such sale, assignment or transfer are within twelve months of such sale, assignment or transfer reinvested in replacement assets or other income producing assets, or are reinvested in the business for similar purposes, provided that (i) the aggregate proceeds of such sale, assignment or transfer does not exceed $12,500,000 in any twelve month period, and (ii) if not so reinvested within twelve months of such sale, assignment or transfer, such proceeds shall be applied to a mandatory prepayment pursuant to Section 6.3.
                                      -----------

     SECTION 11.5  Dividends, etc.  Not (a) declare, pay or make any dividend or
                   ---------------
distribution (in cash, property or obligations) on any shares of any class of capital stock (now or hereafter outstanding) of the Parent or the Borrower or on any warrants, options or other rights with respect to any shares of any class of capital stock (now or hereafter outstanding) of the Parent or the Borrower (other than dividends or distributions payable in its common stock or warrants to purchase its common stock or splitups or reclassifications of its stock into additional or other shares of its common stock) or (b) except pursuant to
Section 11.18, apply or permit any of the Subsidiaries to apply, any funds,
-------------
property or assets to the purchase, redemption, sinking fund or other retirement of any shares of any class of capital stock (now or hereafter outstanding) of the Parent or the Borrower or any option, warrant or other right to acquire shares of capital stock of the Parent or the Borrower (other than any such payment pursuant to stock appreciation rights granted and exercised in accordance with applicable rules and regulations of the Securities and Exchange Commission); or (c) make any deposit for any of the foregoing purposes.

     SECTION 11.6  Investments.  Not, and not permit any Subsidiary to, make,
                   -----------
incur, assume or suffer to exist any Investment in any other Person, except:

          (i)  Investments existing on the Effective Date and identified in

     Schedule 11.6;
     -------------

          (ii)  Cash Equivalent Investments;

          (iii) without duplication, Investments permitted as Indebtedness pursuant to Section 11.1;
                 ------------

          (iv) Investments by the Borrower in any of its Wholly-Owned Subsidiaries, by way of initial contributions to capital made at the time of such Wholly-Owned Subsidiary's organization; provided, that (A) the
                                                     --------
     conditions set forth in Section 11.11 have been satisfied prior to the
                             -------------
     making of such Investment and (B) the aggregate amount of all such contributions to capital made to any Wholly-Owned Subsidiary shall not exceed 10% of the total Investment of the Borrower in such Wholly-Owned Subsidiary;

          (v)  Investments which are Acquisitions, provided, however, that prior
                                                   --------  -------
     to making any Acquisition, the conditions set forth in Section 13.2.4,
                                                            --------------
     13.2.5 and 13.2.6 shall be satisfied, regardless of whether a Loan
     ------     ------
     or Letter of Credit is used in connection with such Acquisition;

          (vi)  Cash deposits held from time to time in Settlement Accounts; and

          (vii) Investments in Joint Ventures to the extent permitted in

     Section 11.8.;
     -------------

provided, however, that no Investment otherwise permitted by clause (iii), (iv)
--------  -------                                            ------------  ----
or (v) shall be permitted to be made if, immediately before or after giving
   ---
effect thereto, any Default or Event of Default shall exist.

     SECTION 11.7  Acquisitions.  Not, and not permit any of the Subsidiaries
                   ------------
to, make any acquisition of assets outside the ordinary course of business, except for Acquisitions by the Credit Parties, provided, however, that prior to
                                               --------  -------
making any Acquisition, the conditions set forth in Section 13.2.4, 13.2.5 and
                                                    --------------  ------
13.2.6 shall be satisfied, regardless of whether a Loan or Letter of Credit is
------
used in connection with such Acquisition.

     SECTION 11.8  Joint Ventures.  Not, and not permit the Parent or any of the
                   --------------
Subsidiaries to, enter into any Joint Venture, except for:

          (i) arrangements with independent sales organizations, trade or similar associations or organizations or associate banks, in each case to the extent made in the ordinary course of business; and

          (ii) profit sharing arrangements with other banks established in connection with an Acquisition in payment or partial payment of the purchase price;

          (iii) Alliances as to which the aggregate Investment of the Parent, the Borrower and the Subsidiaries does not exceed $20,000,000, and

          (iv)  Alliances listed in Schedule 9.10;
                                    -------------

provided, however, that the aggregate Investment of the Parent, the Borrower and
--------  -------
the Subsidiaries in all Alliances permitted under clauses (iii) and (iv) above shall not exceed $100,000,000 at any one time outstanding.

     SECTION 11.9  Rental Obligations.  Not, and not permit any of the
                   ------------------
Subsidiaries to, enter into at any time any arrangement which involves the leasing by any Credit Party from any lessor of any real or personal property (or any interest therein), except arrangements which, together with all other such arrangements then in effect, will not require the payment of an aggregate amount of rentals by all Credit Parties in excess of $2,000,000 for any Fiscal Year or $10,000,000 during the full remaining term of such arrangements; provided,
                                                                 --------
however, that any calculation made for purposes of this Section shall
-------
exclude (a) any amounts required to be expended for maintenance and repairs, insurance, Taxes, assessments, and other similar charges, (b) escalations resulting from a rise in the consumer price or similar index, and (c) rental obligations comprising Capitalized Lease Liabilities of the Borrower and its Subsidiaries.

     SECTION 11.10  Subordinated Debt.  Not, and not permit any Subsidiary to:
                    -----------------

          (a) make any payment (whether of principal, interest or otherwise) on any Subordinated Debt on any day other than the stated, scheduled date for such payment set forth in the documents and instruments evidencing such Subordinated Debt; or

          (b) make any payment on any Subordinated Debt in contravention or violation of the subordination provisions thereof; or

          (c) prepay, redeem, purchase or defease any Subordinated Debt, or make any deposit for any of the foregoing purposes; or

          (d) enter into any amendment or modification of any Subordinated Debt which would in any manner adversely affect the rights of the Lenders in respect of such Subordinated Debt.

     SECTION 11.11  Take or Pay Contracts.  Not, and not permit any Subsidiary
                    ---------------------
to, enter into or be a party to any arrangement for the purchase of materials, supplies, other property or services if such arrangement by its express terms requires that payment be made by the Borrower or such Subsidiary regardless of whether such materials, supplies, other property or services are delivered or furnished to it.

     SECTION 11.12  Regulations G and U.  Not, and not permit any Subsidiary to,
                    -------------------
use or permit any proceeds of the Loans or LC Obligations to be used, either directly or indirectly, for the purpose, whether immediate, incidental or ultimate, of "purchasing or carrying margin stock" within the meaning of Regulations G and U of the Board of Governors of the Federal Reserve System, as amended from time to time.

     SECTION 11.13  Subsidiaries.  (a) Notwithstanding any provision of this
                    ------------
Agreement to the contrary, not create or permit to exist any Subsidiary other than (i) the Wholly-Owned Subsidiaries listed on Schedule 9.10 or (ii)
                                                 -------------
Significant Subsidiaries which concurrently with the creation thereof execute a Guaranty. (accompanied by such supporting documents, including an opinion of counsel, as shall be satisfactory to the Agent) or (iii) Subsidiaries which are not Significant Subsidiaries.

     (b) Not permit any of the Subsidiaries to create or permit to exist any Subsidiary of such Subsidiary.

     (c) Not permit LinkNet, Inc. to be a Significant Subsidiary unless concurrently with its becoming a Significant Subsidiary it shall execute and deliver to the Agent a Guaranty (accompanied by such supporting documents, including an opinion of counsel, as shall be satisfactory to the Agent).

     SECTION 11.14  Other Agreements.  Not, and not permit any Subsidiary to,
                    ----------------
enter into any agreement containing any provision which (a) would be violated or breached by the performance of its obligations hereunder or under any instrument or document delivered or to be delivered by it hereunder or in connection herewith, (b) prohibits or restricts the creation or assumption of any Lien upon its properties, revenues or assets (whether now owned or hereafter acquired) as security for the Liabilities hereunder, (c) prohibits or restricts the ability of any Subsidiary to make dividends or advances or payments to the Borrower, or
(d) prohibits or restricts the ability of the Borrower or any Subsidiary to amend or otherwise modify this Agreement or any other document executed in connection herewith.

     SECTION 11.15  Business Activities.  Not, and not permit any Subsidiary to,
                    -------------------
(a) engage in any type of business except the businesses which the Credit Parties are presently engaged in, or (b) substantially alter the methods by which the Credit Parties conduct such businesses.

     SECTION 11.16  Transactions with Affiliates.  Not, and not permit any
                    ----------------------------
Subsidiary to, enter into, or cause, suffer or permit to exist any arrangement or contract with any of its other

Affiliates unless such arrangement (a) is fair and equitable to the respective Credit Party, (b) is of a sort which would be entered into by a prudent Person in the position of such Credit Party with a Person which is not one of its Affiliates, and (c) is on terms which are not less favorable to such Credit Party than are obtainable from a Person which is not one of its Affiliates.

     SECTION 11.17  Parent Activities.  Not permit the Parent to have any
                    -----------------
business or activities other than (a) the holding of the capital stock of the Borrower, (b) the assets and operations of the Parent existing on the Effective Date, (c) the Investments permitted by clause (v) of Section 11.6, and (d) the
                                                     ------------
execution and delivery by the Parent of its Guaranty and Pledge Agreement hereunder pursuant to this Agreement.

     SECTION 11.18  Employee Stock Purchase Plan.  Not apply or permit any
                    ----------------------------
of the Subsidiaries to apply, any funds, property or assets to the purchase or retirement of any shares of any class of capital stock (now or hereafter outstanding) of the Parent or the Borrower, provided, however, that so
                                            --------  -------
long as no Default or Event of Default shall exist or result therefrom, the Parent or the Borrower may, pursuant to any employee stock purchase plan, repurchase in any one Fiscal Year, shares for a purchase price not to exceed $5,000,000 for all such shares so repurchased by the Parent or the Borrower during such Fiscal Year.


                        SECTION 12.  FINANCIAL COVENANTS

     Each of the Parent and Borrower agrees that, on and after the Effective Date and for so long thereafter as any Lender has any Commitment hereunder or any of the Liabilities remain unpaid or outstanding, it will:

     SECTION 12.1  Fixed Charge Coverage Ratio.  Not permit as of the end of any
                   ---------------------------
Fiscal Quarter the ratio of (a) the sum of Adjusted Consolidated EBITDA plus
                                                                        ----
operating lease payments to (b) the sum of Adjusted Consolidated Interest Charges plus scheduled principal payments on Funded Indebtedness plus operating
        ----                                                     ----
and capitalized lease payments plus Consolidated Capital Expenditures, each for
                               ----
the four consecutive Fiscal Quarters then ended, to be less 1.50:1.

     SECTION 12.2  Funded Debt Ratio.  Not permit at any time the ratio of
                   -----------------
Funded Indebtedness at such date to Consolidated EBITDA, for the most recent four consecutive Fiscal Quarters then ended, to exceed 3.00:1. (For purposes of this Section 12.2, Consolidated EBITDA shall be determined by including
     ------------
historical EBITDA for Acquisitions therefore made, but excluding Acquisition Adjustments relating to such Acquisitions).

     SECTION 12.3  Credit Losses and Chargeback Losses.   For any four
                   -----------------------------------
consecutive Fiscal Quarter period then most recently ended, not permit the aggregate of Credit Losses and (without duplication) Chargeback Losses to exceed an amount equal to the sum of 5% of Consolidated Revenue for such period, plus up to $5,000,000 of Credit Losses and/or Chargeback Losses to the extent and only to the extent that such losses have theretofore been funded by Loans under this Agreement.


                   SECTION 13.  CONDITIONS TO EFFECTIVENESS
                               OF THIS AGREEMENT

     The obligation of each of the Lenders to make its Loans and of the Issuing Lender to issue Letters of Credit is subject to the performance by the Borrower of all of its obligations under this Agreement and to the satisfaction of the following conditions precedent:

     SECTION 13.1  Effective Date.  Prior to or as of the Effective Date the
                   --------------
Agent shall have received all of the following, each, except to the extent otherwise specified below, duly executed by a Responsible Officer, dated as of the Effective Date, in form and substance satisfactory to the Agent, and each in sufficient number of signed counterparts to provide one for each Lender:

          13.1.1 For each Lender, an appropriately completed Revolving Note, payable to the order of such Lender;

          13.1.2 The Parent Pledge Agreement, together with the stock certificates pledged thereunder accompanied by stock powers duly executed in blank;

          13.1.3  The Parent Guaranty;

          13.1.4 A Subsidiary Guaranty of each Significant Subsidiary set forth on Schedule 9.10.
        -------------

          13.1.5 A favorable opinion of Long, Aldridge & Norman, counsel to the Borrower and the Parent, substantially in the form of Exhibit I hereto, and
                                                           ---------
     addressing such other legal matters as the Agent may require;

          13.1.6 An officer's certificate of the Parent, the Borrower and each Significant Subsidiary, each substantially in the form of Exhibit J hereto
                                                               ---------
     and dated as of the date hereof, signed by the president or any vice-president of the Parent, Borrower or Significant Subsidiary, as the case may be and attested to by the secretary or any assistant secretary, together with certified copies of the Parent's and Borrower's and each Significant Subsidiary's articles of incorporation, by-laws, resolutions and any other document pursuant to the terms thereof;

          13.1.7 Evidence of the good standing of the Parent, the Borrower and each Subsidiary in the jurisdiction in which it is incorporated;

          13.1.8 Evidence that the Borrower shall have paid to the Agent the fees and expenses provided for herein;

          13.1.9 Evidence that the existing Credit Agreement, amended and restated as of January 31, 1996, among the Borrower, certain financial institutions party thereto and BofA, as agent, has been terminated and all principal, interest, fees and expenses and other Liabilities (as defined therein) thereunder shall have been paid (and, all security has been released except for the pledge by the Parent pursuant to Section
                                                              -------

     8.2 (a));
     --------

          13.1.10 Such other information and documents as may reasonably be required by the Agent, the Issuing Lender or their counsel.

     SECTION 13.2   Acquisition Cost Borrowing.  In the case of a Revolving Loan
                   ---------------------------
or Letter of Credit issued in connection with any Acquisition after the Effective Date, the Agent shall have received all of the following, each, except to the extent otherwise specified below, duly executed by a Responsible Officer, dated the date of such Loan or Letter of Credit (or such other date as shall be satisfactory to the Agent), in form and substance satisfactory to the Agent, and each in sufficient number of signed counterparts to provide one for each Lender:

          13.2.1 To the extent that the anticipated Acquisition Costs of such Acquisition exceed $10,000,000, a certificate executed by a Responsible Officer of the Borrower to the effect that (i) attached thereto is the principal agreement governing such Acquisition, (ii) such agreement has been duly executed by all parties thereto, and (iii) such Acquisition shall be duly consummated in accordance with the terms of such agreement, without material modification or waiver of any of such terms;

          13.2.2 If the proceeds of such Revolving Loan are to be loaned to a Wholly-Owned Subsidiary for purposes of effectuating the Acquisition, a Subsidiary Guaranty;

          13.2.3 If the related Acquisition is structured as an acquisition of stock by merger of a Wholly-Owned Subsidiary, a secretary's certificate of such Wholly-Owned Subsidiary, dated as of the date of such Revolving Loan, certifying a copy of the merger agreement and the articles of merger or merger certificate, each as duly executed by such Wholly-Owned Subsidiaries and the third-party Person whose capital stock is acquired in connection with such Acquisition;

          13.2.4 A certificate executed by the chief financial officer of the Borrower, dated as of the date of such Revolving Loan, to the effect that
     (a) the Borrower has obtained all financing necessary to fund such Acquisition, (b) to the extent that the anticipated Acquisition Costs related to such Acquisition exceed $10,000,000, such Acquisition Costs equal or exceed the principal amount of such Revolving Loan, (c) attached thereto is an itemized description and Dollar amount of all such Acquisition Costs, (d) attached thereto is a business description and summary of the terms of the Acquisition being funded by such Revolving Loan; (e) attached thereto is a computation of the Acquisition Adjustments with respect to the related Acquisition, and (f) the conditions in Section
     13.2.6 are satisfied; and

          13.2.5 In the case of an Acquisition with respect to which the anticipated Acquisition Costs exceed $25,000,000, a duly completed Compliance Certificate, dated as of the date of such Revolving Loan, signed by the chief financial officer of the Borrower, containing, among other things, on a pro forma basis for the most recent four consecutive Fiscal Quarters then ended and on a projected basis for the following four consecutive Fiscal Quarters (such computation on a projected basis to commence as of the first day of the Fiscal Quarter in which such Revolving Loan is requested), in each case after giving effect to Acquisition Adjustments, (a) a computation of, and showing compliance with, each of the applicable financial ratios and restrictions contained in Sections 11 and
                                                               -----------
     12, and (b) a computation of the Adjusted Funded Debt Ratio, such
     --
     computation in each case to show an Adjusted Funded Debt Ratio of not greater than 2.00:1; and

          13.2.6 The Acquisition Costs of such Acquisition shall not exceed $60,000,000 and the Acquisition Costs of such Acquisition, when added to the Acquisition Costs of all other Acquisitions consummated in the previous twelve month period shall not exceed $100,000,000.

     SECTION 13.3  All Loans and Letters of Credit.  The obligation of each
                   -------------------------------
Lender to make each Loan of any Type and of the Issuing Lender to issue each Letter of Credit (including the initial Loan and Letter of Credit) is subject to the following further conditions precedent:

          13.3.1 Receipt by the Agent of a Borrowing Request or an LC Application, as applicable;

          13.3.2 As of the date of such Loan or Letter of Credit, (a) no Default or Event of Default exists or will result from the making of such Loan or issuance of such Letter of Credit, (b) the representations and warranties of the Parent, the Borrower and the Subsidiaries contained in
     Section 9 are true and correct with the same effect as though made on the
     ---------
     date of the making of such Loan or issuance of such Letter of Credit, and
     (c) no Material Litigation exists except as disclosed on Schedule 9.8, and
                                                              ------------
     since the Effective Date no Material Litigation Development has occurred with respect to any Litigation so disclosed on Schedule 9.8;
                                                                 ------------

          13.3.3 Such other information and documents as may reasonably be required by the Agent, the Issuing Lender or their counsel.

                SECTION 14.  EVENTS OF DEFAULT AND THEIR EFFECT

     SECTION 14.1  Events of Default.  An "Event of Default" shall exist if any
                   -----------------
one or more of the following events (herein collectively called "Events of Default") shall occur and be continuing:

          14.1.1  Non-Payment of Loans, etc.  (a) Default in the payment or
                  -------------------------
     prepayment when due of any principal of any Loan; or (b) default in the payment or prepayment when due of any reimbursement obligation with respect to any LC Obligation; or (c) default and continuance for five days in the payment when due of any interest, fee or other amount owing by the Borrower pursuant to this Agreement.

          14.1.2  Non-Payment of Other Indebtedness.  Default in the payment
                  ---------------------------------
     when due (subject to any applicable grace period), whether by acceleration or otherwise, of any Indebtedness of any Credit Party (other than trade payable in the ordinary course of business and Indebtedness in respect of this Agreement) in an amount in excess of $2,500,000 or default in the performance or observance of any obligation or condition with respect to any such Indebtedness if the effect of such default is to accelerate the maturity of any such Indebtedness or to permit the holder or holders thereof, or any trustee or agent for such holders, to cause such Indebtedness to become due and payable prior to its expressed maturity.

          14.1.3  Bankruptcy, Insolvency, etc.  Any Credit Party becomes
                  ---------------------------
     insolvent or generally fails to pay, or admits in writing its inability to pay, debts as they become due; or any Credit Party applies for, consents to, or acquiesces in the appointment of, a trustee, receiver or other custodian for any Credit Party or any material portion of the property thereof, or makes a general assignment for the benefit of creditors; or, in the absence of such application, consent or acquiescence, a trustee, receiver or other custodian is appointed for any Credit Party or for a substantial part of the property of any thereof and is not discharged within sixty days; or any bankruptcy, reorganization, debt arrangement, or other case or proceeding under any bankruptcy or insolvency law, or any dissolution or liquidation proceeding (except the voluntary dissolution, not under any bankruptcy or insolvency law, of a Subsidiary other than the Borrower), is commenced in respect of any Credit Party and if such case or proceeding is not commenced by any Credit Party, it is consented to or acquiesced in by such Credit Party or remains for thirty days undismissed; or any Credit Party takes any corporate action to authorize, or in furtherance of, any of the foregoing.

          14.1.4  Defaults Under this Agreement.  Failure by the Borrower or the
                  -----------------------------
     Parent to comply with or perform any of the covenants or agreements set forth in Sections 10.1.8, 10.3, 11 and 12.
              ---------------  ----  --     --

          14.1.5  Other Noncompliance with this Agreement.  Failure by the
                  ---------------------------------------
     Parent, the Borrower or any Subsidiary to comply with or perform any other provision of this Agreement or the Related Documents applicable to it (other than those listed in Section 14.1.4 or those constituting an Event
                                 --------------
     of Default under any of the other provisions of this Section 14) and
                                                          ----------
     continuance of such failure for thirty days after notice thereof to the Borrower from the Agent, any Lender, or any Holder.

          14.1.6  Representations and Warranties.  Any representation or
                  ------------------------------
     warranty made by any Credit Party herein or in any of the Related Documents is false or misleading in any material respect as of the date hereof or as of the date hereafter certified, or any schedule, certificate, financial statement, report, notice, or other writing furnished by any Credit Party to the Agent or any Lender is false or misleading in any material respect on the date as of which the facts therein set forth are stated or certified.

          14.1.7  Pension Plans and Welfare Plans.  With respect to any Pension
                  -------------------------------
     Plan as to which any Credit Party may have any liability, there shall exist a deficiency of more than $500,000 in the Pension Plan assets available to satisfy the benefits guaranteeable under ERISA with respect to such Pension Plan, and steps are undertaken to terminate such plan or such Pension Plan is terminated or any Credit Party withdraws from or institutes steps to withdraw from such Pension Plan or any material Reportable Event with respect to such Pension Plan shall occur. With respect to any Welfare Plans as to which any Credit Party may have any liability, there shall occur any event which could result in the incurrence by such Credit Party of any increase in excess of $500,000 in the vested or contingent liability of such Credit Party with respect to any post-retirement Welfare Plan benefit.

          14.1.8  Adverse Judgment.  One or more final judgments or decrees
                  ----------------
     shall be entered against any Credit Party involving, in the aggregate, a liability (not covered by collectible insurance) of $2,500,000 or more and all such judgments or decrees in excess of $500,000 shall not have been vacated, satisfied, discharged or stayed or bonded pending appeal within thirty consecutive days from the entry thereof.

          14.1.9  Related Documents.  Any Credit Party shall fail to comply with
                  -----------------
     any of the provisions of the Related Documents applicable to it within any applicable grace period or, if no grace period is specified, within thirty days after notice of such failure has been given to the Borrower by the Agent; or any of the Related Documents shall fail to remain in full force and effect (other than pursuant to its terms) and such failure shall continue for ten days after notice of such failure has been given to the Borrower by the Agent; or any action shall be taken by any Credit Party to discontinue any of the Related Documents to which it is a party or to assert the invalidity of any thereof.

          14.1.10  Change in Control.  The occurrence of a Change in Control.
                   -----------------

          14.1.11  Settlement Agreements.  Any materially adverse development in
                   ---------------------
     arrangements of any Credit Party with a Settlement Bank, including, without limitation, the occurrence of any material default under a Settlement Agreement; provided, however, that no termination of any Settlement
                --------  -------
     Agreement shall be considered an adverse development so long as a successor Settlement Bank agrees to assume all settlement obligations of the predecessor Settlement Bank, and such termination otherwise does not result in a Material Adverse Effect.

     SECTION 14.2  Effect of Event of Default.  If any Event of Default
                   --------------------------
described in Section 14.1.3 shall occur and be continuing, the Commitments (if
             --------------
they have not theretofore terminated) shall immediately terminate and all Liabilities shall become immediately due and payable, all without notice of any kind; and, in the case of any other Event of Default, the Agent may (or shall, upon the written request of the Required Lenders) declare the Commitments (if they have not theretofore terminated) to be terminated and all Liabilities to be due and payable, whereupon the Commitments (if they have not theretofore terminated) shall immediately terminate and all Liabilities shall become immediately due and payable, all without presentment, demand, protest or notice of any kind. The Agent shall promptly advise the Borrower and each Lender of any such declaration, but failure to do so shall not impair the effect of such declaration. Notwithstanding the foregoing or any provision of Section 17.1, the
                                                               ------------
effect as an Event of Default of any event described in Section 14.1.3 may be
                                                        --------------
waived by the written concurrence of the Holders of 100% of the aggregate unpaid principal amount of the Loans and LC Obligations, and the effect as an Event of Default of any other event described in this Section 14 may be waived as
                                             ----------
provided in Section 17.1.
            ------------


                             SECTION 15.  THE AGENT


     SECTION 15.1  Appointment and Authorization; "Agent".  (a) Each Lender
                   -------------------------------------
hereby irrevocably (subject to Section 15.09) appoints, designates and authorizes the Agent to take such action on its behalf under the provisions of this Agreement and each other Loan Document and to exercise such powers and perform such duties as are expressly delegated to it by the terms of this Agreement or any other Loan Document, together with such powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary contained elsewhere in this Agreement or in any other Loan Document, the Agent shall not have any duties or responsibilities, except those expressly set forth herein, nor shall the Agent have or be deemed to have any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against the Agent. Without limiting the generality of the foregoing sentence, the use of the term "agent" in this Agreement with reference to the Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law. Instead, such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties.

     (b) The Issuing Lender shall act on behalf of the Lenders with respect to any Letters of Credit Issued by it and the documents associated therewith until such time and except for so long as the Agent may agree at the request of the Required Lenders to act for such Issuing Lender with respect thereto; provided,
                                                                      --------
however, that the Issuing Lender shall have all the benefits and immunities (i)
-------
provided to the Agent in this Section 15 with respect to any acts taken or omissions suffered by the Issuing Lender in connection with Letters of Credit Issued by it or proposed to be Issued by it and the application and agreements for letters of credit pertaining to the Letters of Credit as fully as if the term "Agent," as used in this Section 15, included the Issuing Lender with respect to such acts or omissions, and (ii) as additionally provided in this agreement with respect to the Issuing Lender.

     SECTION 15.2  Delegation of Duties.  The Agent may execute any of its
                   --------------------
duties under this Agreement or any other Loan Document by or through agents, employees or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Agent shall not be responsible for the negligence or misconduct of any agent or attorney-in-fact that it selects with reasonable care.

     SECTION 15.3  Liability of Agent.  None of the Agent-Related Persons shall
                   ------------------
(i) be liable for any action taken or omitted to be taken by any of them under or in connection with this Agreement or any other Loan Document or the transactions contemplated hereby (except for its own gross negligence or willful misconduct), or (ii) be responsible in any manner to any of the Lenders for any recital, statement, representation or warranty made by the Borrower or any Subsidiary or Affiliate of the Borrower, or any officer thereof, contained in this Agreement or in any other Loan Document, or in any certificate, report, statement or other document referred to or provided for in, or received by the Agent under or in connection with, this Agreement or any other Loan Document, or the validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document, or for any failure of the Borrower or any other party to any Loan Document to perform its obligations hereunder or thereunder. No Agent-Related Person shall be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of the Borrower or any of the Borrower's Subsidiaries or Affiliates.

     SECTION 15.4  Reliance by Agent.  (a)  The Agent shall be entitled to rely,
                   -----------------
and shall be fully protected in relying, upon any writing, resolution, notice, consent, certificate, affidavit, letter, telegram, facsimile, telex or telephone message, statement or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons, and upon advice and statements of legal counsel (including counsel to the Borrower), independent accountants and other experts selected by the Agent. The Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document unless it shall first receive such advice or concurrence of the Required Lenders as it deems appropriate and, if it so requests, it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action.
The Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement or any other Loan Document in accordance with a request or consent of the Required Lenders and such request and any action taken or failure to act pursuant thereto shall be binding upon all of the Lenders.

          (b) For purposes of determining compliance with the conditions specified in Section 13, each Lender that has executed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter either sent by the Agent to such Lender for consent, approval, acceptance or satisfaction, or required thereunder to be consented to or approved by or acceptable or satisfactory to the Lender.

     SECTION 15.5  Notice of Default.  The Agent shall not be deemed to have
                   -----------------
knowledge or notice of the occurrence of any Default or Event of Default, except with respect to defaults in the payment of principal, interest and fees required to be paid to the Agent for the account of the Lenders, unless the Agent shall have received written notice from a Lender or the Borrower referring to this Agreement, describing such Default or Event of Default and stating that such notice is a "notice of default". The Agent will notify the Lenders of its receipt of any such notice. The Agent shall take such action with respect to such Default or Event of Default as may be requested by the Required Lenders in accordance with Section 14.2; provided, however, that unless and until the Agent
                              --------  -------
has received any such request, the Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable or in the best interest of the Lenders.

     SECTION 15.6  Credit Decision.  Each Lender acknowledges that none of the
                   ---------------
Agent-Related Persons has made any representation or warranty to it, and that no act by the Agent hereinafter taken, including any review of the affairs of any or all of the Credit Parties, shall be deemed to constitute any representation or warranty by any Agent-Related Person to any Lender. Each Lender represents to the Agent that it has, independently and without reliance upon any Agent-Related Person and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, prospects, operations, property, financial and other condition and credit worthiness of any or all of the Credit Parties, and all applicable bank regulatory laws relating to the transactions contemplated hereby, and made its own decision to enter into this Agreement and to extend credit to any or all of the Credit Parties hereunder. Each Lender also represents that it will, independently and without reliance upon any Agent-Related Person and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition and credit worthiness of any or all of the Credit Parties. Except for notices, reports and other documents expressly herein required to be furnished to the Lenders by the Agent, the Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, prospects, operations, property, financial and other condition or credit worthiness of any or all of the Credit Parties which may come into the possession of the Agent-Related Persons.

     SECTION 15.7  Indemnification of Agent.  Whether or not the transactions
                   ------------------------
contemplated hereby are consummated, the Lenders shall indemnify upon demand the Agent-Related Persons (to the extent not reimbursed by or on behalf of the Borrower and without limiting the obligation of the Borrower to do so), pro rata, from and against any and all Indemnified Liabilities; provided, however,
                                                            --------  -------
that no Lender shall be liable for the payment to the Agent-Related Persons of any portion of such Indemnified Liabilities resulting solely from such Person's gross negligence or willful misconduct. Without limitation of the foregoing, each Lender shall reimburse the Agent upon demand for its ratable share of any costs or out-of-pocket expenses (including Attorney Costs) incurred by the Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, any other Loan Document, or any document contemplated by or referred to herein, to the extent that the Agent is not reimbursed for such expenses by or on behalf of the Borrower. The undertaking in this Section shall survive the payment of all Liabilities hereunder and the resignation or replacement of the Agent.

     SECTION 15.8  Agent in Individual Capacity.  BofA and its Affiliates may
                   ----------------------------
make loans to, issue letters of credit for the account of, accept deposits from, acquire equity interests in and generally engage in any kind of banking, trust, financial advisory, underwriting or other business with the Borrower and its Subsidiaries and Affiliates as though BofA were not the Agent hereunder and without notice to or consent of the Lenders. The Lenders acknowledge that, pursuant to such activities, BofA or its Affiliates may receive information regarding the Borrower or its Affiliates (including information that may be subject to confidentiality obligations in favor of the Borrower or such Affiliates) and acknowledge that the Agent shall be under no obligation to provide such information to them. With respect to its Loans, BofA shall have the same rights and powers under this Agreement as any other Lender and may exercise the same as though it were not the Agent, and the terms "Lender" and "Lenders" include BofA in its individual capacity.

     SECTION 15.9  Successor Agent.  The Agent may, and at the request of the
                   ---------------
Required Lenders shall, resign as Agent upon 30 days' notice to the Lenders. If the Agent resigns under this Agreement, the Required Lenders shall appoint from among the Lenders a successor agent for the Lenders [which successor agent shall be approved by the Borrower (such approval not to be unreasonably withheld)].
If no successor agent is appointed prior to the effective date of the resignation of the Agent, the Agent may appoint, after consulting with the Lenders and the Borrower, a successor agent from among the Lenders. Upon the acceptance of its appointment as successor agent hereunder, such successor agent shall succeed to all the rights, powers and duties of the retiring Agent and the term "Agent" shall mean such successor agent and the retiring Agent's appointment, powers and duties as Agent shall be terminated. After any retiring Agent's resignation hereunder as Agent, the provisions of this Section 15 and Sections 17.3 and 17.4 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement. If no successor agent has accepted appointment as Agent by the date which is 30 days following a retiring Agent's notice of resignation, the retiring Agent's resignation shall nevertheless thereupon become effective and the Lenders shall perform all of the duties of the Agent hereunder until such time, if any, as the Required Lenders appoint a successor agent as provided for above. Notwithstanding the foregoing, however, BofA may not be removed as the Agent at the request of the Required Lenders unless BofA shall also simultaneously be replaced as "Issuing Lender" hereunder pursuant to documentation in form and substance reasonably satisfactory to BofA.

     SECTION 15.10  Withholding Tax.  (a) If any Lender is a "foreign
                    ---------------
corporation, partnership or trust" within the meaning of the Code and such Lender claims exemption from, or a reduction of, U.S. withholding tax under Sections 1441 or 1442 of the Code, such Lender agrees with and in favor of the Agent, to deliver to the Agent:

               (i) if such Lender claims an exemption from, or a reduction of, withholding tax under a United States tax treaty, two properly completed and executed copies of IRS Form 1001 before the payment of any interest or fees in the first calendar year and before the payment of any interest or fees in each third succeeding calendar year during which interest or fees may be paid under this Agreement;

               (ii) if such Lender claims that interest or fees paid under this Agreement is exempt from United States withholding tax because it is effectively connected with a United States trade or business of such Lender, two properly completed and executed copies of IRS Form 4224 before the payment of any interest or fees is due in the first taxable year of such Lender and in each succeeding taxable year of such Lender during which interest or fees may be paid under this Agreement; and

               (iii) such other form or forms as may be required under the Code or other laws of the United States as a condition to exemption from, or reduction of, United States withholding tax.

          Such Lender agrees to promptly notify the Agent of any change in circumstances which would modify or render invalid any claimed exemption or reduction.

          (b) If any Lender claims exemption from, or reduction of, withholding tax under a United States tax treaty by providing IRS Form 1001 and such Lender sells, assigns, grants a participation in, or otherwise transfers all or part of the Liabilities of the Borrower owing to such Lender, such Lender agrees to notify the Agent of the percentage amount in which it is no longer the beneficial owner of Liabilities of the Borrower owing to such Lender. To the extent of such percentage amount, the Agent will treat such Lender's IRS Form 1001 as no longer valid.

          (c) If any Lender claiming exemption from United States withholding tax by filing IRS Form 4224 with the Agent sells, assigns, grants a participation in, or otherwise transfers all or part of the Liabilities of the Borrower owing to such Lender, such Lender agrees to undertake sole responsibility for complying with the withholding tax requirements imposed by Sections 1441 and 1442 of the Code.

          (d) If any Lender is entitled to a reduction in the applicable withholding tax, the Agent may withhold from any interest payment to such Lender an amount equivalent to the applicable withholding tax after taking into account such reduction. However, if the forms or other documentation required by subsection (a) of this Section are not delivered to the Agent, then the Agent may withhold from any interest payment to such

Lender not providing such forms or other documentation an amount equivalent to the applicable withholding tax imposed by Sections 1441 and 1442 of the Code, without reduction.

          (e) If the IRS or any other governmental authority of the United States or other jurisdiction asserts a claim that the Agent did not properly withhold tax from amounts paid to or for the account of any Lender (because the appropriate form was not delivered or was not properly executed, or because such Lender failed to notify the Agent of a change in circumstances which rendered the exemption from, or reduction of, withholding tax ineffective, or for any other reason) such Lender shall indemnify the Agent fully for all amounts paid, directly or indirectly, by the Agent as tax or otherwise, including penalties and interest, and including any taxes imposed by any jurisdiction on the amounts payable to the Agent under this Section, together with all costs and expenses (including Attorney Costs). The obligation of the Lenders under this subsection shall survive the payment of all Liabilities and the resignation or replacement of the Agent.


                  SECTION 16.  ASSIGNMENTS AND PARTICIPATIONS

     SECTION 16.1  Assignments.  (a) With the prior written consent of the Agent
                   -----------
and the Borrower (not to be unreasonably withheld), each Lender shall have the right at any time to assign, to any Eligible Assignee, all, or any ratable part of all, of such Lender's rights and obligations under the Loan Documents including its rights in respect of Loans, Notes, Letters of Credit and LC Obligations and its obligations in respect of Commitments to make Loans or participate in Letters of Credit. Any such assignment shall be pursuant to an assignment agreement, substantially in the form of Exhibit K (an "Assignment
                                                   ---------
Agreement"), duly executed by such Lender and the Eligible Assignee, and acknowledged by the Agent. Although its failure to do so will not affect any of the rights or obligations provided for therein or herein, the Borrower agrees to duly acknowledge any Assignment Agreement executed by any assigning Lender promptly after its receipt of the same. No assignment by the Issuing Lender shall relieve it from its obligations in respect of the Letters of Credit, it being understood that any assignment by the Issuing Lender as to Letters of Credit shall be deemed to automatically constitute an assignment by the Issuing Lender and the purchase by the Eligible Assignee of a participating interest in such Letters of Credit.

     (b) Each assignment, if to a Person other than a Lender, shall be in an amount equal to or in excess of $5,000,000. In the case of any such assignment, upon the execution and delivery of such Assignment Agreement by such Lender and the Borrower to the Agent, the payment by the assignor and/or Eligible Assignee of a processing and recording fee of $3,000 to the Agent and the making of any payment by the Eligible Assignee required by the assigning Lender, this Agreement shall be deemed to be amended to the extent, and only to the extent, necessary to reflect the addition of such Eligible Assignee, and the Eligible Assignee shall for all purposes be a Lender party hereto and shall have, to the extent of such assignment, the same rights and obligations as a Lender hereunder, including the right to approve or disapprove actions which, in accordance with the terms hereof, require the approval of the Lenders or the Required Lenders, as the case may be, and the obligations to make Loans and to participate in Letters of Credit.

     (c) Upon the consummation of any assignment, the assigning Lender shall be relieved from its obligations hereunder to the extent of the obligations so assigned (except, (i) obligations of the Issuing Lender in respect of the Letters of Credit issued by it, and (ii) to the extent, if any, that the Borrower, any other Lender or the Agent has rights against such assigning Lender as a result of any default by such Lender under this Agreement) and appropriate arrangements shall be made so that, if required, replacement Notes are issued to such assigning Lender and new Notes or, as appropriate, replacement Notes are issued to the Eligible Assignee, in each case in principal amounts reflecting their outstanding Loans as adjusted pursuant to such Assignment Agreement. Promptly following the consummation of each assignment, the Agent shall furnish to the Borrower, the Issuing Lender and each Lender revised Schedule 1.1A,
                                                            -------------
revised to reflect such assignment.

     (d)  Notwithstanding Sections 16.1(a) and (b), at any time an Event of
                          ----------------     ---
Default shall exist, consent of the Borrower shall not be required in connection with any assignment by a Lender pursuant to Section 16.
                                            ----------

     SECTION 16.2  Participations.  Each Lender may grant participations in all
                   --------------
or any part of its Loans, Notes, Letters of Credit and LC Obligations to any commercial bank, insurance company or other financial institution. A participant shall not have any rights under this Agreement or any other document delivered in connection herewith (the participant's rights against such Lender in respect of such participation to be those set forth in the agreement executed by such Lender in favor of the participant relating thereto, which agreement with respect to such participation shall not restrict such Lender's ability to make any modification, amendment or waiver to this Agreement without the consent of the participant except that the consent of such participant may be required in connection with matters requiring the consent of all of the Lenders under
Section 17.1).  All amounts payable by the Borrower under this Agreement shall
------------
be determined as if the Lender had not sold such participation. In the event of any such sale by a Lender of participating interests to a participant, such Lender's obligations under this Agreement shall remain unchanged, such Lender shall remain solely responsible for the performance thereof, such Lender shall remain the holder of any obligation for all purposes under this Agreement, and the Borrower and the Agent shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement.

     SECTION 16.3  Disclosure of Information.  The Borrower authorizes each
                   -------------------------
Lender to disclose to any participant, assignee or Eligible Assignee (each, a "Transferee") and any prospective Transferee any and all financial and other information in such Lender's possession concerning the Borrower and its Subsidiaries which has been delivered to such Lender by the Borrower in connection with such Lender's credit evaluation of the Borrower prior to entering into this Agreement or which has been delivered to such Lender by the Borrower pursuant to this Agreement; provided that such Lender shall promptly
                                     --------
notify the Borrower of such disclosure.

     SECTION 16.4  Foreign Transferees.  If, pursuant to this Section 16, any
                   -------------------                        ----------
interest in this Agreement or any Loan, Letter of Credit, Note or LC Obligation is transferred to any Transferee which is organized under the laws of any jurisdiction other than the United States or any state thereof, the transferor Lender shall cause such Transferee (other than any participant), and may cause any participant, concurrently with the effectiveness of such transfer, (a) to represent to the transferor Lender (for the benefit of the transferor Lender, the Agent, and the Borrower) that under applicable law and treaties no Taxes will be required to be withheld by the Agent, the Borrower or the transferor Lender with respect to any payments to be made to such Transferee in respect of the Loans, Notes or Letters of Credit, (b) to furnish to the transferor Lender, the Agent and the Borrower either U.S. Internal Revenue Service Form 4224 or U.S. Internal Revenue Service Form 1001 (wherein such transfer claims entitlement to complete exemption from U.S. federal withholding tax on all interest payments hereunder), and (c) to agree (for the benefit of the transferor Lender, the Agent and the Borrower) to provide the transferor Lender, the Agent and the Borrower a new Form 4224 or Form 1001 upon the obsolescence of any previously delivered form and comparable statements in accordance with applicable U.S. laws and regulations and amendments duly executed and completed by such Transferee, and to comply from time to time with all applicable U.S. laws and regulations with regard to such withholding tax exemption.

                          SECTION 17.  MISCELLANEOUS

     SECTION 17.1  Waivers and Amendments.  The provisions of any of the Loan
                   ----------------------
Documents may from time to time be amended, modified or waived, if such amendment, modification or waiver is in writing and consented to by the Borrower and the Required Lenders; provided, that no such amendment, modification or
                          --------
waiver:

          (a) which would modify any requirement hereunder that any particular action be taken by all Lenders or by the Required Lenders, shall be effective without the consent of each Lender;

          (b)  which would modify this Section 17.1, change the definition of
                                       ------------
     "Required Lenders," change any Percentage for any Lender (except pursuant to Sections 2.4 or 16.1), reduce any fees, extend the Revolving Termination
        ------------    ----
     Date, or subject any Lender to any additional obligations, shall be effective without the consent of each Lender;

          (c) which would permit the release of all or substantially all of the stock pledged by the Parent pursuant to Section 8.2(a), shall be effective
                                             --------------
     without the consent of each Lender;

          (d) which would extend the due date for, or reduce the amount of, any payment or prepayment of principal of or interest on any Loan or any reimbursement obligation, interest or fees with respect to any LC Obligation, shall be effective without the consent of the Holder of such Loan or LC Obligation; or

          (e) which would affect adversely the interests, rights or obligations of the Agent (in its capacity as the Agent), shall be effective without consent of the Agent.

     SECTION 17.2  Notices.  All notices, requests and other communications to
                   -------
any party hereunder shall be in writing (including bank wire, telex or similar writing) and shall be given to such party at its address or telex number set forth on the signature pages hereof or such other address or telex number as such party may hereafter specify for the purpose by notice to the Agent and the Borrower. Each such notice, request or other communication shall be effective
(a) if given by telex, when such telex is transmitted to the telex number specified in this Section and the appropriate answerback is received, (b) if given by mail, 72 hours after such communication is deposited in the mails with first class postage prepaid, addressed as aforesaid or

(c) if given by any other means, when delivered at the address specified in this Section; provided, that notices to the Agent under Sections 3, 4 and 15 shall
         --------                                  ----------  -     --
not be effective until received by the Agent.

     SECTION 17.3  Payment of Costs and Expenses.  The Borrower agrees to pay on
                   -----------------------------
demand all reasonable expenses of the Agent (including Attorney Costs) in connection with:

          (a) the negotiation, preparation, execution and delivery of the Loan Documents, including schedules and exhibits, and any amendments, waivers, consents, supplements or other modifications to any of the Loan Documents as may from time to time hereafter be required, whether or not the transactions contemplated hereby or thereby are consummated,

          (b) the filing, recording, refiling or rerecording of any of the Loan Documents and/or any Uniform Commercial Code financing statements relating thereto and all amendments, supplements and modifications to any thereof and any and all other documents or instruments of further assurance required to be filed or recorded or refiled or rerecorded by the terms of the Loan Documents, and

          (c) the preparation and/or review of the form of any document or instrument relevant to the Loan Documents.

The Borrower further agrees to pay, and to save the Agent and the Lenders harmless from all liability for, any stamp or other Taxes which may be payable in connection with the execution or delivery of this Agreement, the Borrowings hereunder, or the Loan Documents. The Borrower also agrees to reimburse the Agent, the Issuing Lender and each Lender (without duplication) upon demand for all reasonable out-of-pocket expenses (including Attorney Costs) incurred by the Agent, the Issuing Lender or such Lender in connection with (x) the negotiation of any restructuring or "work-out," whether or not consummated, of any Liabilities and (y) the enforcement of any Liabilities and the consideration of legal issues relevant hereto and thereto. All obligations of the Borrower provided for in this Section 17.3 shall survive termination of this Agreement.
                     ------------

     SECTION 17.4  Indemnity.  The Borrower agrees to indemnify each Lender and
                   ---------
hold each Lender harmless from and against any and all liabilities, losses, damages, costs and expenses of any kind (including, without limitation, Attorney Costs for any Lender) in connection with any investigative, administrative or judicial proceedings whether or not such Lender shall be designated a party thereto, which may be reasonably incurred by such Lender (or by the Agent or the Issuing Lender in connection with its actions as Agent or Issuing Lender hereunder), relating to or arising out of this Agreement or any actual or proposed use of the proceeds of the Loans or LC Obligations hereunder; provided, that no Lender shall have the right to be
                       --------
indemnified hereunder for its own gross negligence or willful misconduct as determined by a court of competent jurisdiction. All obligations of the Borrower provided for in this Section 17.4 shall survive termination of this Agreement.
                     ------------

     SECTION 17.5  Subsidiary References/Captions.  The provisions of this
                   ------------------------------
Agreement relating to Subsidiaries shall apply only during such times as the Borrower has one or more Subsidiaries. Section captions used in this Agreement are for convenience only, and shall not affect the construction of this Agreement.

     SECTION 17.6  Disclosure of Information.  The Agent and each Lender agrees
                   -------------------------
to maintain the confidentiality of all information provided to it by the Borrower and each of its Affiliates under this Agreement, provided that the Agent and each Lender shall be permitted to disclose information regarding the Credit Parties (i) to any other Agent or Lender, or to any actual or potential Eligible Assignee or participant (provided that such Eligible Assignee or participant agrees to be similarly bound by the confidentiality hereof), (ii) to any Affiliate, agent, or employee of a Lender who agrees to be bound by this

Section 17.6, (iii) upon order of any court or administrative agency, (iv) upon
------------
the request or demand of any regulatory agency or authority having jurisdiction over such party, (v) which has been publicly disclosed, (vi) which has been obtained from any Person that is not a party hereto or an Affiliate, agent or employee of any such party, (vii) in connection with the exercise of any remedy hereunder or under any other Loan Document, (viii) to any Lender's certified public accountants and attorneys, or (ix) to any rating agency.

     SECTION 17.7  Governing Law.  This Agreement, the Notes and each Loan shall
                   -------------
be a contract made under and governed by the laws of the State of New York, without regard to conflict of laws principles. All obligations of the Borrower and rights of the Agent, the Issuing Lender, the Lenders and any other Holders of the Liabilities expressed herein or in any of the Loan Documents shall be in addition to and not in limitation of those provided by applicable law.

     SECTION 17.8  Counterparts.  This Agreement may be executed in any number
                   ------------
of counterparts and by the different parties on separate counterparts and each such counterpart shall be deemed to be an original, but all such counterparts shall together constitute but one and the same Agreement. This Agreement shall become effective as of the date hereof (the "Effective Date")
when (i) counterparts executed by all the parties shall have been delivered to the Agent (or, in the case of any Lender as to which an executed counterpart shall not have been so lodged, the Agent shall have received telegraphic, facsimile, telex or other written confirmation from such Lender of execution of a counterpart hereof by such Lender, and (ii) the conditions in Section 13.1
                                                                ------- ----
have been satisfied or waived by the Required Lenders, and at such time the Agent shall notify the Borrower, the Issuing Lender and each Lender.

     SECTION 17.9  SUBMISSION TO JURISDICTION; WAIVER OF VENUE.  THE BORROWER,
                   -------------------------------------------
ON BEHALF OF ITSELF AND EACH SUBSIDIARY (A) HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF ANY COURT OF THE STATE OF NEW YORK AND/OR ANY COURT OF THE UNITED STATES FOR THE SOUTHERN DISTRICT OF NEW YORK OVER ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THE LOAN DOCUMENTS, AND THE BORROWER HEREBY IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE OR UNITED STATES COURT, AND (B) AGREES NOT TO INSTITUTE ANY LEGAL ACTION OR PROCEEDING AGAINST THE AGENT, THE ISSUING LENDER OR ANY LENDER OR THE DIRECTORS, OFFICERS, EMPLOYEES, AGENTS OR PROPERTY OF ANY THEREOF, ARISING OUT OF OR RELATING TO THIS AGREEMENT, IN ANY COURT OTHER THAN AS HEREINABOVE SPECIFIED IN THIS SECTION
                                                                    -------
17.9. THE BORROWER, ON BEHALF OF ITSELF AND EACH SUBSIDIARY, HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE IN ANY ACTION OR PROCEEDING (WHETHER BROUGHT BY THE BORROWER, ANY SUBSIDIARY, THE AGENT, THE ISSUING LENDER, ANY LENDER, OR OTHERWISE) IN ANY COURT HEREINABOVE SPECIFIED IN THIS SECTION 17.9 AS
                                                                 ------------
WELL AS ANY RIGHT IT MAY NOW OR HEREAFTER HAVE TO REMOVE ANY SUCH ACTION OR PROCEEDING, ONCE COMMENCED, TO ANOTHER COURT ON THE GROUNDS OF FORUM NON
                                                               ----- ---
CONVENIENS OR OTHERWISE.  THE BORROWER ON BEHALF OF ITSELF AND EACH SUBSIDIARY
----------
AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW.

     SECTION 17.10  WAIVER OF JURY TRIAL.  THE BORROWER, THE ISSUING LENDER, THE
                    --------------------
AGENT AND EACH LENDER HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM CONCERNING ANY RIGHTS UNDER THE LOAN DOCUMENTS OR UNDER ANY OTHER DOCUMENT OR AGREEMENT DELIVERED OR WHICH MAY IN THE FUTURE BE DELIVERED IN CONNECTION HEREWITH OR THEREWITH, OR ARISING FROM ANY BANKING RELATIONSHIP EXISTING IN CONNECTION WITH THIS AGREEMENT, AND AGREE THAT ANY SUCH ACTION, PROCEEDING OR COUNTERCLAIM SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY; THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE AGENT, THE ISSUING LENDER AND THE LENDERS ENTERING INTO THIS AGREEMENT.

     SECTION 17.11  Successors and Assigns.  This Agreement shall
                    ----------------------
be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns; provided, however, that: (a) the Borrower may
                                   --------  -------
not assign or transfer its rights or obligations hereunder without the prior written consent of the Agent, the Issuing Lender and all Lenders; and (b) the rights of the Lenders to make assignments or grant participations are subject to the provisions of Section 16.
                  ----------

     Delivered under seal at Chicago, Illinois, as of the day and year first above written.

                              NOVA INFORMATION SYSTEMS, INC.



                              By: /s/ James M. Bahin
                                 -------------------------------------------
                              Name: James M Bahin
                              Title: Vice Chairman & Chief Financial Officer



                              Address:

                              One Concourse Parkway, Suite 300
                              Atlanta, GA  30328
                              Attn:  James M. Bahin
                              Telephone: (770) 396-1456
                              Facsimile: (770) 698-1013


Attested to by:

/s/ Carole A. Loftin
----------------------------                      [Corporate Seal]
Vice President and Corporate
  Counsel

                              BANK OF AMERICA NATIONAL TRUST
                              AND SAVINGS ASSOCIATION, as Agent,
                              Lender and Issuing Lender


                              By: /s/ L. Dustin Vincent, Jr.
                                 ----------------------------------
                              Name: L. Dustin Vincent, Jr.
                              Title: Managing Director

                              Address for notices (other than Notices of Borrowing and Notices of Conversion/Continuation):

                              Bank of America National Trust
                              and Savings Association, as Agent

                              Credit Products-High Technology-SF
                                #3697
                              555 California Street, 41st Floor
                              San Francisco, CA  94104
                              Attn:  Michael McCutchin
                                      Managing Director
                              Telephone:  (415) 622-4589
                              Facsimile:  (415) 622-2514


                              Address for Notices of Borrowing and Notices of Conversion/
                              Continuation:

                              Bank of America National Trust
                              and Savings Association

                              Agency Administrative Services
                                #5596
                              1850 Gateway Boulevard
                              Concord, CA  94520
                              Attn:  Blanca Vinje
                              Telephone:  (510) 675-8432
                              Facsimile:  (510) 675-8500


                              Address for payments:

                              Bank of America National Trust
                              and Savings Association

                              ABA No. 1210-0035-8
                              1850 Gateway Boulevard
                              Concord, CA  94520
                              Attn:  Agency Administrative
                                      Services #5596
                              For Credit to Bancontrol
                              A/C No. 12334-14348
                              Ref:  NOVA INFORMATION

                              BANK OF AMERICA NATIONAL TRUST
                              AND SAVINGS ASSOCIATION, as Lender

                              Address for notices (other than Notices of Borrowing and Notices of Conversion/Continuation):

                              Bank of America National Trust
                              and Savings Association, as Agent

                              Credit Products-High Technology-SF
                                #3697
                              555 California Street, 41st Floor
                              San Francisco, CA  94104
                              Attn:  Michael McCutchin
                                      Managing Director
                              Telephone:  (415) 622-4589
                              Facsimile:  (415) 622-2514


                              Lending Office (Base Rate and Eurodollar Loans):

                              1850 Gateway Boulevard, 4th Floor
                              Concord, CA  94520
                              Attn:  Lorine Stafford
                              Telephone:  (510) 675-7153
                              Facsimile:  (510) 675-7531

                              SUNTRUST BANK, ATLANTA


                              By: /s/ Thomas P. Hackett
                                 -------------------------------
                              Name: Thomas P. Hackett
                              Title: Assistant Vice President

                              25 Park Place
                              Mail Code 127/23rd Floor
                              Post Office Box 4418
                              Atlanta, GA 30302

                              Attn:  Daniel S. Komitor
                                     Vice President
                              Telephone:  (404)724-3889
                              Facsimile:  (404) 575-2988

                              [For Advances/Paydowns/Account
                               Information, please contact:]

                              SunTrust Bank, Atlanta
                              25 Park Place
                              Mail Code 112
                              Post Office Box 4418
                              Atlanta, GA 30302

                              Attn: Stephanie Creech
                                     Corporate Banking Assistant
                              Telephone:   (404) 581-1601
                              Facsimile:   (404) 230-1940

                              Lending Office (Base Rate Loans)

                              Address: 25 Park Place
                                         Mail Code 112
                                         Post Office Box 4418
                                         Atlanta, GA 30302
                              Attention:  Stephanie Creech
                              Telephone:  (404) 581-1601
                              Facsimile:  (404) 230-1940


                              Lending Office (Eurodollar Rate
                                Loans)

                              Address: 25 Park Place
                                          Mail Code 112
                                          Post Office Box 4418
                                          Atlanta, GA 30302
                              Attention:  Stephanie Creech
                              Telephone:  (404) 581-1601
                              Facsimile:  (404) 230-1940

                              FIRST UNION NATIONAL BANK


                              By: /s/ P. Michael Dunlap
                                 -------------------------------
                              Name:  P. Michael Dunlap
                              Title: Vice President

                              By: /s/ Jeana H. Kelly
                                 -------------------------------
                              Name:  Jeana H. Kelly
                              Title: Assistant Vice President


                              4570 Ashford Dunwoody Road
                              Atlanta, GA  30346
                              Attn:  Thomas P. Hackett
                              Telephone:  (404) 865-2363
                              Facsimile:  (404) 865-2388


                              Lending Office (Base Rate Loans)

                              4570 Ashford Dunwoody Road
                              Atlanta, GA  30346
                              Attn:  Thomas P. Hackett
                              Telephone:  (404) 865-2363
                              Facsimile:  (404) 865-2388

                              Lending Office (Eurodollar Rate
                                Loans)

                              4570 Ashford Dunwoody Road
                              Atlanta, GA  30346
                              Attn:  Thomas P. Hackett
                              Telephone:  (404) 865-2363
                              Facsimile:  (404) 865-2388

                        ACCEPTANCE AND ACKNOWLEDGEMENT
                        ------------------------------


     NOVA CORPORATION hereby agrees to be bound by all of the representations, warranties, covenants and other provisions applicable to it contained in this Agreement.


                              NOVA CORPORATION

                              By: /s/ James M. Bahin
                                 -------------------------------------------
                              Name: James M Bahin
                              Title: Vice Chairman & Chief Financial Officer


Attested to by:

/s/ Carole A. Loftin
----------------------------                      [Corporate Seal]
Vice President and Corporate
  Counsel

                              Address:

                              c/o NOVA Information Systems, Inc.
                              One Concourse Parkway, Suite 300
                              Atlanta, GA  30328
                              Telephone:  (770) 396-1456
                              Facsimile:  (770) 698-1013

                                 SCHEDULE 1.1A

                                    Lenders

                        Revolving Loan   Lender's
Lender                    Commitment    Percentage
----------------------  --------------  -----------
Bank of America            $35,000,000      43.750%
 National Trust and
 Savings Association
First Union National       $30,000,000      37.500%
 Bank
SunTrust Bank              $15,000,000      18.750%

                           $80,000,000         100%

                                   EXHIBIT A

                             FORM OF REVOLVING NOTE


                                              Chicago, Illinois
$_________                                    October 27, 1997


          The undersigned, FOR VALUE RECEIVED, promises to pay to the order of ____________________________________________________ (the "Lender") at the
principal office of Bank of America National Trust and Savings Association (the "Agent") in San Francisco, California, _________________________ MILLION DOLLARS ($_________) or, if less, the aggregate unpaid principal amount of all Revolving Loans (as defined in the Credit Agreement, hereinafter referred to) made by the Lender to the undersigned pursuant to the Credit Agreement, payable in installments as set forth in the Credit Agreement, with a final installment (in the amount necessary to pay in full this Note) due and payable on the Termination Date (as defined in the Credit Agreement).

          The undersigned also promises to pay interest on the unpaid principal amount hereof from time to time outstanding from the date hereof until maturity (whether by acceleration or otherwise) and, after maturity, until paid, at the rates per annum and on the dates specified in the Credit Agreement.
      --- -----

          Payments of both principal and interest are to be made in lawful money of the United States of America in same day or immediately available funds.

          This Note is a Revolving Note described in, and is subject to the terms and provisions of, a Credit Agreement, dated as of October 27, 1997 (as the same may at any time be amended or modified and in effect, the "Credit Agreement"), among the undersigned, the lenders party thereto (including the Lender), the Issuing Lender (as defined therein) and the Agent, and payment of this Note is secured by certain of the Related Documents (as defined in the Credit Agreement). Reference is hereby made to the Credit Agreement for a statement of the prepayment rights and obligations of the undersigned, a description of the properties mortgaged and assigned, the nature and extent of the collateral security and the rights of the parties to the Related Documents in respect of such collateral security, and for a statement of the terms and conditions under which the due date of this Note may be accelerated. Upon the occurrence of any Event of Default as specified in the Credit Agreement, the principal balance hereof and the interest accrued hereon may be declared to be forthwith due and payable, and any indebtedness of the holder hereof to the undersigned may be appropriated and applied hereon.

          In addition to and not in limitation of the foregoing and the provisions of the Credit Agreement, the undersigned further agrees, subject only to any limitation imposed by applicable law, to pay all reasonable expenses, including attorneys' fees and legal expenses, incurred by the holder of this
Note in endeavoring to collect any amounts payable hereunder which are not paid when due, whether by acceleration or otherwise.

          All parties hereto, whether as makers, endorsers, or otherwise, severally waive presentment for payment, demand, protest and notice of dishonor.

          THIS NOTE HAS BEEN DELIVERED UNDER SEAL IN CHICAGO, ILLINOIS AND SHALL BE DEEMED TO BE A CONTRACT MADE UNDER AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEW YORK .

                                    NOVA INFORMATION SYSTEMS, INC.


                                    By:_________________________
                                    Name:_______________________
                                    Title:______________________

Attested to by

______________________________
______________________________                [Corporate Seal]

                                   EXHIBIT B

                           FORM OF BORROWING REQUEST

BANK OF AMERICA NATIONAL TRUST
AND SAVINGS ASSOCIATION,
  as Agent for the Lenders
  and the Issuing Lender
Agency Administrative Services #5596
1850 Gateway Boulevard, 5/th/ Floor
Concord, CA 94520-3281

Attention: NOVA Info. Systems AO

FAX: (510) 675-8500
TEL: (510) 675-8432


Ladies and Gentlemen:

          This Borrowing Request is delivered to you pursuant to Sections 3.2
                                                                 ------------
and 13.3.1 of the Credit Agreement, dated as of October 27, 1997 (as amended or
    ------
modified, the "Credit Agreement"), among NOVA Information Systems, Inc., a Georgia corporation (the "Borrower"), the lenders that are or from time to time become party thereto (the "Lenders"), the Issuing Lender and Bank of America National Trust and Savings Association, as agent for the Lenders and the Issuing Lender (in such capacity, the "Agent"). Unless otherwise defined herein, capitalized terms used herein have the meanings provided in the Credit Agreement.

          The Borrower hereby requests that a Revolving Loan be made in the aggregate principal amount of $________ on ___________, 19__ (the "Requested Loan Date") as a [Base Rate Loan] [Eurodollar Rate Loan having an Interest Period of _____ months].

          The Borrower hereby certifies and warrants that on the date the Borrowing requested hereby is made, after giving effect to the making of such
Borrowing:

          (a) No Default or Event of Default has occurred and is continuing or will result from the making of such Loan.

          (b)  The representations and warranties of the Borrower contained in

     Section 9[, (except Sections 9.6,
     ---------           ------------

     9.7 and 9.8)]/1/ are true and correct with the same effect as though made
     ---     ---
     on the date hereof.

          (c) Except as disclosed to the Agent, the Issuing Lender and the Lenders in writing and agreed to in writing by the Required Lenders in their sole discretion, no Material Litigation not disclosed on Schedule 9.8
                                                                    ------------
     to the Credit Agreement exists and since the Effective Date of the Credit Agreement, no Material Litigation Development has occurred with respect to any Litigation so disclosed on Schedule 9.8.
                                    ------------

          (d) No Material Adverse Change has occurred since the date of the most recent financial statements delivered or required to be delivered pursuant to Section 9.6 of the Credit Agreement except as disclosed to the
                 ------- ---
     Agent, the Issuing Lender and the Lenders in writing and agreed to in writing by the Required Lenders in their sole discretion.

          (e) All conditions precedent to the making of such loan, as specified in Sections 13.1, 13.2, and/or 13.3 of the Credit Agreement will be satisfied as
   --------------------------------
of the Requested Loan Date.

          The Borrower agrees that if prior to the time of the Borrowing requested hereby any matter certified to herein by it will not be true and correct in all material respects at such time as if then made, it will immediately so notify the Agent. Except to the extent, if any, that prior to the time of the Borrowing requested hereby the Agent shall receive written notice to the contrary from the Borrower, each matter certified to herein shall be deemed once again to be certified as true and correct at the date of such Borrowing as if then made.

          Please wire transfer the proceeds of the Borrowing to the accounts of the following persons as set forth on Annex I attached hereto.
                                      -------

          This certificate is given by the undersigned in his capacity as a corporate officer, and the undersigned shall have no personal liability with respect to the content hereof.

          The Borrower has caused this Borrowing Request to be executed and delivered, and the certification and warranties


----------------------------
/1/ To be incerted in any request following the initial loans or initial issuance of any Letter of Credit.

contained herein to be made, by a Responsible Officer this ____ day of _____________, 19__.


                              NOVA INFORMATION SYSTEMS, INC.


                              By:_______________________________
                              Name:_____________________________
                              Title:____________________________

                                   EXHIBIT C

                     FORM OF CONTINUATION/CONVERSION NOTICE


BANK OF AMERICA NATIONAL TRUST
AND SAVINGS ASSOCIATION,
  as Agent for the Lenders
  and the Issuing Lender
Agency Administrative Services #5596
1850 Gateway Boulevard, 5/th/ Floor
Concord, CA 94520-3281

Attention: NOVA Info. Systems AO

FAX: (510) 675-8500
TEL: (510) 675-8432

Ladies and Gentlemen:

          This Continuation/Conversion Notice is delivered to you pursuant to
Section 3.5 of the Credit Agreement, dated as of October 27, 1997 (as amended or
-----------
modified, the "Credit Agreement"), among NOVA Information Systems, Inc., a Georgia corporation (the "Borrower"), the lenders that are or from time to time become party thereto (the "Lenders"), the Issuing Lender and Bank of America National Trust and Savings Association, as agent for the Lenders and the Issuing Lender (in such capacity, the "Agent"). Unless otherwise defined herein, capitalized terms used herein have the meanings provided in the Credit Agreement.

          The Borrower hereby requests that on ___, 19  ,

          (1) $_______ of the presently outstanding principal amount of the Revolving Loans originally made on __________, 19__ [and $_____ of the presently outstanding principal amount of the Revolving Loans originally made on _________, 19 ,]

          (2) and all presently being maintained as [Base Rate Loans] [Eurodollar Rate Loans],

          (3)  be [converted into] [continued as],

          (4)  [Base Rate Loans] [Eurodollar Rate Loans having an
          Interest Period of ___ months].

          The Borrower hereby represents and warrants that no Default or Event of Default has occurred and is continuing or will result from the conversion or continuation herein requested.

          Except to the extent, if any, that prior to the time of the continuation or conversion requested hereby the Agent shall receive written notice to the contrary from the Borrower, each matter certified to herein shall be deemed to be certified at the date of such continuation or conversion as if then made.

          The Borrower has caused this Continuation/Conversion Notice to be executed and delivered, and the certification and warranties contained herein to be made, by a Responsible Officer this ___ day of _________, 19__.


                              NOVA INFORMATION SYSTEMS, INC.


                              By:_______________________________
                              Name: ____________________________
                              Title:____________________________

                                   EXHIBIT D

                             FORM OF LC APPLICATION


BANK OF AMERICA NATIONAL TRUST
AND SAVINGS ASSOCIATION,
  as Agent for the Lenders
  and the Issuing Lender
Agency Administrative Services #5596
1850 Gateway Boulevard, 5/th/ Floor
Concord, CA 94520-3281

Attention: NOVA Info. Systems AO

FAX: (510) 675-8500
TEL: (510) 675-8432

Ladies and Gentlemen:

          This LC Application is delivered to you pursuant to Sections 4.1 and
                                                              ------------
13.3.1 of the Credit Agreement, dated as of October 27, 1997 (as amended or
------
modified, the "Credit Agreement") among NOVA Information Systems, Inc., a Georgia corporation (the "Borrower"), the lenders who are or from time to time become party thereto (the "Lenders"), the Issuing Lender and Bank of America National Trust and Savings Association, as agent for the Lenders and the Issuing Lender (in such capacity, the "Agent"). Unless otherwise defined herein, capitalized terms used herein have the meanings provided in the Credit Agreement.

          We hereby request that on ____________, 19__, (the "Requested Issuance Date") the Issuing Lender issue the Letter of Credit specified on Annex I
                                                                  -------
attached hereto (the "Requested LC").

          To induce the Issuing Lender to issue the Requested LC, the Borrower hereby represents and warrants to the Issuing Lender, the Agent and the Lenders that:

          (a) No Default or Event of Default has occurred and is continuing or will result from the issuance of such Letter of Credit.

          (b)  The representations and warranties of the Borrower contained in
     Section 9 [(except Sections 9.6,
     ---------          ------------

     9.7 and 9.8)]/1/ are true and correct with the same effect as though made
     ---     ---
     on the date hereof.

          (c) Except as disclosed to the Agent, the Issuing Lender and the Lenders in writing and agreed to in writing by the Required Lenders in their sole discretion, no Material Litigation not disclosed on Schedule 9.8
                                                                    ------------
     to the Credit Agreement exists and since the Effective Date of the Credit Agreement, no Material Litigation Development has occurred with respect to any Litigation so disclosed on Schedule 9.8.
                                    ------------

          (d) No Material Adverse Change has occurred since the date of the most recent financial statements delivered or required to be delivered pursuant to Section 9.6 of the Credit Agreement except as disclosed to the
                 ------- ---
     Agent, the Issuing Lender and the Lenders in writing and agreed to in writing by the Required Lenders in their sole discretion.

          (e) All conditions precedent to the making of such Requested LC as specified in Sections 13.1, 13.2 and/or 13.3 of the Credit Agreement will be
             -------------------------------
satisfied as of the Requested Issuance Date.

          The Borrower agrees that if prior to the time of the issuance of the Letter of Credit requested hereby, any matter certified to herein by it will not be true and correct in all material respects at such time as if then made, it will immediately so notify the Issuing Lender and the Agent. Except to the extent, if any, that prior to the time of the issuance of the Letter of Credit requested hereby, the Issuing Lender and the Agent shall receive written notice to the contrary from the Borrower, each matter certified to herein shall be deemed once again to be certified as true and correct at the date of such borrowing as if then made.

          This certificate is given by the undersigned in his capacity as a corporate officer, and the undersigned shall have no personal liability with respect to the content hereof.

/1/ To be inserted in any request following the initial Loans or initial issuance of any Letter of Credit.

          The Borrower has caused this LC Application to be executed and delivered, and the certification and warranties contained herein to be made, by a Responsible Officer this ____ day of ____________, 19__.

                              NOVA INFORMATION SYSTEMS, INC.


                              By:_______________________________
                              Name: ____________________________
                              Title:____________________________

                                    ANNEX I


                            [ATTACH LC APPLICATION]

                                   EXHIBIT E

                        FORM OF PARENT PLEDGE AGREEMENT


          THIS PARENT PLEDGE AGREEMENT, dated as of October 27, 1997 (herein, as the same may from time to time be amended, supplemented or modified and in effect, called the "Pledge Agreement"), by NOVA Corporation, a Georgia corporation (the "Pledgor"), and in favor of BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION, as agent for the lenders party to the Credit Agreement referred to below and the Issuing Lender (herein, in such capacity, together with any successor thereto in such capacity, called the "Agent").

                                    Recitals
                                    --------

          WHEREAS, pursuant to that certain Credit Agreement, dated as of October 27, 1997, between NOVA Information Systems, Inc., a Georgia corporation (the "Borrower"), the lenders party thereto (the "Lenders"), the letter of credit issuer (the "Issuing Lender") and the Agent (herein, as the same may from time to time be amended or modified and in effect, the "Credit Agreement"), the Lenders and the Issuing Lender have agreed to make Loans and issue or participate in the issuance of Letters of Credit to or for the account of the Pledgor for the purposes described in the Credit Agreement;

          WHEREAS, the Borrower is a wholly-owned Subsidiary of the Pledgor and it is in the best interests of the Pledgor to cause this Parent Pledge Agreement to be executed on its behalf in as much as the Borrower (and thereby the Pledgor) will derive substantial direct and indirect benefits from Loans to be made under the Credit Agreement; and

          WHEREAS, it is a condition precedent to the making of the Loans to the Borrower under the Credit Agreement that the Pledgor execute and deliver this Pledge Agreement.

          NOW, THEREFORE, in consideration of the premises and of the mutual covenants herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and in order to induce the Lenders and the Issuing Lender to make the Loans and issue or participate in the issuance of Letters of Credit to or for the account of the Borrower under the Credit Agreement, the parties hereto agree as follows:

                            SECTION 1.  DEFINITIONS

          SECTION 1.1   Certain Defined Terms.  As used in this Pledge
                        ---------------------
Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

          "Collateral" - see Section 2.
                             ---------

          "Issuer" shall mean the Borrower.

          "Pledge Supplement" shall mean a document in the form of Annex I
                                                                   -------
attached hereto as completed by the Pledgor.

          "Pledged Shares" - means any and all issued and outstanding shares of stock of the Issuer.

          SECTION 1.2  Credit Agreement Definitions.  Unless otherwise defined
                       ----------------------------
herein, terms used in this Pledge Agreement (and in its preamble and recitals) which are defined in the Credit Agreement have the meanings provided in the Credit Agreement including, without limitation, "Commitments", "Default", "Liabilities", "Event of Default", and "Loans".


                               SECTION 2.  PLEDGE

          To secure the prompt and complete payment and performance of the Liabilities including, without limitation, the obligations of the Pledgor hereunder, the Pledgor hereby pledges, hypothecates, assigns, transfers, sets over and delivers unto the Agent for the benefit of the Lenders and the Issuing Lender a continuing security interest in all of the Pledgor's right, title and interest in and to the following, whether now owned or existing or hereafter acquired or arising (herein collectively called the "Collateral"):

          (a)  the shares of stock listed in Schedule I hereto, and the
                                             ----------
     certificates representing or evidencing the Pledged Shares, and, in the case of any uncertificated equity securities pledged hereunder, such uncertificated equity securities shall contain a notation of the security interest and the pledge granted to the Agent hereunder on the books and records of the issuer of the uncertificated equity securities in the name of the Agent, and all cash, securities, interest, dividends, rights and other property at any time and from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such Pledged Shares;

          (b) all other tangible and intangible property and interests therein hereafter delivered to the Agent or any Lender or the Issuing Lender by the Pledgor in substitution for or in addition to any of the foregoing, all certificates, notes and instruments representing or evidencing such other property, and in the case of uncertificated equity securities, all notations of the security interest hereafter delivered on the books and records of the issuer of the uncertificated equity securities in the name of the Agent, and all cash, securities, interest, dividends, and other payments, rights and other property at any time and from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all thereof; and

          (c)  all proceeds of all of the foregoing;

TO HAVE AND TO HOLD the Collateral, together with all rights, titles, interests, privileges and preferences appertaining or incidental thereto, unto the Agent, its successors and assigns, forever, subject, however, to the terms, covenants
                                     -------  -------
and conditions hereafter set forth.


                   SECTION 3.  REPRESENTATIONS AND WARRANTIES

          SECTION 3.1  Pledged Shares.  The Pledgor represents and warrants to
                       --------------
the Agent, the Lenders and the Issuing Lender that:

          (a) The Pledged Shares are duly authorized, validly issued, are fully paid and non-assessable and represent 100% of the issued and outstanding capital stock of the Issuer;

          (b) The Agent for the benefit of the Lenders and the Issuing Lender has, provided it retains possession of the Pledged Shares and other Collateral, a valid perfected security interest in the Collateral and the proceeds thereof free of all Liens except Permitted Liens, claims and rights of third parties whatsoever subject to the making of the Loans;

          (c) The Pledgor will, at all times, keep pledged to the Agent pursuant hereto all uncertificated equity securities or shares of the capital stock of the Issuer, and all other certificates or instruments which the Pledgor may now or hereafter own evidencing any ownership of the Issuer;

          (d) The Pledgor will endorse and deliver to the Agent for pledge hereunder, promptly upon its obtaining thereof, any additional Pledged Shares (or other Collateral to the extent required herein). As of the date of any such delivery of additional shares, interests, uncertificated equity securities, certificates or instruments to the Agent, the Pledgor will represent and warrant that: (i) the Pledgor owns such shares, certificates, uncertificated equity securities and instruments and the proceeds thereof free and clear of all Liens except Permitted Liens, claims and rights of any other Person other than the Liens granted hereunder and Permitted Liens, (ii) the Pledgor has good title to said shares, certificates and instruments and has the right to deliver, pledge, assign and transfer such shares, certificates or instruments to the Agent pursuant to this Pledge Agreement, (iii) the Pledgor has pledged to the Agent, as of such date, all of the capital stock and uncertificated equity securities of each of the Issuers, and (iv) provided that the Agent retains possession thereof, the Agent has a valid, first priority perfected security interest in said shares, interests, certificates or instruments and the proceeds thereof free of all Liens except Permitted Liens, claims and rights of third parties whatsoever; and

          (e) All documentary, stamp or other taxes or fees owing in connection with the issuance, transfer and/or pledge of the Pledged Shares and other certificates or instruments have been paid and will hereafter be paid by the Pledgor as such become due and payable.

          SECTION 3.2  Collateral.  The Pledgor further represents and warrants
                       ----------
to the Agent that it is the lawful owner of the Collateral existing on the date hereof, free of all Liens except Permitted Liens, claims and rights of any other Person other than the Lien granted hereunder and Permitted Liens, with full right to deliver, pledge, assign and transfer such Collateral to the Agent as Collateral hereunder.

          SECTION 3.3  Organization.  The Pledgor additionally represents and
                       ------------
warrants to the Agent that:

          (a) it is a corporation duly formed, validly existing and in good standing under the laws of the State of Georgia;

          (b) the Pledgor is duly qualified to transact business and is in good standing as a foreign corporation authorized to do business in each jurisdiction where the nature of each of its businesses makes such qualification necessary where failure to so qualify could reasonably be expected to have a Material Adverse Effect;

          (c) Pledgor has the corporate power to execute, deliver and perform this Pledge Agreement and such execution, delivery and performance have been duly authorized by all necessary corporate action (including, without limitation, shareholder approval, if necessary), have received or made all necessary governmental approvals, licenses, authorizations, validations, filings, recordings, registrations or exemptions except to the extent the failure thereof shall not constitute a Material Adverse Change (if any shall be required), and do not and will not contravene or conflict with any provision of law or of the corporate charter or by-laws of the Pledgor or of any material agreement or instrument binding upon Pledgor or any of its property, except to the extent the failure thereof shall not constitute a Material Adverse Change; and

          (d) this Pledge Agreement is the legal, valid and binding obligation of the Pledgor, enforceable against the Pledgor in accordance with its terms.

          SECTION 3.4  Effectiveness.  Each representation and warranty made or
                       -------------
to be made under this Pledge Agreement by the Pledgor shall be deemed remade as of and on the date of each Loan made or Letter of Credit issued from time to time under or in connection with the Credit Agreement with the same effect as if made contemporaneously with the making of each such Loan or issuance of such Letter of Credit and as of and at the date of delivery of any additional Collateral to the Agent.


                             SECTION 4.  COVENANTS

          So long as any of the Liabilities remain outstanding, the Pledgor will, unless the Required Lenders shall otherwise consent in writing:

          (a) At its sole expense, promptly deliver to the Agent, from time to time upon request of the Agent, such stock powers, uncertificated equity securities' powers and rights and other documents, satisfactory in form and substance to the Agent, with respect to the Collateral as the Agent may reasonably request, to preserve and protect, and to enable the Agent to enforce, its rights and remedies hereunder;

          (b) Not sell, assign, exchange or otherwise transfer any of its rights to any of the Collateral except for the pledge hereunder and the Lien and Permitted Liens created hereby;

          (c) Promptly endorse and deliver to the Agent for pledge hereunder, any additional Pledged Shares obtained by it;

          (d) Not create or suffer to exist any Lien except for Permitted Liens, security interest or other charge or encumbrance against, in or with respect to any of the Collateral except for the pledge hereunder and the Lien and Permitted Liens created hereby;

          (e) Not enter into any agreement or permit to exist any restriction with respect to any of the Collateral except for the Permitted Liens and other than restrictions under applicable securities laws on transferability of Collateral which constitutes a security and pursuant hereto;

          (f) Not take or fail to take any action which would in any manner impair the enforceability of the Agent's Lien and security interest in any of the Collateral;

          (g) Own all Collateral free and clear of all Liens except Permitted Liens, claims and rights of any Person other than the Agent, have good title to all of the Collateral and have the right to pledge such Collateral;

          (h) Promptly cause the Issuer to note the Lien of the Agent on any uncertificated equity securities in its books and records;

          (i)  Own 100% of the voting stock of the Issuer.


                         SECTION 5.  CARE OF COLLATERAL

          The Agent shall be deemed to have exercised reasonable care in the custody and preservation of the Collateral if it takes such action for that purpose as the Pledgor requests in writing, but failure of the Agent to comply with any such request shall not of itself be deemed a failure to exercise reasonable care, and no failure of the Agent to preserve or protect any rights with respect to the Collateral against prior or other parties, or to do any act with respect to preservation of the Collateral not so requested by the Pledgor, shall of itself be deemed a failure to exercise reasonable care in the custody or preservation of the Collateral.


                      SECTION 6.  CERTAIN RIGHTS REGARDING
                           COLLATERAL AND LIABILITIES

          SECTION 6.1.  Subject to Sections 6.3 and 7 hereof, the Agent may,
                                   ------------     -
from time to time after the occurrence and during the continuance of any Default pursuant to Section 14.1.3 of the Credit Agreement or any Event of Default, in
            --------------
its sole discretion and without notice to the Pledgor:

          (a) transfer all or any part of the Collateral into the name of the Agent or its nominee, with or without disclosing that such Collateral is subject to the Lien and security interest hereunder;

          (b) notify the parties obligated on any of the Collateral to make payment to the Agent of any amounts due or to become due thereunder;

          (c) enforce collection of any of the Collateral by suit or otherwise;

          (d) only upon the occurrence and during the continuance of an Event of Default, surrender, release or exchange all or any part thereof, or compromise or extend or renew for any period (whether or not longer than the original period) any obligations of any nature of any party with respect thereto; and

          (e) take control of any proceeds of the Collateral;

it being understood that, notwithstanding anything herein to the contrary, if
-- ----- ---------- ----
the Agent shall transfer all or any part of the Pledged Shares into its name or the name of its nominee pursuant to Section 6.1(a) above solely as a result of
                                    --------------
the occurrence and continuance of a Default under Section 14.1.3 which Default
                                                  --------------
does not mature into an Event of Default and which Default is subsequently cured, the Agent shall, upon such cure, transfer such Pledged Shares into the name of the Pledgor or its nominee; provided, that, any such transfer by the
                                    --------  ----
Agent to the Pledgor or its nominee shall not impair the validity of the security interest in the Pledged Shares granted hereunder and concurrent therewith the Pledgor shall execute and deliver to the Agent blank stock powers for such Pledged Shares.

          SECTION 6.2. The Agent may, from time to time, in its sole discretion and without notice to the Pledgor, take any or all of the following actions:

          (a) retain or obtain a Lien upon, or a security interest in, any property to secure payment and performance of any of the Liabilities or any obligation hereunder;

          (b) retain or obtain the primary or secondary obligation of any obligor or obligors, with respect to any of the Liabilities or any obligation hereunder;

          (c) create, extend or renew for any period (whether or not longer than the original period) or alter or exchange any of the Liabilities, or release or compromise any obligation of the Pledgor hereunder or any obligation of any nature of any other obligor with respect to any of the Liabilities or any obligation hereunder;

          (d) release or fail to perfect its Lien upon or security interest in, or impair, surrender, release or permit any substitution or exchange for, all or any part of any property securing any of the Liabilities or any obligation hereunder, or create, extend or renew for any period (whether or not longer than the original period) or release, compromise, alter or exchange any obligations of any nature of any obligor with respect to any such property; and

          (e) after the occurrence and during the continuance of a Default pursuant to Section 14.1.3 of the Credit Agreement or any Event of Default,
                 --------------
     resort to the Collateral for payment of any of the Liabilities or any obligation hereunder, whether or not the Agent (i) shall have resorted to any other property securing any of the Liabilities or (ii) shall have proceeded against any other obligor primarily or secondarily obligated with respect to any of the Liabilities or any obligation hereunder (all of the actions referred to in preceding clauses (i) and (ii) being hereby expressly waived by the Pledgor).

          SECTION 6.3. The Agent shall have no right to vote the Pledged Shares or other Collateral or give consents, waivers or ratifications in respect thereof except after the occurrence and during the continuance of a Default pursuant to Section 14.1.3 of the Credit Agreement or any Event of Default.
            --------------
After the occurrence and during the continuance of such a Default or Event of Default, the Pledgor shall have the right to vote any and all of the Pledged Shares and other Collateral and give consents, waivers and ratifications in respect thereof unless and until it receives notice from the Agent that such right has been terminated. The Pledgor agrees to deliver (properly endorsed when required) to the Agent, during the continuance of such a Default or Event of Default, promptly upon request of the Agent, such proxies and other documents as may be necessary for the Agent to exercise the voting power with respect to any and all of the Pledged Shares and other Collateral then or previously owned by the Pledgor.

                          SECTION 7.  DIVIDENDS, ETC.

          SECTION 7.1  No Default.  So long as no Default pursuant to Section
                       ----------                                     -------
14.1.3 of the Credit Agreement nor any Event of Default shall have occurred and
------
be continuing:

          (a) Subject to the provisions of the Credit Agreement, the Pledgor shall be entitled to receive and retain any and all cash dividends and other payments on the Collateral which it is otherwise entitled to receive, but any and all stock and/or liquidating dividends, distributions in property, returns of capital or other distributions made on or in respect of the Collateral, whether resulting from a subdivision, combination, reclassification or conversion of the outstanding capital stock of any issuer, or received in exchange for the Collateral or any part thereof, or as a result of any merger, consolidation, acquisition or other exchange of assets to which any issuer may be a party or otherwise, and any and all cash and other property received in exchange for any Collateral shall be and become part of the Collateral pledged hereunder and, if received by the Pledgor, shall forthwith be delivered to the Agent or its designated nominee (accompanied, if appropriate, by proper instruments of assignment and/or stock powers executed by the Pledgor in accordance with the Agent's instructions) to be held subject to the terms of this Pledge Agreement.

          (b) If the Collateral or any part thereof shall have been registered in the name of the Agent, or its agent, the Agent shall execute and deliver (or cause to be executed and delivered) to the Pledgor all such dividend orders and other instruments as the Pledgor may request for the purpose of enabling the Pledgor to receive the dividends or other payments which it is authorized to receive and retain pursuant to paragraph (a) above.
                                                  -------------

          SECTION 7.2  Occurrence of Default.  Upon the occurrence and during
                       ---------------------
the continuance of a Default pursuant to Section 14.1.3 of the Credit Agreement
                                         --------------
or any Event of Default, all rights of the Pledgor pursuant to Section 7.1(a)
                                                               --------------
hereof shall cease and the Agent shall have the sole and exclusive right and authority to receive and retain the dividends and other payments which the Pledgor would otherwise be authorized to retain. All such dividends, and all other distributions and payments made on or in respect of the Collateral which may at any time and from time to time be held by the Pledgor, shall, until delivery to the Agent, be held by the Pledgor separate and apart from its other property in trust for the Agent. Any and all money and other property paid over to or received by the Agent pursuant to the provisions of this Section 7.2 shall
                                                               -----------
be retained by the Agent as additional Collateral hereunder and be applied in accordance with the provisions hereof. Notwithstanding anything herein to the contrary, if the Agent shall transfer all or any part of the Collateral into its name or the name of its nominee pursuant to Section 6.1(a) above solely as a
                                            --------------
result of the occurrence and continuance of a Default under Section 13.1.3 which
                                                            --------------
Default does not mature into an Event of Default and which Default is subsequently cured, the Agent shall, upon such cure, transfer such Collateral into the name of the Pledgor or its nominee; provided, that, any such transfer
                                             --------  ----
by the Agent to the Pledgor or its nominee shall not impair the validity of the security interest in the Collateral granted hereunder and concurrent therewith the Pledgor shall execute and deliver to the Agent blank stock powers for any Pledged Shares constituting Collateral.


                              SECTION 8.  DEFAULT

          SECTION 8.1  Occurrence of Default.  Upon the occurrence and during
                       ---------------------
the continuance of a Default pursuant to Section 14.1.3 of the Credit Agreement
                                         --------------
or any Event of Default, the Agent may exercise from time to time any rights and remedies available to it under the Uniform Commercial Code as in effect from time to time in New York or otherwise available to it, including, without limitation, sale, assignment, or other disposal of the Collateral in exchange for cash or credit. If any notification of intended disposition of any of the Collateral is required by law, such notification, if sent by certified mail, shall be deemed reasonably and properly given if mailed at least ten (10) days before such disposition, postage prepaid, addressed to the Pledgor at the address of the Pledgor shown below, or at any other addresses of the Pledgor appearing on the records of the Agent. Any proceeds of any disposition of Collateral shall be applied as provided in Section 9 hereof.
                                                              ---------
No rights and remedies of the Agent expressed hereunder are intended to be exclusive of any other right or remedy, but every such right or remedy shall be cumulative and shall be in addition to all other rights and remedies herein conferred, or conferred upon the Agent under any other agreement or instrument relating to any of the Liabilities or security therefor or now or hereafter existing at law or in equity or by statute. No delay on the part of the Agent in the exercise of any right or remedy shall operate as a waiver thereof, and no single or partial exercise by the Agent of any right or remedy shall preclude other or further exercise thereof or the exercise of any other right or remedy. No action of the Agent permitted hereunder shall impair or affect the rights of the Agent in and to the Collateral.

          SECTION 8.2  Sale of Collateral.  Upon the occurrence and during the
                       ------------------
continuance of a Default pursuant to Section 14.1.3 of the Credit Agreement or
                                     --------------
any Event of Default:

          (a) The Pledgor agrees that in any sale of any of the Collateral the Agent is authorized to comply with any limitation or restriction in connection with such sale as counsel may advise the Agent is necessary in order to avoid any violation of applicable law (including, without limitation, compliance with such procedures as may restrict the number of prospective bidders and purchasers, require that such prospective bidders and purchasers have certain qualifications, and restrict such prospective bidders and purchasers to persons who will represent and agree that they are purchasing for their own account for investment and not with a view to the distribution or resale of such Collateral), or in order to obtain any required approval of the sale or of the purchaser by any governmental regulatory authority or official, and the Pledgor further agrees that such compliance shall not result in such sale being considered or deemed not to have been made in a commercially reasonable manner, nor shall the Agent be liable nor accountable to the Pledgor for any discount allowed by reason of the fact that such Collateral is sold in compliance with any such limitation or restriction.

          (b) If the Agent decides to exercise its right to sell all or any of the Pledged Shares or other Collateral, upon written request, the Pledgor shall furnish or cause to be furnished to the Agent all such information available to it as the Agent may reasonably request in order to qualify such Pledged Shares or other Collateral as exempt securities, or the sale or resale of such Pledged Shares or other Collateral as exempt transactions, under federal and state securities laws. The Pledgor agrees to allow, and to cause the Issuer to allow, the Agent and any underwriter access at reasonable times and places to the books, records and premises of the Pledgor and the Issuer. The Pledgor further agrees to assist, and cause the Issuer to assist, the Agent, any underwriter, any agent of any thereof, and any counsel, accountant or other expert for any thereof, in inspection, evaluation, and any other "due diligence" action of or with respect to any such books, records and premises; and the Pledgor further agrees to use its reasonable best efforts to cause any independent public accountant for the Issuer to furnish a letter to the Agent and underwriters in customary form and covering matters of the type customarily covered by letters of accountants for issuers to underwriters.

                      SECTION 9.  APPLICATION OF PROCEEDS

          The proceeds of sale of Collateral sold pursuant to the terms of
Section 8 hereof, and, after a Default pursuant to Section 14.1.3 of the Credit
---------                                          --------------
Agreement or any Event of Default, the cash held as Collateral (if any) hereunder may, in the discretion of the Agent, be held by the Agent as Collateral for, and/or then or at any time thereafter be applied in the following order of priority:

          FIRST:  To the payment of all reasonable costs and expenses of such
          -----
     sale, collection or other realization and all other expenses, liabilities and advances made or incurred by the Agent in connection therewith and all amounts for which the Agent is entitled to indemnification hereunder and all advances made by the Agent hereunder for the account of the Borrower and for the payment of all costs and expenses paid or incurred by the Agent in connection with the exercise of any right or remedy hereunder, all in accordance with Section 10;
                     ----------

          SECOND:  To the ratable payment in full of all accrued and unpaid fees
          ------
     owing to the Agent, the Issuing Lender and the Lenders;

          THIRD:  To the ratable payment in full of all accrued and unpaid
          -----
     interest owing to the Lenders;

          FOURTH:  To the ratable payment in full of all other Liabilities owing
          ------
     to the Agent, the Issuing Lender or the Lenders; and

          FIFTH:  After payment in full of the amounts specified in the
          -----
     preceding paragraphs, to the payment to or upon the order of the Pledgor, or whomsoever may be lawfully entitled to receive the same or as a court of competent jurisdiction may direct, of any surplus then remaining from such proceeds;


                      SECTION 10.  AUTHORITY OF THE AGENT;
                                INDEMNIFICATION

          The Agent may execute any of its duties hereunder by or through agents or employees and shall (upon notice to the Pledgor) be entitled to retain counsel and to act in reasonable reliance upon the advice of such counsel concerning all matters pertaining to its duties hereunder. Neither the Agent nor any of its directors, officers, agents or employees shall be liable for any action taken or omitted to be taken by it hereunder or in connection herewith including actions taken or omitted to be taken as a result of its negligence, except for its or their own gross negligence or willful misconduct or for violation of law as determined by a court of competent jurisdiction or in connection with litigation between Pledgor and the Agent unless otherwise determined or agreed to in such litigation. The Pledgor hereby agrees to pay on demand all reasonable expenses of the Agent (including the fees and out-of-pocket expenses of counsel to the Agent and of local counsel, if any, who may be retained by counsel to the Agent) incurred by the Agent in connection with the enforcement of this Pledge Agreement (including, without limitation, reasonable costs and expenses incurred by any agent employed by the Agent) and agrees to indemnify and hold the Agent (and any such agent employed by the Agent) harmless from and against any and all liabilities, losses, damages, costs and expenses of any kind (including, without limitation, the reasonable fees and disbursements of counsel for the Agent) which may be incurred by the Agent (or such agent employed by the Agent) hereunder or in connection herewith (including without limitation, any liability arising by reason of the negligence of the Agent), provided, that the Agent, or such agent employed by the Agent, as the case may
--------  ----
be, shall not have the right to be indemnified hereunder for its own gross negligence or willful misconduct or for violation of this Pledge Agreement or law as determined by a court of competent jurisdiction or in connection with litigation between the Pledgor and the Agent unless so determined or agreed to in such litigation. All obligations of the Pledgor provided for in this Section
                                                                -------
10 shall survive termination of this Pledge Agreement.
--

                            SECTION 11.  TERMINATION

          The Pledgor agrees that its pledge hereunder shall (notwithstanding, without limitation, that at any time or from time to time all Liabilities may have been paid in full) terminate only when all Liabilities (including, without limitation, any extensions or renewals of any thereof), but excluding contingent liabilities which expressly survive the termination of the Credit Agreement or the other Related Documents and all interest thereon and all reasonable expenses (including, without limitation, attorneys' fees and legal expenses) paid or incurred by the Agent or the holder or the holders of the Notes in endeavoring to enforce this Pledge Agreement, the Credit Agreement and the other Related Documents to which the Agent is a beneficiary shall have been finally paid in full and all other obligations of the Pledgor hereunder and thereunder have been fully performed, and all Commitments under the Credit Agreement have been terminated, at which time the Agent shall reassign and redeliver (or cause to be reassigned and redelivered) to the Pledgor, or to such Person or Persons as the Pledgor shall designate, such of the Collateral (if any) as shall not have been sold or otherwise applied by the Agent pursuant to the terms hereof and shall still be held by it hereunder, together with appropriate instruments of reassignment and release. Any such reassignment shall be without recourse upon, or representation or warranty by, the Agent and at the sole cost and expense of the Pledgor.


                     SECTION 12.  MISCELLANEOUS PROVISIONS

          SECTION 12.1 Amendments and Waivers.  No amendment, modification,
                       ----------------------
termination or waiver of any provision of this Pledge Agreement, and no consent to any departure by the Pledgor here from, shall in any event be effective unless the same shall be in writing and signed by the Agent and the Required Lenders, and then any such amendment, modification, termination, waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

          SECTION 12.2  Notices.  All notices, requests and other communications
                        -------
to any party hereunder shall be in writing (including bank wire, facsimile or similar writing) and shall be given to such party at its address or facsimile number set forth on the signature pages hereof or such other address or facsimile number as such party may hereafter specify for the purpose of notice to the Agent and the Pledgor. Each such notice, request or other communication shall be effective (a) if given by facsimile, when such facsimile is transmitted to the facsimile number specified in this Section and the appropriate answerback is received or (b) if given by any other means, when delivered at the address specified in this Section.

          SECTION 12.3  Captions.  Section captions in this Pledge Agreement are
                        --------
for convenience only, and shall not affect the construction of this Pledge Agreement.

          SECTION 12.4  Waivers.  The Pledgor hereby expressly waives: (a)
                        -------
notice of the acceptance by the Agent of this Pledge Agreement, (b) notice of the existence or creation or non-payment of all or any of the Liabilities, (c) presentment, demand, notice of dishonor, protest, and, to the extent permitted by law, all other notices whatsoever, and (d) all diligence in collection or protection of or realization upon the Liabilities or any thereof, any obligation hereunder, or any security for or guaranty of any of the foregoing.

          SECTION 12.5  Further Assurances.  The Pledgor agrees that, if at any
                        ------------------
time all or any part of any payment theretofore applied by the Agent to any of the Liabilities is or must be rescinded or returned by the Agent for any reason whatsoever (including, without limitation, the insolvency, bankruptcy or reorganization of the Pledgor or its Subsidiaries), such Liabilities shall, for the purposes of this Pledge Agreement, to the extent that such payment is or must be rescinded or returned, be deemed to have continued in existence, notwithstanding such application by the Agent, and the pledge by the Pledgor hereunder shall continue to be effective or be reinstated, as the case may be, as to such Liabilities, all as though such application by the Agent had not been made.

          SECTION 12.6   Governing Law; Terms; Interpretation.
                         ------------------------------------
This Pledge Agreement shall be a contract made under and governed by the laws of the state of New York , without regard to its conflicts of law principles. All obligations of the Pledgor and rights of the Agent expressed herein or in the other Related Documents shall be in addition to and not in limitation of those provided by applicable law.

          SECTION 12.7  Conditions of Effectiveness. No action of the Agent
                        ---------------------------
permitted hereunder shall in any way affect or impair the rights of the Agent and the obligations of the Pledgor under this Pledge Agreement. The Pledgor hereby acknowledges that there are no conditions to the effectiveness of this Pledge Agreement.

          SECTION 12.8  Liabilities.  All obligations of the Pledgor and rights
                        -----------
of the Agent (and any other holder of Notes or Liabilities expressed in this Pledge Agreement) shall be in addition to and not in limitation of those provided in applicable law or in any other written instrument or agreement relating to any of the Liabilities.

          SECTION 12.9  Counterparts.  This Pledge Agreement may be executed in
                        ------------
any number of counterparts, each of which shall be deemed an original, but all such counterparts shall together constitute but one and the same Pledge Agreement. The Pledgor hereby acknowledges receipt of a true, correct and complete counterpart of this Pledge Agreement.

          SECTION 12.10  SUBMISSION TO JURISDICTION; WAIVER OF VENUE.  THE
                         -------------------------------------------
PLEDGOR (A) HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF ANY NEW YORK STATE COURT AND/OR UNITED STATES COURT SITTING IN THE SOUTHERN DISTRICT OF NEW YORK OVER ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS PLEDGE AGREEMENT AND THE PLEDGOR HEREBY IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE OR UNITED STATES COURT, AND (B) AGREES NOT TO INSTITUTE ANY LEGAL ACTION OR PROCEEDING AGAINST THE AGENT OR THE DIRECTORS, OFFICERS, EMPLOYEES, AGENTS OR PROPERTY OF THE AGENT, ARISING OUT OF OR RELATING TO THIS PLEDGE AGREEMENT, IN ANY COURT OTHER THAN AS HEREINABOVE SPECIFIED IN THIS SECTION 12.10. THE
                                                      -------------
PLEDGOR HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE IN ANY SUCH ACTION OR PROCEEDING (WHETHER BROUGHT BY EITHER OR BOTH OF THE PLEDGOR, THE AGENT, OR OTHERWISE) IN ANY COURT HEREINABOVE SPECIFIED IN THIS SECTION 12.10 AS WELL AS
                                                      -------------
ANY RIGHT IT MAY NOW OR HEREAFTER HAVE TO REMOVE ANY SUCH ACTION OR PROCEEDING, ONCE COMMENCED, TO ANOTHER COURT ON THE GROUNDS OF FORUM NON CONVENIENS OR
                                                   ----- --- ----------
OTHERWISE. THE PLEDGOR AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW.

          SECTION 12.11   WAIVER OF JURY TRIAL.  THE PARTIES HERETO HEREBY
                          --------------------
KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING, CLAIM OR COUNTERCLAIM CONCERNING ANY RIGHTS UNDER THIS PLEDGE AGREEMENT OR UNDER ANY OTHER DOCUMENT OR AGREEMENT DELIVERED OR WHICH MAY IN THE FUTURE BE DELIVERED IN CONNECTION HEREWITH OR THEREWITH, AND AGREE THAT ANY SUCH ACTION, PROCEEDING, CLAIM OR COUNTERCLAIM SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY; THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE AGENT ENTERING INTO THIS PLEDGE AGREEMENT.

          SECTION 12.12  Successors and Assigns.  This Pledge Agreement shall be
                         ----------------------
binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns; provided, however, that the Pledgor may not
                                   --------  -------
assign or transfer its rights or obligations hereunder without the prior written consent of the Agent.

          IN WITNESS WHEREOF, the parties hereto have caused this Pledge Agreement to be duly executed and delivered under seal as of the date first above written.


                              NOVA CORPORATION
                              a Georgia corporation, as Pledgor


                              By: _______________________________
                              Its: ______________________________

                              Address:  One Concourse Parkway
                                         Suite 300
                                         Atlanta, Georgia  30328

                              Fax:      (770) 698-1013


Attested to by:

____________________
____________________                       [Corporate Seal]


                              BANK OF AMERICA NATIONAL TRUST AND SAVINGS
                              ASSOCIATION, as Agent

                              By: _______________________________
                              Its: ______________________________

                              Address:

                              1455 Market Street, 12th Floor
                              San Francisco, CA  94103
                              Attn: Agency Management Services
                              #5596

                              Facsimile: (415) 622-4894

                                   SCHEDULE I

                   LISTING OF STOCK PLEDGED (PLEDGED SHARES)


          NOVA Information Systems, Inc. has 20,500,000 shares of authorized capital stock, of which 20,000,000 have been designated as common stock and 500,000 have been designated as preferred stock.

          The following are all of the issued and outstanding shares of NOVA Information Systems, Inc. as of October 27, 1997.

Certificate                      Number of
Number                            Shares
-----------  -------------------------------------------------
18           652,850 Shares of Common Stock
 5           15,515.34 Shares of Series A Convertible
             Preferred Stock
 2           10,027 Shares of SEries B Convertible Preferred
             Stock
 2           3,029 Shares of Series C Convertible Preferred
             Stock
 3           5,000 Shares of Series D Non-Convertible
             Preferred Stock

          All of the shares of Common Stock described above have voting rights. Series A, Series B and Series C Preferred Stock have the power to vote for The Board of Directors. Series D Preferred Stock do not have voting rights other than those guaranteed by the Georgia Corporation Code.

          All of the issued and outstanding shares of NOVA Information Systems, Inc. are owned by NOVA Corporation.

                                    ANNEX I

                               PLEDGE SUPPLEMENT


BANK OF AMERICA NATIONAL TRUST
AND SAVINGS ASSOCIATION,
  as Agent for the Lenders
  and the Issuing Lender
Agency Administrative Services #5596
1850 Gateway Boulevard, 5th Floor
Concord, Ca 94520-3281

Attention:  NOVA Information Systems, Inc.

Ladies and Gentlemen:

          This Pledge Supplement is delivered to you pursuant to (i) the Credit Agreement, dated as of October 27, 1997 (as amended or modified, the "Credit Agreement"), among NOVA Information Systems, Inc., a Georgia corporation (the "Borrower"), the lenders that are or from time to time become party thereto (the "Lenders"), the Issuing Lender and Bank of America National Trust and Savings Association, as agent for the Lenders and the Issuing Lender (in such capacity, the "Agent") and (ii) the Pledge Agreement, dated as of October 27, 1997 (herein, as the same may from time to time be amended or modified and in effect, called the "Pledge Agreement"), by the Borrower in favor of the Agent. Unless otherwise defined herein, capitalized terms used herein have the meanings provided in the Pledge Agreement.

          Schedule I of the Pledge Agreement is hereby supplemented by adding the following thereto:

           [Describe shares of stock, etc.]

          The Borrower has caused this Pledge Supplement to be executed and delivered by a Responsible Officer this __th day of ________, 1997.

                                     NOVA INFORMATION SYSTEMS, INC.


                                     By:___________________________
                                     Name:_________________________
                                     Title:________________________

                                   EXHIBIT F

                            FORM OF PARENT GUARANTY


          THIS GUARANTY, dated as of October 27, 1997 (herein called this "Guaranty"), is executed by the undersigned in favor of Bank of America National Trust and Savings Association, as agent for the Lenders and the Issuing Lender under the Credit Agreement referred to below (in such capacity, together with any successor thereto in such capacity, called the "Agent"). Unless otherwise defined herein, capitalized terms used herein have the meanings provided in said Credit Agreement.

                               W I T N E S E T H:
                               - - - - - - - - -

          WHEREAS, NOVA Information Systems, Inc., a Georgia corporation (the "Borrower"), has entered into a Credit Agreement, dated as of October 27, 1997 (as amended or otherwise modified from time to time, the "Credit Agreement") with the lenders who are or may become party to the Credit Agreement (together with their respective successors and assigns, the "Lenders"), the Issuing Lender and the Agent, pursuant to which the Lenders and the Issuing Lender have agreed to make Loans to and issue or participate in the issuance of Letters of Credit for the account of the Borrower; and

          WHEREAS, the undersigned will benefit from the making of Loans and the issuance of the Letters of Credit pursuant to the Credit Agreement and is willing to guaranty the Liabilities (as defined below) as hereinafter set forth;

          NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned hereby, as primary obligor and not merely as surety, guarantees the full and prompt payment when due, whether at stated maturity, by required prepayment, declaration, demand, acceleration or otherwise (including amounts that would become due but for the operation of the automatic stay under section 362(a) of the Bankruptcy Code (11 U.S.C. (S) 362(a)), and at all times thereafter, of all obligations (monetary or otherwise) of the Borrower to each of the Lenders, the Issuing Lender and the Agent, howsoever created, arising or evidenced, whether direct or indirect, absolute or contingent, now or hereafter existing, or due or to become due, including (without limitation) all obligations which arise out of or in connection with the Credit Agreement or any Related Document, in each case as the same may be amended, modified, extended or renewed from time to time (all such obligations being herein collectively called the "Liabilities"), and the undersigned further agrees to pay all reasonable expenses (including reasonable attorneys' fees and legal expenses) paid or incurred by the Lenders, the Issuing Lender and the Agent in endeavoring to collect the Liabilities, or any part thereof, and in enforcing this Guaranty; provided, however, that the liability
                                         --------  -------
of the undersigned hereunder shall be limited to the maximum amount of the Liabilities which the undersigned may guaranty without violating any fraudulent conveyance or fraudulent transfer law (plus all costs and expenses paid or incurred by the Agent, the Lenders or the Issuing Lender in enforcing this Guaranty against the undersigned).

          1. The undersigned agrees that, in the event of the occurrence of an Event of Default pursuant to Section 14.1.3 of the Credit Agreement, and if any such event shall occur at a time when any of the Liabilities may not then be due and payable, the undersigned will pay to the Agent for the benefit of the Lenders and the Issuing Lender forthwith the full amount which would be payable hereunder by the undersigned if all Liabilities were then due and payable.

          2. To secure all obligations of the undersigned hereunder, the Agent for the benefit of the Lenders and the Issuing Lender shall have a lien upon and security interest in (and may, without demand or notice of any kind, at any time and from time to time when any amount shall be due and payable by the undersigned hereunder, appropriate and apply toward the payment of such amount, in such order of application as the Agent may elect) any and all balances, credits, deposits (general or specific, time or demand, provisional or final), accounts or moneys of or in the name of the undersigned now or hereafter maintained with the Agent, any Lender or the Issuing Lender and any and all property of every kind or description of or in the name of the undersigned now or hereafter, for any reason or purpose whatsoever, in the possession or control of, or in transit to, the Agent, any Lender or the Issuing Lender or any agent or bailee for the Agent, any Lender or the Issuing Lender.

          3. This Guaranty shall in all respects be a continuing, absolute and unconditional guaranty, and shall remain in full force and effect (notwithstanding, without limitation, the dissolution of the undersigned or that at any time or from time to time all Liabilities may have been paid in full), subject to discontinuance as to the undersigned only upon actual receipt by the Agent of written notice from the undersigned, or any person duly authorized and acting on behalf of the undersigned, of the discontinuance hereof as to the undersigned; provided, however, that no such notice of discontinuance shall
             --------  -------
affect or impair any of the agreements and obligations of the undersigned hereunder with respect to any and all Liabilities existing prior to the time of actual receipt of such notice by the Agent, any and all Liabilities created or acquired thereafter pursuant to any previous commitments created or acquired thereafter pursuant to any previous commitments made by the Agent, the Lenders or the Issuing Lender, any and all extensions or renewals of any of the foregoing, any and all interest on any of the foregoing, and any and all expenses paid or incurred by the Agent, any Lender or the Issuing Lender in endeavoring to collect any of the foregoing and in enforcing this Guaranty against the undersigned; and all of the agreements and obligations of the undersigned under this Guaranty shall, notwithstanding any such notice of discontinuance, remain fully in effect until all such Liabilities (other than Liabilities which expressly survive the payment in full of the Loans and LC Obligations and the termination of the Commitments but including any extensions or renewals of any thereof) and all such interest and expenses shall have been paid in full and all Commitments have terminated.

          4. The undersigned further agrees that, if at any time all or any part of any payment theretofore applied by the Agent to any of the Liabilities is or must be rescinded or returned by the Agent, the Lenders or the Issuing Lender for any reason whatsoever (including, without limitation, the insolvency, bankruptcy or reorganization of the Borrower or the undersigned), such Liabilities shall, for the purposes of this Guaranty, to the extent that such payment is or must be rescinded or returned, be deemed to have continued in existence, notwithstanding such application by the Agent, and this Guaranty shall continue to be effective or be reinstated, as the case may be, as to such Liabilities, all as though such application by the Agent had not been made.

          5. The undersigned agrees that the Agent, any Lender or the Issuing Lender may, from time to time, whether before or after any discontinuance of this Guaranty, at its sole discretion and without notice to the undersigned, take any or all of the following actions without affecting the obligations of the undersigned hereunder:

          (a) Retain or obtain a security interest in any property to secure any of the Liabilities or any obligation hereunder;

          (b) Retain or obtain the primary or secondary obligation of any obligor or obligors, in addition to the undersigned with respect to any of the Liabilities;

          (c) Extend or renew for one or more periods (whether or not longer than the original period), or alter or exchange, any of the Liabilities, or release or compromise any obligation of the undersigned hereunder or any obligation of any nature of the undersigned with respect to any of the Liabilities;

          (d) Release its security interest in, or surrender, release or permit any substitution or exchange for, all or any part of any property securing any of the Liabilities or any obligation hereunder, or extend or renew for one or more periods (whether or not longer than the original period) or release, compromise, alter or exchange any obligations of any nature of any obligor with respect to any such property; and

          (e) Resort to the undersigned for payment of any of the Liabilities, whether or not the Agent (i) shall have resorted to any property securing any of the Liabilities or any obligation hereunder or (ii) shall have proceeded against any other obligor primarily or secondarily obligated with respect to any of the Liabilities (all of the actions referred to in preceding clauses (i) and (ii) being hereby expressly waived by the
               -----------     ----
     undersigned).

          6. Any amounts received by the Agent from whatsoever source on account of the Liabilities may be applied in whole or in part by the Agent against, all or any part of the Liabilities in such order as the Agent shall elect.

          7. No payment made by or for the account of the undersigned pursuant to this Guaranty shall entitle the undersigned by subrogation or otherwise to any payment by the Borrower or from or out of any property of the Borrower and the undersigned shall not exercise any right or remedy against the Borrower or any property of the Borrower by reason of any performance by the undersigned of this Guaranty. The undersigned expressly waives, to the fullest extent permitted by law, all claims or rights of the undersigned against the Borrower, arising out of any payment by the undersigned under this Guaranty, whether arising by way of any subrogation, contribution, reimbursement or otherwise and agrees that, to the extent that any such rights may not be waived under applicable law, it will contribute such rights to the Borrower as a capital contribution concurrently with the arising of such rights.

          8.  The undersigned hereby expressly waives:

          (a) Notice of the acceptance by the Agent, any Lender or the Issuing Lender of this Guaranty;

          (b) Notice of the existence or creation or non-payment of all or any of the Liabilities;

          (c) Presentment, demand, notice of dishonor, protest and all other notices whatsoever; and

          (d) All diligence in collection or protection of or realization upon the Liabilities or any thereof, any obligation hereunder, or any security for or guaranty of any of the foregoing.

          9. The creation or existence from time to time of additional Liabilities to the Agent, the Lenders or the Issuing Lender or any of them is hereby authorized, without notice to the undersigned, and shall in no way affect or impair the rights of the Agent, the Lenders or the Issuing Lender or the obligations of the undersigned under this Guaranty of such additional Liabilities.

          10. Subject to the provisions of Section 16 of the Credit Agreement, the Agent, any Lender and the Issuing Lender may, from time to time, whether before or after any discontinuance of this Guaranty, without notice to the undersigned, assign or transfer any or all of the Liabilities or any interest therein; and, notwithstanding any such assignment or transfer or any subsequent assignment or transfer thereof, such Liabilities shall be and remain Liabilities for the purposes of this Guaranty, and each and every immediate and successive assignee or transferee of any of the Liabilities or of any interest therein shall, to the extent of the interest of such assignee or transferee in the Liabilities, be entitled to the benefits of this Guaranty to the same extent as if such assignee or transferee were a Lender; provided, however, that unless
                                              --------  -------
such Lender shall otherwise consent in writing, the Lender shall have an unimpaired right prior and superior to that of any such assignee or transferee, to enforce this Guaranty, for its benefit, as to those of the Liabilities which it has not assigned or transferred.

          11. The undersigned hereby warrants to the Agent, the Lenders and the Issuing Lender that the undersigned now has and will continue to have independent means of obtaining information concerning the affairs, financial condition and business of the Borrower. The Agent, the Lenders and the Issuing Lender shall not have any duty or responsibility to provide the undersigned with any credit or other information concerning the affairs, financial condition or business of the Borrower which may come into the Agent's, any such Lender's or the Issuing Lender's possession.

          12.  The undersigned hereby warrants and agrees that:

          (a) The undersigned is a corporation duly existing and in good standing under the laws of the State of Georgia and the undersigned is duly qualified and in good standing and authorized to do business in each jurisdiction where, because of the nature of its activities or properties, the failure to so qualify would have a Material Adverse Effect;

          (b) The undersigned has full power and authority to execute and deliver this Guaranty;

          (c) The execution, delivery and performance by the undersigned of this Guaranty are within the undersigned's powers, have been duly authorized by all necessary action, have received all necessary governmental approval (if any shall be required), and do not and will not contravene or conflict with any provision of law or of the organizational documents of the undersigned or of any agreement binding upon the undersigned;

          (d) This Guaranty is the legal, valid and binding obligation of the undersigned enforceable against the undersigned in accordance with its terms, except as enforceability may be limited by bankruptcy or other laws relating to or affecting creditors' rights generally or by equitable principles; and

          (e) This Guaranty will directly or indirectly benefit the undersigned.

          (f)  The representations and warranties set forth in Section 9 which
                                                               ---------
     relate to the undersigned are true and correct in all material respects.

          13. No delay on the part of the Agent, any Lender or the Issuing Lender in the exercise of any right or remedy shall operate as a waiver thereof, and no single or partial exercise by the Agent, any Lender or the Issuing Lender of any right or remedy shall preclude other or further exercise thereof or the exercise of any other right or remedy; nor shall any modification or waiver of any of the provisions of this Guaranty be binding upon the Agent, the Lenders and the Issuing Lender except as expressly set forth in a writing duly signed and delivered on behalf of the Agent for the benefit of the Lenders and the Issuing Lender. No action of the Agent, any Lender or the Issuing Lender permitted hereunder shall in any way affect or impair the rights of the Agent, any Lender or the Issuing Lender or the obligations of the undersigned under this Guaranty. For the purposes of this Guaranty, Liabilities shall include all obligations of the Borrower to the Agent, any Lender or the Issuing Lender, notwithstanding any right or power of the Borrower or anyone else to assert any claim or defense as to the invalidity or unenforceability of any such obligation, and no such claim or defense shall affect or impair the obligations of the undersigned hereunder. The undersigned agrees that the obligations of the undersigned under this Guaranty shall be absolute and unconditional irrespective of any circumstance whatsoever which might constitute a legal or equitable discharge or defense of the undersigned. The undersigned hereby acknowledges that there are no conditions to the effectiveness of this Guaranty.

          14. Pursuant to the Credit Agreement, (a) this Guaranty has been delivered to the Agent and (b) the Agent has been authorized to enforce this Guaranty on behalf of itself and each of the Lenders and the Issuing Lender. All payments by the undersigned pursuant to this Guaranty shall be made to the Agent for the ratable benefit of the Lenders.

          15. This Guaranty shall be binding upon the undersigned, and upon any successors and assigns of the undersigned.

          16. THIS GUARANTY HAS BEEN DELIVERED AT CHICAGO, ILLINOIS, AND SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO ITS PRINCIPLES OF CHOICE OF LAW. WHEREVER POSSIBLE EACH PROVISION OF THIS GUARANTY SHALL BE INTERPRETED IN SUCH MANNER AS TO BE EFFECTIVE AND VALID UNDER APPLICABLE LAW, BUT IF ANY PROVISION OF THIS GUARANTY SHALL BE PROHIBITED BY OR INVALID UNDER SUCH LAW, SUCH PROVISION SHALL BE INEFFECTIVE TO THE EXTENT OF SUCH PROHIBITION OR INVALIDITY, WITHOUT INVALIDATING THE REMAINDER OF SUCH PROVISION OR THE REMAINING PROVISIONS OF THIS GUARANTY.

          17. The undersigned hereby irrevocably agrees that any legal action or proceeding pertaining to this Guaranty may be brought in the courts of the State of New York , or of the United States of America for the Southern District of New York , and by its execution and delivery hereof the undersigned irrevocably submits to the jurisdiction of such courts and appoints Prentice-Hall, having an address as of the date hereof of 33 North LaSalle Street, Chicago, Illinois 60602, as its agent to receive service of process in any such action or proceeding. The undersigned hereby irrevocably agrees that service of process in such action or proceeding may be made either by mailing, by registered or certified mail, postage prepaid, a copy of the summons or complaint, or other legal process in such action or proceeding to the undersigned at the address shown on the signature page hereof, or by delivering a copy of such process to the undersigned in care of the undersigned's agent for such purpose at such agent's address in Chicago, Illinois. Service of process in any such action or proceeding, effected as aforesaid, shall be effective upon receipt by the undersigned or such agent and shall be deemed personal service upon the undersigned and shall be legal and binding upon the undersigned for all purposes, notwithstanding any failure by the undersigned's agent to forward copies of such process to the undersigned. The undersigned hereby waives, to the fullest extent permitted by law, any objection it may now or hereafter have to the laying of venue in any such action or proceeding in any such court as well as any right it may now or hereafter have to remove any such action or proceeding, once commenced, to another court on the grounds of forum non conveniens or otherwise.

          18. THE UNDERSIGNED AND (BY ACCEPTING THE BENEFITS HEREOF) THE AGENT, EACH LENDER AND THE ISSUING LENDER, HEREBY EXPRESSLY WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS (A) UNDER THIS GUARANTY OR UNDER ANY AMENDMENT, INSTRUMENT, DOCUMENT OR AGREEMENT DELIVERED OR WHICH MAY IN THE FUTURE BE DELIVERED IN CONNECTION HEREWITH OR (B) ARISING FROM ANY BANKING RELATIONSHIP EXISTING IN CONNECTION WITH THIS GUARANTY, AND AGREES THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY.

          19. THE UNDERSIGNED FURTHER AGREES TO PERFORM ALL OF THE COVENANTS AND OTHER PROVISIONS OF THE CREDIT AGREEMENT WHICH RELATE TO IT.


                             *         *          *

   IN WITNESS WHEREOF, this Guaranty has been duly executed and delivered under seal as of the day and year first above written.


                                                      NOVA CORPORATION


By:______________________________
Name:  __________________________
Title:___________________________


Attested to by:

____________________
____________________

                                               [Corporate Seal]

                                   EXHIBIT G

                          FORM OF SUBSIDIARY GUARANTY


          THIS GUARANTY, dated as of October 27, 1997 (herein called this "Guaranty"), is executed by the undersigned in favor of Bank of America National Trust and Savings Association, as agent for the Lenders and the Issuing Lender under the Credit Agreement referred to below (in such capacity, together with any successor thereto in such capacity, called the "Agent"). Unless otherwise defined herein, capitalized terms used herein have the meanings provided in said Credit Agreement.

                               W I T N E S E T H:
                               - - - - - - - - -

          WHEREAS, NOVA Information Systems, Inc., a Georgia corporation (the "Borrower"), has entered into a Credit Agreement, dated as of October 27, 1997 (as amended or otherwise modified from time to time, the "Credit Agreement") with the lenders who are or may become party to the Credit Agreement (together with their respective successors and assigns, the "Lenders"), the Issuing Lender and the Agent, pursuant to which the Lenders and the Issuing Lender have agreed to make Loans to and issue or participate in the issuance of Letters of Credit for the account of the Borrower; and

          WHEREAS, the undersigned will benefit from the making of Loans and the issuance of the Letters of Credit pursuant to the Credit Agreement and is willing to guaranty the Liabilities (as defined below) as hereinafter set forth;

          NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned hereby, as primary obligor and not merely as surety, guarantees the full and prompt payment when due, whether at stated maturity, by required prepayment, declaration, demand, acceleration or otherwise (including amounts that would become due but for the operation of the automatic stay under section 362(a) of the Bankruptcy Code (11 U.S.C. (S) 362(a)), and at all times thereafter, of all obligations (monetary or otherwise) of the Borrower to each of the Lenders, the Issuing Lender and the Agent, howsoever created, arising or evidenced, whether direct or indirect, absolute or contingent, now or hereafter existing, or due or to become due, including (without limitation) all obligations which arise out of or in connection with the Credit Agreement or any Related Document, in each case as the same may be amended, modified, extended or renewed from time to time (all such obligations being herein collectively called the "Liabilities"), and the undersigned further agrees to pay all reasonable expenses (including reasonable attorneys' fees and legal expenses) paid or incurred by the Lenders, the Issuing Lender and the Agent in endeavoring to collect the Liabilities, or any part thereof, and in enforcing this Guaranty; provided, however, that the liability
                                         --------  -------
of the undersigned hereunder shall be limited to the maximum amount of the Liabilities which the undersigned may guaranty without violating any fraudulent conveyance or fraudulent transfer law (plus all costs and expenses paid or incurred by the Agent, the Lenders or the Issuing Lender in enforcing this Guaranty against the undersigned).

          1. The undersigned agrees that, in the event of the occurrence of an Event of Default pursuant to Section 14.1.3 of the Credit Agreement, and if any such event shall occur at a time when any of the Liabilities may not then be due and payable, the undersigned will pay to the Agent for the benefit of the Lenders and the Issuing Lender forthwith the full amount which would be payable hereunder by the undersigned if all Liabilities were then due and payable.

          2. To secure all obligations of the undersigned hereunder, the Agent for the benefit of the Lenders and the Issuing Lender shall have a lien upon and security interest in (and may, without demand or notice of any kind, at any time and from time to time when any amount shall be due and payable by the undersigned hereunder, appropriate and apply toward the payment of such amount, in such order of application as the Agent may elect) any and all balances, credits, deposits (general or specific, time or demand, provisional or final), accounts or moneys of or in the name of the undersigned now or hereafter maintained with the Agent, any Lender or the Issuing Lender and any and all property of every kind or description of or in the name of the undersigned now or hereafter, for any reason or purpose whatsoever, in the possession or control of, or in transit to, the Agent, any Lender or the Issuing Lender or any agent or bailee for the Agent, any Lender or the Issuing Lender.

          3. This Guaranty shall in all respects be a continuing, absolute and unconditional guaranty, and shall remain in full force and effect (notwithstanding, without limitation, the dissolution of the undersigned or that at any time or from time to time all Liabilities may have been paid in full), subject to discontinuance as to the undersigned only upon actual receipt by the Agent of written notice from the undersigned, or any person duly authorized and acting on behalf of the undersigned, of the discontinuance hereof as to the undersigned; provided, however, that no such notice of discontinuance shall
             --------  -------
affect or impair any of the agreements and obligations of the undersigned hereunder with respect to any and all Liabilities existing prior to the time of actual receipt of such notice by the Agent, any and all Liabilities created or acquired thereafter pursuant to any previous commitments made by the Agent, the Lenders or the Issuing Lender, any and all extensions or renewals of any of the foregoing, any and all interest on any of the foregoing, and any and all expenses paid or incurred by the Agent, any Lender or the Issuing Lender in endeavoring to collect any of the foregoing and in enforcing this Guaranty against the undersigned; and all of the agreements and obligations of the undersigned under this Guaranty shall, notwithstanding any such notice of discontinuance, remain fully in effect until all such Liabilities (other than Liabilities which expressly survive the payment in full of the Loans and LC Obligations and the termination of the Commitments but including any extensions or renewals of any thereof) and all such interest and expenses shall have been paid in full and all Commitments have terminated.

          4. The undersigned further agrees that, if at any time all or any part of any payment theretofore applied by the Agent to any of the Liabilities is or must be rescinded or returned by the Agent, the Lenders or the Issuing Lender for any reason whatsoever (including, without limitation, the insolvency, bankruptcy or reorganization of the Borrower or the undersigned), such Liabilities shall, for the purposes of this Guaranty, to the extent that such payment is or must be rescinded or returned, be deemed to have continued in existence, notwithstanding such application by the Agent, and this Guaranty shall continue to be effective or be reinstated, as the case may be, as to such Liabilities, all as though such application by the Agent had not been made.

          5. The undersigned agrees that the Agent, any Lender or the Issuing Lender may, from time to time, whether before or after any discontinuance of this Guaranty, at its sole discretion and without notice to the undersigned, take any or all of the following actions without affecting the obligations of the undersigned hereunder:

          (a) Retain or obtain a security interest in any property to secure any of the Liabilities or any obligation hereunder;

          (b) Retain or obtain the primary or secondary obligation of any obligor or obligors, in addition to the undersigned with respect to any of the Liabilities;

          (c) Extend or renew for one or more periods (whether or not longer than the original period), or alter or exchange, any of the Liabilities, or release or compromise any obligation of the undersigned hereunder or any obligation of any nature of the undersigned with respect to any of the Liabilities;

          (d) Release its security interest in, or surrender, release or permit any substitution or exchange for, all or any part of any property securing any of the Liabilities or any obligation hereunder, or extend or renew for one or more periods (whether or not longer than the original period) or release, compromise, alter or exchange any obligations of any nature of any obligor with respect to any such property; and

          (e) Resort to the undersigned for payment of any of the Liabilities, whether or not the Agent (i) shall have resorted to any property securing any of the Liabilities or any obligation hereunder or (ii) shall have proceeded against any other obligor primarily or secondarily obligated with respect to any of the Liabilities (all of the actions referred to in preceding clauses (i) and (ii) being hereby expressly waived by the
               -----------     ----
     undersigned).

          6. Any amounts received by the Agent from whatsoever source on account of the Liabilities may be applied in whole or in part by the Agent against, all or any part of the Liabilities in such order as the Agent shall elect.

          7. No payment made by or for the account of the undersigned pursuant to this Guaranty shall entitle the undersigned by subrogation or otherwise to any payment by the Borrower or from or out of any property of the Borrower and the undersigned shall not exercise any right or remedy against the Borrower or any property of the Borrower by reason of any performance by the undersigned of this Guaranty. The undersigned expressly waives, to the fullest extent permitted by law, all claims or rights of the undersigned against the Borrower, arising out of any payment by the undersigned under this Guaranty, whether arising by way of any subrogation, contribution, reimbursement or otherwise and agrees that, to the extent that any such rights may not be waived under applicable law, it will contribute such rights to the Borrower as a capital contribution concurrently with the arising of such rights.

          8.  The undersigned hereby expressly waives:

          (a) Notice of the acceptance by the Agent, any Lender or the Issuing Lender of this Guaranty;

          (b) Notice of the existence or creation or non-payment of all or any of the Liabilities;

          (c) Presentment, demand, notice of dishonor, protest and all other notices whatsoever; and

          (d) All diligence in collection or protection of or realization upon the Liabilities or any thereof, any obligation hereunder, or any security for or guaranty of any of the foregoing.

          9. The creation or existence from time to time of additional Liabilities to the Agent, the Lenders or the Issuing Lender or any of them is hereby authorized, without notice to the undersigned, and shall in no way affect or impair the rights of the Agent, the Lenders or the Issuing Lender or the obligations of the undersigned under this Guaranty of such additional Liabilities.

          10. Subject to the provisions of Section 16 of the Credit Agreement, the Agent, any Lender and the Issuing Lender may, from time to time, whether before or after any discontinuance of this Guaranty, without notice to the undersigned, assign or transfer any or all of the Liabilities or any interest therein; and, notwithstanding any such assignment or transfer or any subsequent assignment or transfer thereof, such Liabilities shall be and remain Liabilities for the purposes of this Guaranty, and each and every immediate and successive assignee or transferee of any of the Liabilities or of any interest therein shall, to the extent of the interest of such assignee or transferee in the Liabilities, be entitled to the benefits of this Guaranty to the same extent as if such assignee or transferee were a Lender; provided, however, that unless
                                              --------  -------
such Lender shall otherwise consent in writing, the Lender shall have an unimpaired right prior and superior to that of any such assignee or transferee, to enforce this Guaranty, for its benefit, as to those of the Liabilities which it has not assigned or transferred.

          11. The undersigned hereby warrants to the Agent, the Lenders and the Issuing Lender that the undersigned now has and will continue to have independent means of obtaining information concerning the affairs, financial condition and business of the Borrower. The Agent, the Lenders and the Issuing Lender shall not have any duty or responsibility to provide the undersigned with any credit or other information concerning the affairs, financial condition or business of the Borrower which may come into the Agent's, any such Lender's or the Issuing Lender's possession.

          12.  The undersigned hereby warrants and agrees that:

          (a) The undersigned is a corporation duly existing and in good standing under the laws of the State of Georgia and the undersigned is duly qualified and in good standing and authorized to do business in each jurisdiction where, because of the nature of its activities or properties, the failure to so qualify would have a Material Adverse Effect;

          (b) The undersigned has full power and authority to execute and deliver this Guaranty;

          (c) The execution, delivery and performance by the undersigned of this Guaranty are within the undersigned's powers, have been duly authorized by all necessary action, have received all necessary governmental approval (if any shall be required), and do not and will not contravene or conflict with any provision of law or of the organizational documents of the undersigned or of any agreement binding upon the undersigned;

          (d) This Guaranty is the legal, valid and binding obligation of the undersigned enforceable against the undersigned in accordance with its terms, except as enforceability may be limited by bankruptcy or other laws relating to or affecting creditors' rights generally or by equitable principles; and

          (e) This Guaranty will directly or indirectly benefit the undersigned.

          13. No delay on the part of the Agent, any Lender or the Issuing Lender in the exercise of any right or remedy shall operate as a waiver thereof, and no single or partial exercise by the Agent, any Lender or the Issuing Lender of any right or remedy shall preclude other or further exercise thereof or the exercise of any other right or remedy; nor shall any modification or waiver of any of the provisions of this Guaranty be binding upon the Agent, the Lenders and the Issuing Lender except as expressly set forth in a writing duly signed and delivered on behalf of the Agent for the benefit of the Lenders and the Issuing Lender. No action of the Agent, any Lender or the Issuing Lender permitted hereunder shall in any way affect or impair the rights of the Agent, any Lender or the Issuing Lender or the obligations of the undersigned under this Guaranty. For the purposes of this Guaranty, Liabilities shall include all obligations of the Borrower to the Agent, any Lender or the Issuing Lender, notwithstanding any right or power of the Borrower or anyone else to assert any claim or defense as to the invalidity or unenforceability of any such obligation, and no such claim or defense shall affect or impair the obligations of the undersigned hereunder. The undersigned agrees that the obligations of the undersigned under this Guaranty shall be absolute and unconditional irrespective of any circumstance whatsoever which might constitute a legal or equitable discharge or defense of the undersigned. The undersigned hereby acknowledges that there are no conditions to the effectiveness of this Guaranty.

          14. Pursuant to the Credit Agreement, (a) this Guaranty has been delivered to the Agent and (b) the Agent has been authorized to enforce this Guaranty on behalf of itself and each of the Lenders and the Issuing Lender. All payments by the undersigned pursuant to this Guaranty shall be made to the Agent for the ratable benefit of the Lenders.

          15. This Guaranty shall be binding upon the undersigned, and upon any successors and assigns of the undersigned.

          16. THIS GUARANTY HAS BEEN DELIVERED AT CHICAGO, ILLINOIS, AND SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO ITS PRINCIPLES OF CHOICE OF LAW. WHEREVER POSSIBLE EACH PROVISION OF THIS GUARANTY SHALL BE INTERPRETED IN SUCH MANNER AS TO BE EFFECTIVE AND VALID UNDER APPLICABLE LAW, BUT IF ANY PROVISION OF THIS GUARANTY SHALL BE PROHIBITED BY OR INVALID UNDER SUCH LAW, SUCH PROVISION SHALL BE INEFFECTIVE TO THE EXTENT OF SUCH PROHIBITION OR INVALIDITY, WITHOUT INVALIDATING THE REMAINDER OF SUCH PROVISION OR THE REMAINING PROVISIONS OF THIS GUARANTY.

          17. The undersigned hereby irrevocably agrees that any legal action or proceeding pertaining to this Guaranty may be brought in the courts of the State of New York , or of the United States of America for the Southern District of New York, and by its execution and delivery hereof the undersigned irrevocably submits to the jurisdiction of such courts and appoints Prentice-Hall, having an address as of the date hereof of 33 North LaSalle Street, Chicago, Illinois 60602, as its agent to receive service of process in any such action or proceeding. The undersigned hereby irrevocably agrees that service of process in such action or proceeding may be made either by mailing, by registered or certified mail, postage prepaid, a copy of the summons or complaint, or other legal process in such action or proceeding to the undersigned at the address shown on the signature page hereof, or by delivering a copy of such process to the undersigned in care of the undersigned's agent for such purpose at such agent's address in Chicago, Illinois. Service of process in any such action or proceeding, effected as aforesaid, shall be effective upon receipt by the undersigned or such agent and shall be deemed personal service upon the undersigned and shall be legal and binding upon the undersigned for all purposes, notwithstanding any failure by the undersigned's agent to forward copies of such process to the undersigned. The undersigned hereby waives, to the fullest extent permitted by law, any objection it may now or hereafter have to the laying of venue in any such action or proceeding in any such court as well as any right it may now or hereafter have to remove any such action or proceeding, once commenced, to another court on the grounds of forum non conveniens or otherwise.

          18. THE UNDERSIGNED AND (BY ACCEPTING THE BENEFITS HEREOF) THE AGENT, EACH LENDER AND THE ISSUING LENDER, HEREBY EXPRESSLY WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS (A) UNDER THIS GUARANTY OR UNDER ANY AMENDMENT, INSTRUMENT, DOCUMENT OR AGREEMENT DELIVERED OR WHICH MAY IN THE FUTURE BE DELIVERED IN CONNECTION HEREWITH OR (B) ARISING FROM ANY BANKING RELATIONSHIP EXISTING IN CONNECTION WITH THIS GUARANTY, AND AGREES THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY.


                                 *         *          *

          IN WITNESS WHEREOF, this Guaranty has been duly executed and delivered under seal as of the day and year first above written.


 _________________________________


By:______________________________
Name:____________________________
Title:___________________________


Attested to by:

____________________
____________________                   [Corporate Seal]

                                   EXHIBIT H

                             COMPLIANCE CERTIFICATE


BANK OF AMERICA NATIONAL TRUST
AND SAVINGS ASSOCIATION,
  as Agent for the Lenders
  and the Issuing Lender
Unit 5596
1455 Market Street, 12th FL
San Francisco, California  94103

Attention:  Wendy Young

Ladies and Gentlemen:

          This certificate (the "Certificate") is delivered to you pursuant to
Section 10.1.4 of the Credit Agreement, dated as of October 27, 1997 (as amended
--------------
or modified, the "Credit Agreement"), among NOVA Information Systems, Inc., a Georgia corporation (the "Borrower"), the lenders who are or from time to time become party thereto (the "Lenders"), Bank of America Illinois, as Issuing Lender and Bank of America National Trust and Savings Association, as agent for the Lenders and the Issuing Lender (in such capacity, the "Agent"). Unless otherwise defined herein, capitalized terms used herein have the meanings provided in the Credit Agreement.

          The undersigned hereby certifies and warrants to the Agent, the Issuing Lender and the Lenders that he is the chief financial officer of the Borrower (in such capacity, the "CFO") and that, as such, he is authorized to execute this Certificate on behalf of the Borrower and further certifies and warrants to the Agent, the Issuing Lender and the Lenders on behalf of the Borrower that as at ____________, 19__ (the "Computation Date") the following is a true and correct computation of the ratios and financial restrictions contained in the Credit Agreement:

      1. Section 12.1 - Fixed Charge Coverage Ratio  This ratio shall be
         ------------------------------------------
measured at the end of each Fiscal Quarter for the four consecutive Fiscal Quarters then ended.

          (a)  Adjusted Consolidated EBITDA  : $_______

          (b)  Operating lease payments :      $_______

          (c)  The sum of Items 1(a) and 1(b) :$_______

          (d)  Adjusted Consolidated Interest
               Charges :                       $_______

          (e)  Scheduled principal payments on
               Funded Indebtedness :           $_______

          (f)  Operating and capitalized lease
               payments :                      $_______

          (g)  Consolidated Capital
               Expenditures :                  $_______

          (h)  The sum of Items 1(d), 1(e), 1(f)
               and 1(g) :                      $_______

          (i)  The ratio of Item 1(c) to
               Item 1(h) :                      ___:___

          (j)  The ratio in Item 1(i) may not be
               less than the ratio applicable to such
               Fiscal Quarter, as set forth below :

               Four Consecutive Fiscal Quarters Ending
               ---------------------------------------
               __________, 199__.                      ___:___

               (Not to be less than 1.50:1)

          2.   Section 12.2 - Funded Debt Ratio  This ratio shall apply at all
               --------------------------------
times and shall be measured at the end of each Fiscal Quarter for the most recent four consecutive Fiscal Quarters then ended.

          (a)  Funded Indebtedness as of the
               Computation Date :              $_______

          (b)  Consolidated EBITDA for the
               four consecutive Fiscal Quarters
               then ended :                    $_______

          (c)  The ratio of Item 2(a) to Item
               2(b) :                           ___:___

          (d)  The ratio in Item 2(c) may not
               exceed the ratio applicable to such
               Fiscal Quarter, as set forth below :

               Four Consecutive Fiscal Quarters Ending
               ---------------------------------------
               ___________, 199__. (Not to exceed 3.00:1)
               ___:___

               (For purposes heretofore, Consolidated EBITDA shall be determined by including historical EBITDA for Acquisitions therefore made, but excluding Acquisition Adjustments relating to such Acquisitions).

          3.   Section 12.3  Credit Losses and Chargeback Losses  This test
               -------------------------------------------------
shall be measured at the end of each Fiscal Quarter for the most recent Four Fiscal Quarters then ended.

          (a)  Credit Losses :                              $_____

          (b)  Chargeback Losses :                          $_____

          (c)  The sum of Items 3 (a) and 3 (b) :           $_____

          (d)  Consolidated Revenue as of most recent
               Fiscal Quarter :                             $_____

          (e)  5% of item 3(d)                              $_____

          (f) Up to $5,000,000 of Credit and/or
              Chargeback Losses theretofore funded
              by Loans under the Credit Agreement           $_____

          (g)    Sum of Item 3(e) and 3(f)                  $_____

          (h)    Item 3(c) not to exceed Item 3(g)          $_____

          4.   Section 10.1.4 - Adjusted Funded Debt Ratio.  This ratio shall be
               -------------------------------------------
measured at the end of each Fiscal Quarter for the most recent four consecutive Fiscal Quarters then ended.

          (a)  Funded Indebtedness as of the
                Computation Date :                          $_______

          (b)  Consolidated EBITDA for the
               most recent four consecutive Fiscal
               Quarters then ended :                        $_______

          (c) Adjustments to Consolidated EBITDA            $_______

          (d)  Item 4(b) [plus/ minus] Item 4 (c)           $_______

          (e)  Ratio of Item 4(a) to Item 4 (d) :           ___:___


          The Borrower hereby certifies and warrants that as of the date hereof:

          (a)  No Default or Event of Default has occurred and is continuing.

          (b)  The representations and warranties of the Borrower contained in

Section 9, (except Sections 9.6, 9.7 and 9.8) are true and correct with the same
---------          ------------  ---     ---
effect as though made on the date hereof.

          (c) Except as disclosed to the Agent, the Issuing Lender and the Lenders in writing and agreed to in writing by the Required Lenders in their sole discretion, no Material Litigation not disclosed on Schedule 9.8 to the
                                                         ------------
Credit Agreement exists and since the Effective Date of the Credit Agreement, no Material Litigation Development has occurred with respect to any Litigation so disclosed on Schedule 9.8.
             ------------

          (d) No Material Adverse Change has occurred since the date of the most recent financial statements delivered or required to be delivered pursuant to Section 9.6 of the Credit Agreement except as disclosed to the Agent, the
   -----------
Issuing Lender and the Lenders in writing and agreed to in writing by the Required Lenders in their sole discretion.

          This certificate is given by the undersigned in his capacity as a corporate officer, and the undersigned shall have no personal liability with respect to the content hereof.

          IN WITNESS WHEREOF, the Borrower has caused this Certificate to be executed and delivered and the certifications and warranties contained herein to be made, by its Chief Financial Officer this ___ day of ________, 19__.

                              NOVA INFORMATION SYSTEMS, INC.



                              By:_______________________________
                              Name:_____________________________
                              Title:  Chief Financial Officer

                                   EXHIBIT I

                    OPINION OF LONG, ALDRIDGE & NORMAN, LLP

                                   EXHIBIT J

                         FORM OF OFFICER'S CERTIFICATE


BANK OF AMERICA NATIONAL TRUST
AND SAVINGS ASSOCIATION,
  as Agent for the Lenders
  and the Issuing Lender
High Technology #3697
555 California Street, 41/st/ Floor
San Francisco, CA 94104-1502

Attention: Michael McCutchin, Managing Director


Ladies and Gentlemen:

          This certificate (the "Certificate") is delivered to you pursuant to
Section 13.1.7 of the Credit Agreement, dated as of October 27, 1997 (as amended
--------------
or modified, the "Credit Agreement"), among NOVA Information Systems, Inc., a Georgia corporation (the "Borrower"), the lenders who are or from time to time become party thereto (the "Lenders"), the Issuing Lender and Bank of America National Trust and Savings Association, as agent for the Lenders and the Issuing Lender (in such capacity, the "Agent"). Unless otherwise defined herein, capitalized terms used herein have the meanings provided in the Credit Agreement.

          The undersigned hereby certifies and warrants to the Agent, the Issuing Lender and the Lenders that he is the [President/Vice President] of [the Parent] [the Borrower][Subsidiary] (the "Company"), and that, as such, he is authorized to execute this Certificate on behalf of the Company and further certifies and warrants to the Agent, the Issuing Lender and the Lenders on behalf of the Company that:

          1. The following named individuals are, and have been since __________ __, 19__,/1/ elected officers of the Company, and each holds the office of the Company set forth opposite his name. The signature written opposite the name and title of each such officer is his correct signature.

--------------------
/1/ Insert date occurring before any action taken with regard to the Credit Agreement or the Related Documents.

       Name                     Office                     Signature
       ----                     ------                     ---------

--------------------  ---------------------------  ----------------------------

--------------------  ---------------------------  ----------------------------

--------------------  ---------------------------  ----------------------------

          2.  Attached hereto as Annex A is a certified copy of the Articles of
                                 -------
Incorporation of the Company as filed in the Office of the Secretary of State of the State of [Georgia] on _______________, 19__, together with all amendments thereto adopted through the date hereof.

          3.  Attached hereto as Annex B is a true and correct copy of the By-
                                 -------
Laws of the Company which were duly adopted, and are in full force and effect of the date hereof.

          4.  Attached hereto as Annex C is a true and correct copy of
                                 -------
resolutions which were duly adopted on __________, 1995 [by unanimous written consent of the Board of Directors of the Company] [at a meeting of the Board of Directors of the Company duly called and held, at which meeting a quorum of such Board was at all times present in person and acting], and such resolutions have not been rescinded, amended or modified.

          This certificate is given by the undersigned in his capacity as a corporate officer, and the undersigned shall have no personal liability with respect to the content hereof.

          IN WITNESS WHEREOF, the Company has caused this certificate to be executed by the [President/Vice President] this ___ day of __________, 199_.


                                     [COMPANY]


                                     By:_______________________________
                                     Name:_____________________________
                                     Title:____________________________

          The undersigned hereby certifies and warrants to the Agent, the Issuing Lender and the Lenders that he is the [Secretary/Assistant Secretary] of the Company, and that, as such, he is authorized to execute this Certificate on behalf of the Company and further certifies and warrants to the Agent, the Issuing Lender and the Lenders on behalf of the Company that:

          1. [Name of Person making above certifications] is the duly elected and qualified [President/Vice President] of the Company and the signature above is his genuine signature.

          2. The certifications made by [name of Person making above certifications] in items 2, 3 and 4 above are true and correct.

          This certificate is given by the undersigned in his capacity as a corporate officer, and the undersigned shall have no personal liability with respect to the content hereof.

          IN WITNESS WHEREOF, the Company has caused this certificate to be executed by the [Secretary/Assistant Secretary] this ____ day of __________, 199_.


                                     [COMPANY]


                                     By:______________________________
                                     Name:____________________________
                                     Title:___________________________

                                   EXHIBIT K

                          FORM OF ASSIGNMENT AGREEMENT


          ASSIGNMENT AND ACCEPTANCE dated ______________, 19__ between ___________________________ (the "Assignor") and ____________________________
(the "Assignee").


                             PRELIMINARY STATEMENTS

          A. Reference is made to the Credit Agreement dated as of October 27, 1997 (as amended and modified, the "Credit Agreement") among NOVA Information Systems, Inc., a Georgia corporation (the "Borrower"), the lenders who are or from time to time become party thereto (the "Lenders"), the Issuing Lender and Bank of America National Trust and Savings Association, as agent for the Lenders and the Issuing Lender (in such capacity, the "Agent"). Unless otherwise defined herein, capitalized terms used herein have the meanings provided in the Credit Agreement.

          B. The Assignor is a Lender under and as defined in the Credit Agreement and, as such, presently holds a percentage of the rights and obligations of the Lenders under the Credit Agreement. On the terms and conditions set forth below, the Assignor desires to sell and assign to the Assignee, and the Assignee desires to purchase and assume from the Assignor, a ______% interest in and to all of the Assignor's rights and obligations under the Credit Agreement as of the Assignment Effective Date (as defined below) (the "Assigned Percentage").

          NOW, THEREFORE, the Assignor and the Assignee hereby agree as follows:

          1. The Assignor hereby sells and assigns to the Assignee, and the Assignee hereby purchases and assumes from the Assignor, the Assigned Percentage of the Assignor's rights and obligations under the Credit Agreement as of the Assignment Effective Date (including, without limitation, the Assigned Percentage of (i) the Assignor's Revolving Loan Commitment as in effect on the Assignment Effective Date, (ii) the Revolving Loans owing to the Assignor on the Assignment Effective Date and
     (iii) the Revolving Notes held by the Assignor on the Assignment Effective
     Date).

          2. The Assignor (i) represents and warrants that as of the date hereof its Commitment (without giving effect to assignments thereof which have not yet become effective) is

     $_____________; (ii) represents and warrants that it is the legal and beneficial owner of the interest being assigned by it hereunder and that such interest is free and clear of any adverse claim; (iii) makes no representations or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Credit Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement or any Related Document furnished pursuant thereto; (iv) makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrower or any guarantor or the performance or observance by the Borrower or any guarantor of any of their obligations under the Credit Agreement or any Related Document furnished pursuant thereto, and
     (v) attaches the Notes and requests that the Agent exchange such Notes for [new Notes, dated __________, 19__, in the principal amount of $___________ (Revolving Note), payable to the order of the Assignee] [new Notes dated ______________, 19__, in the principal amount of $_________ (Revolving
     Note), payable to the order of the Assignor].

          3. The Assignee (i) confirms that it has received a copy of the Credit Agreement, together with copies of such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter this Assignment and Acceptance; (ii) agrees that it will, independently and without reliance upon the Agent, the Issuing Lender, the Assignor or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement; (iii) appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under the Credit Agreement as are delegated to the Agent by the terms thereof, together with such powers as are reasonably incidental thereto; (iv) agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Credit Agreement are required to be performed by it as a Lender; (v) specifies as its Lending Office for Base Rate Loans (and address for notices) and Lending Office for Eurodollar Loans the offices set forth beneath its name on the signature page hereof; and (vi) represents and warrants that it is an Eligible Assignee as such term is defined in the Credit Agreement.

          4. The effective date for this Assignment and Acceptance shall be _______________ (the "Assignment

     Effective Date")./1/ Following the execution of this Assignment and Acceptance, it will be delivered to the Agent for acceptance and recording by the Agent.

          5. Upon such acceptance and recording, as of the Assignment Effective Date, (i) the Assignee shall be a party to the Credit Agreement and, to the extent provided in this Assignment and Acceptance, have the rights and obligations of a Lender thereunder and (ii) the Assignor shall, to the extent provided in this Assignment and Acceptance, relinquish its rights and be released from its obligations under the Credit Agreement.

          6. Upon such acceptance and recording, from and after the Assignment Effective Date, the Agent shall make all payments under the Credit Agreement and the Notes in respect of the interest assigned hereby (including, without limitation, all payments of principal, interest and commitment fees with respect thereto) to the Assignee. The Assignor and Assignee shall make all appropriate adjustments in payments under the Credit Agreement and the Notes for periods prior to the Assignment Effective Date directly between themselves.

--------------------
/1/ Such date shall be at least two (2) Business Days after the execution of this Assignment and Acceptance.

          7. This Assignment and Acceptance shall be governed by, and construed in accordance with, the internal laws of the State of New York .

                                     [NAME OF ASSIGNOR]

                                     By:  ______________________________
                                     Name:______________________________
                                     Title:_____________________________



                                     [NAME OF ASSIGNEE]

                                     By:  ______________________________
                                     Name:______________________________
                                     Title:_____________________________



                                     Lending Office (Base Rate Loans)
                                     (and address for notices)

                                                [Address]



                                     Lending Office (Eurodollar Rate Loans):

                                                [Address]



Accepted this _____ day
of ______________, 19__


BANK OF AMERICA NATIONAL TRUST
AND SAVINGS ASSOCIATION, as Agent


By: _________________________
Name:________________________
Title:_______________________

                                  EXHIBIT L-1

                       FORM OF CONFIRMATION OF NEW LENDER
                       ----------------------------------

                                  Section 2.4


          Reference is made to the Credit Agreement, dated as of October 27, 1997 (herein, as heretofore amended, modified or supplemented, called the "Credit Agreement"), among NOVA Information Systems, Inc., a Georgia corporation (the "Borrower"), the Lenders and Agent parties thereto. Terms used but not otherwise defined herein are used herein as defined in the Credit Agreement.

          1. As of __________, 199_ (the "Increase Commitment Date"), pursuant and subject to the provisions of Section 2.4 of the Credit Agreement (the "New
                                 -----------
Lender") hereby becomes a party to and a Lender under the Credit Agreement with a Commitment equal to $__________.

          2.  The New Lender acknowledges and agrees that:

          (a) neither any Agent nor any other Lender makes any representation or warranty or assumes any responsibility with respect to any statements, warranties or representations made in or in connection with the Credit Agreement or any other instrument or document furnished pursuant thereto or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement or any other instrument or document furnished pursuant thereto,

          (b) neither any Agent nor any other Lender makes any representation or warranty or assumes any responsibility with respect to the financial condition or creditworthiness of the Borrower or the performance or observance by the Borrower of any of its obligations under the Credit Agreement or any other instrument or document furnished pursuant thereto,

          (c) the New Lender (i) has made and will continue to make such inquiries and has taken and will continue to take such care on its own behalf as would have been the case had it made Loans directly to the Borrower without the intervention of any Agent or any other Person, and
     (ii) has made and will continue to make its own credit analysis and decisions relating to the Credit Agreement independently and without reliance upon any Agent or any other Person, and


                                     L-1-1
     based on such documents and information as it has deemed appropriate.

          3. If the New Lender is a Non-United States Person, it hereby agrees to deliver to the Agent a written representation and warranty substantially
similar to that contained in Section        of the Credit Agreement.
                             --------------

          This Confirmation shall be governed by, and construed in accordance with, the laws of the State of New York without regard to conflict of laws principles.

                              __________________________________


                              By:___________________________
                                    Name:___________________


                              Copies of all notices, etc,
                              should be sent to:

                              Attention:____________________
                              Telephone:____________________
                              Telecopy: ____________________
                              Telex:    ____________________

                              Lending Office (Base Rate Loans):



                              Lending Office (Eurodollar Rate Loans):



Accepted this ____ day
of _______, 19__.


                                     L-1-2

                                  EXHIBIT L-2

                     FORM OF CONFIRMATION OF STEP-UP LENDER
                     --------------------------------------
                                  Section 2.4

          Reference is made to the Credit Agreement, dated as of October 27, 1997 (herein, as heretofore amended, modified or supplemented, called the "Credit Agreement"), among NOVA Information Systems, Inc., a Georgia corporation (the "Borrower"), and the Lenders and Agent parties thereto. Terms used but not otherwise defined herein are used herein as defined in the Credit Agreement.

          As of _______ 19__ (the "Increase Commitment Date"), pursuant and subject to the provisions of Section 2.4 of the Credit Agreement, ___________
                             -----------
(the "Step-up Lender") increases its Commitment from $______ to $______.

          This Confirmation shall be governed by, and construed in accordance with, the laws of the State of New York without regard to conflict of laws principles.

                                    [NAME OF ____________
                                     STEP-UP LENDER]


                                    By:___________________________
                                         Title:___________________


                                    Copies of all notices, etc,
                                    should be sent to:




                                    Attention:____________________
                                    Telephone:____________________
                                    Telecopy: ____________________
                                    Telex:    ____________________


                                    Lending Office (Base Rate Loans):

                                    ------------------------------
                                    ------------------------------
                                    ------------------------------


                                     L-2-1

                                    Lending Office (Eurodollar Rate Loans):

                                    ------------------------------
                                    ------------------------------
                                    ------------------------------


Accepted this __ day
of ____________, 19__.

BANK OF AMERICAN NATIONAL TRUST
AND SAVINGS ASSOCIATION as Agent

By:_____________________________
     Title:_____________________